UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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Cushman & Wakefield plc

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PRELIMINARY PROXY – SUBJECT TO COMPLETION

225 West Wacker Drive

Chicago, Illinois 60606

April [7], 2021

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Cushman & Wakefield plc, I am pleased to share with you the enclosed materials relating to our annual general meeting of shareholders for 2021, which is being held on May 6, 2021 at 8:00 a.m. (Central Time). The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

In light of the continuing COVID-19 (coronavirus) pandemic, shareholders are strongly discouraged from attending our meeting in person this year, as it may not be safe or lawful for shareholders to do so. Nevertheless, your vote is very important. We are pleased to offer multiple options for voting your ordinary shares. You may vote by telephone, via the internet or by mail, as described in the accompanying proxy statement.

Thank you for your support of Cushman & Wakefield plc.

Sincerely yours,

Brett White

Executive Chairman and Chief Executive Officer

Notice of 2021 Annual General Meeting of Shareholders

May 6, 2021

8:00 a.m. (Central Time)

225 West Wacker Drive, Boardroom, 30th Floor

Chicago, Illinois 60606

AGENDA:

1.	Election of the three Class III Board nominated directors named in the Proxy Statement: Timothy Dattels, Lincoln Pan and Rajeev Ruparelia.

2.	Ratification of KPMG LLP as our independent registered public accounting firm.

3.	Appointment of KPMG LLP as our UK Statutory Auditor.

4.	Authorization of the Audit Committee to determine the compensation of our UK Statutory Auditor.

5.	Non-binding, advisory vote on the compensation of our named executive officers (“Say-on-Pay”).

6.	Non-binding, advisory vote on our director compensation report.

7.	Vote to approve our revised director compensation policy.

8.	Vote to approve an amendment and restatement of our 2018 Omnibus Management Share and Cash Incentive Plan.

9.	Special resolution to adopt and approve Amended Articles of Association to permit us to hold virtual Annual General Meetings in the future.

Our Articles of Association do not currently provide us with the ability to hold a virtual annual general meeting of shareholders (the “Annual Meeting”). Although the UK legislature previously undertook action to permit public limited companies such as us to hold virtual meetings, such relief is scheduled to expire prior to our planned Annual Meeting date. In order to comply with UK law, we intend to convene our Annual Meeting in person, even though we may be required to exclude public shareholders due to ongoing restrictions or public health guidance. As such, shareholders are strongly discouraged from attending the Annual Meeting in person, and shareholders are cautioned that such attendance may not be safe or lawful. While we regret that the COVID-19 pandemic may preclude shareholder attendance at this year’s Annual Meeting, you are strongly encouraged to complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions. Only shareholders of record as of March 31, 2021 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof.

April [7], 2021

By Order of the Board of Directors

Brett Soloway

Executive Vice President, General Counsel and Corporate Secretary

This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April [ ], 2021.

References in this Proxy Statement to “Cushman,” “the Company,” “we,” “us” or “our” refer to Cushman & Wakefield plc and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements, and our UK Annual Report and Accounts for the fiscal year ended December 31, 2020, are being mailed simultaneously with this Proxy Statement to each shareholder and will also be available at http://ir.cushmanwakefield.com.

PROXY SUMMARY INFORMATION

To assist you in reviewing the proposals to be voted upon at the Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting

Shareholders of record as of March 31, 2021 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.investorvote.com/CWK. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call +1 800-652-8683 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Due to the COVID-19 (coronavirus) pandemic, shareholders are strongly discouraged from attending the Annual Meeting in person, and shareholders are cautioned that such attendance may not be safe or lawful.

Voting Matters and Board Recommendations

Proposal	Board Vote Recommendations
Election of directors (page 1)	✓ FOR each Director Nominee

Ratification of KPMG LLP as independent registered public accounting firm (page 10)	✓ FOR

Appointment of KPMG LLP as UK Statutory Auditor (page 13)	✓ FOR

Authorization of the Audit Committee to determine the compensation of the UK Statutory Auditor (page 14)	✓ FOR

Non-binding, advisory vote on the compensation of named executive officers (“Say-on-Pay”) (page 15)	✓ FOR

Non-binding, advisory vote on the director compensation report (page 38)	✓ FOR

Vote to approve our revised director compensation policy (page 39)	✓ FOR

Vote to approve an amendment and restatement to our 2018 Omnibus Management Share and Cash Incentive Plan (page 40)	✓ FOR

Special resolution to adopt and approve Amended Articles of Association to permit us to hold virtual Annual General Meetings in the future (page 46)	✓ FOR

Fiscal Year 2020 Business Highlights

Cushman & Wakefield is a leading global commercial real estate services firm with an iconic brand and approximately 50,000 employees led by an experienced executive team. We operate from over 400 offices in 60 countries, managing over 4.1 billion square feet of commercial real estate space on behalf of institutional, corporate and private clients. We serve the world’s real estate owners and occupiers, delivering a broad suite of services through our integrated and scalable platform. Our business is focused on meeting the increasing demands of our clients through a comprehensive offering of services including Property, facilities and project management, Leasing, Capital markets, Valuation and other services. In 2020, 2019 and 2018, we generated revenues of $7.8 billion, $8.8 billion and $8.2 billion, respectively, and Fee revenues of $5.5 billion, $6.4 billion and $6.0 billion, respectively.

Since 2014, we have built our company organically and through the combination of DTZ, Cassidy Turley and Cushman & Wakefield, giving us the scale and global footprint to effectively serve our clients’ multinational businesses. The result is a global real estate services firm with the iconic Cushman & Wakefield brand, steeped in over 100 years of leadership. In 2020, 2019 and 2018, we were named #2 in our industry’s top brand study, the Lipsey Company’s Top 25 Commercial Real Estate Brands.

Our recent history has been a period of rapid growth and transformation for our company. Our experienced management team has been focused on integrating companies, driving operating efficiencies, realizing cost savings, attracting and retaining talent and improving financial performance. In August 2018, Cushman & Wakefield successfully completed an initial public offering, listing the firm on the New York Stock Exchange (NYSE: CWK).

Today, Cushman & Wakefield is one of the top three real estate services providers as measured by revenue and workforce. We have made significant investments in technology and workflows to support our growth strategy to improve our productivity and drive better outcomes for our clients.

The coronavirus (COVID-19) pandemic has left an extraordinary impact on the world and its effects are still being realized across sectors and industries. Our commitment during this unprecedented time remains to our clients and to our approximately 50,000 people who are working tirelessly to continue to deliver exceptional service and maintain essential operations in buildings we manage. We recognize all our employees for their dedication, but especially those janitors, tradespeople and building managers who put their lives at risk every time they leave their houses to ensure essential buildings are clean, safe and operational during the pandemic.

In 2020, Cushman & Wakefield launched a Global Employee Assistance Fund, part of a $5 million commitment to employee assistance programs to support our employees impacted by COVID-19. In addition, members of Cushman & Wakefield’s global management team chose to voluntarily forego a portion of their salaries in support of frontline employees, and all employees have been given the opportunity to make a charitable donation to the employee fund. We have also created a COVID-19 Executive Task Force that has implemented business continuity plans and taken a variety of actions to ensure the ongoing availability of our services, while also undertaking appropriate health and safety measures. This executive task force is comprised of representatives from every part of our business, including Health, Safety, and Security & Environment experts. The task force has authority to make timely, informed decisions relating to our business continuity planning and actions.

The COVID-19 pandemic had several significant effects on our business in 2020. For example, in 2020, Leasing Fee revenue declined 34% (local currency) and Capital markets Fee revenue declined 26% (local currency), compared to 2019. We also incurred and expect to continue to incur expenses related to operations and responses to any disruption caused by the pandemic.

In 2020, we achieved full year financial performance with the following results:

•	Revenue for the full year was $7.8 billion, down 10% (10% local currency). Fee revenue was $5.5 billion, down 15% (14% local currency).

•	Full year Net loss was $220.5 million, with Loss per share of $1.00 and Adjusted earnings per share of $0.81.

•	Full year Adjusted EBITDA was $504.3 million, down 30% (31% local currency).

For more complete information regarding our year 2020 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Adjusted EBITDA, Adjusted EBITDA margin, adjusted earnings per share and local currency are non-GAAP (generally accepted accounting principles) financial measures. Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. For definitions of these measures, reconciliations to the most closely comparable GAAP measure and explanations on the reasons our management uses such measures, please see pages 43-46 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You can obtain a free copy of our Annual Report on Form 10-K at the website of the Securities and Exchange Commission (the “SEC”), www.sec.gov, or by submitting a written request by (i) mail to Cushman & Wakefield plc, Attention: Investor Relations, 225 West Wacker Drive, Chicago, Illinois 60606, (ii) telephone at +1 312-338-7860 or (iii) e-mail at ir@cushwake.com.

Summary of Board Nominees

The following table provides summary information about each of the director nominees who is being voted on by shareholders at the Annual Meeting.

Name	Age	Director Since	Principal/Most Recent Occupation	Committees	Other Public Company Boards
Timothy Dattels*	63	2018	Co-Managing Partner of TPG Capital Asia	Compensation, Nominating and Corporate Governance	One

Lincoln Pan*	44	2017	Partner at PAG Asia Capital	Compensation, Nominating and Corporate Governance	None

Rajeev Ruparelia*	45	2014	Managing Director at Ontario Teachers’ Pension Plan	Nominating and Corporate Governance	None

*	Independent Director

Executive Compensation Highlights

Our Philosophy

Our compensation philosophy is to provide an attractive, flexible and effective compensation package to our executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive compensation program is designed to help us recruit, motivate and retain the caliber of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

One of our growth strategies is to recruit, hire and retain top talent. Our employees produce superior client results and position us to win additional business across our platform. We believe our people are the key to our business, and we have instilled an atmosphere of collective success. Our compensation policies and practices also allow us to communicate our goals and standards of conduct and performance and to motivate and reward employees for their achievements. In addition to aligning executive compensation strongly with shareholder interests, the same principles governing the compensation of our executive officers also apply to the compensation of all our employees, which include:

•	Retain and hire the best leaders.

•	Pay for performance.

•	Reward long-term growth and profitability.

•	Tie compensation to business performance.

•	Limited personal benefits.

Last Year’s Say-on-Pay Vote

At our 2020 annual general meeting of shareholders, shareholders approved our 2019 compensation of our named executive officers with 99% of the votes cast in favor of our practices. Given the high level of support, the Compensation Committee did not make any significant changes to its approach to executive compensation specifically as a result of this “say-on-pay” vote.

PROPOSAL 1 ELECTION OF DIRECTORS

Our Board has nominated three Class III directors for election at this Annual Meeting to hold office until the annual general meeting of shareholders to be held in 2024 and the election of their successors. All of the nominees were selected to serve on our Board based on:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;

•	mature judgment;

•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

The criteria for selecting director candidates is set out in the Corporate Governance Guidelines and in the charter of the Nominating and Corporate Governance Committee. Both of these documents are available at http://ir.cushmanwakefield.com/governance. In evaluating candidates, the Board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interest of all shareholders and provide practical insights and diverse perspectives. The Nominating and Corporate Governance Committee is responsible for identifying and screening candidates, for developing and recommending to the Board criteria for nominees, for evaluating candidates recommended or nominated by shareholders, for recommending to the Board all nominees for election to the Board at the annual general meeting of shareholders, and for recommending any other action with respect to candidates nominated by shareholders. The Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee authorize the Nominating and Corporate Governance Committee to determine the qualifications, qualities, skills and other expertise required to be a director but also sets out the following minimum qualification requirements:

•	integrity,

•	strength of character,

•	judgment

•	business experience,

•	specific areas of expertise,

•	ability to devote sufficient time to attendance at and preparation for Board meetings,

•	factors relating to composition of the Board (including size and structure), and

•	principles of diversity.

The Board has not introduced term or age limits. While term limits could help ensure that fresh ideas and viewpoints are available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increased insight into the Company and its operations and, therefore, provide significant contributions to the Board as a whole. As an alternative to term limits, the Nominating and Corporate Governance Committee reviews each director’s continued tenure on the Board annually.

The Nominating and Corporate Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or shareholder recommendations.

Although we do not have a formal policy with regard to the consideration of any director nominees recommended by shareholders, a shareholder or group of shareholders may recommend potential candidates for consideration. We do not have such a policy because the Nominating and Corporate Governance Committee believes that it can adequately evaluate any such nominees on a case-by-case basis.

Shareholders seeking to request that an individual be nominated as a director must generally deliver any such request and accompanying information in writing to the Corporate Secretary at 225 West Wacker Drive, Chicago, Illinois 60606 not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting. The request must include all information relating to such director nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named in the proxy statement as nominee and to serve as a director if elected. In addition, the request must include, among other things:

•	the nominating shareholder’s or shareholders’ name(s) and address(es) as they appear on the Company’s books;

•	the class and number of shares beneficially owned by the nominating shareholder(s);

•

any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Regulation 14A under the Exchange Act; and

•	to the extent known by the shareholder(s) giving notice, the name and address of any other shareholder(s) supporting the election of the director candidate.

2021 Director Nominees

Timothy Dattels

Age: 63

Director Since: 2018

Committees: Compensation, Nominating and Corporate Governance

Class III Director

Mr. Dattels was appointed to the board of directors of Cushman & Wakefield in 2018. Mr. Dattels is Co-Managing Partner of TPG Capital Asia. Prior to joining TPG in 2004, he served as a Partner and Managing Director of Goldman, Sachs & Co. Mr. Dattels serves or has served on the board of directors of BlackBerry Ltd., Parkway Holdings Ltd., Primedia, Inc., Shangri-La Asia Ltd. and Sing Tao News Corporation Ltd. and serves as a trustee of Jackson Laboratory and Vice Chairman of SFJazz. He holds a B.A. in business administration from the University of Western Ontario and an M.B.A. from Harvard Business School.

Specific Qualifications, Attributes and Skills: The Board believes that Mr. Dattels brings significant management and global operational expertise to the Board.

Lincoln Pan

Age: 44

Director Since: 2017

Committees: Compensation, Nominating and Corporate Governance

Class III Director

Mr. Pan was appointed to the board of directors of Cushman & Wakefield in 2017. Mr. Pan is a Partner at PAG. Prior to joining PAG, he was a Regional CEO for Willis Towers Watson. Mr. Pan has also previously worked at Advantage Partners, GE Capital and McKinsey & Company. He holds a B.A. in history and English from Williams College and a J.D. from Harvard Law School.

Qualifications, Attributes and Skills: The Board believes that Mr. Pan brings extensive experience driving business development and expansion to the Board.

Rajeev Ruparelia

Age: 45

Director Since: 2014

Committees: Nominating and Corporate Governance

Class III Director

Mr. Ruparelia was appointed to the board of directors of Cushman & Wakefield in 2014. Mr. Ruparelia has served as a Managing Director at Ontario Teachers’ Pension Plan (“OTPP”) since April 2019. From 2008 to April 2019, he served as a Director at OTPP. Prior to joining OTPP in 2008, he worked in investment banking at Credit Suisse Group (New York), in investments at Cadillac Fairview (OTPP’s wholly owned real estate subsidiary) and in the corporate finance group at Deloitte & Touche LLP. Mr. Ruparelia is also an observer on the board of Coway Co., Ltd. He holds a B.A. in economics from Wilfrid Laurier University and an M.B.A. from the Rotman School of Management at the University of Toronto.

Specific Qualifications, Attributes and Skills: The Board believes that Mr. Ruparelia brings significant experience in the management of complex organizations and skills in strategic planning to the Board.

Required Vote

A nominee must receive more votes “FOR” than “AGAINST” her or his re-election in order to be re-elected. Shareholders may vote “FOR” or “AGAINST” all three or any of the nominees or may elect to “ABSTAIN” their vote for all three or any of the nominees. Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

Recommendation

Our Board recommends that shareholders vote “FOR” all of the nominees.

CORPORATE GOVERNANCE

Corporate Governance	Compensation Accountability	Shareholder Rights

• 10 directors, 9 of whom are independent	• Share ownership requirements for non-employee directors and executive officers	• Shareholder rights to call special meetings

• Independent lead director	• Policy restricting trading, and prohibiting hedging and short-selling, of our shares	• Majority voting requirement for directors in uncontested elections

• Regular executive sessions of independent directors	• Compensation clawback policy for executive officers	• Advisory Say-on-Pay Vote — Annual

• All Board committees consist entirely of independent directors	• No gross-up for tax liabilities

• Robust Code of Business Conduct and Ethics and other governance policies

Shareholder Recommendations of Director Candidates

If you are a shareholder who would like to recommend a candidate for our Nominating and Corporate Governance Committee to consider for possible inclusion in our 2022 proxy statement, you must send notice to our Corporate Secretary at 225 West Wacker Drive, Chicago, Illinois 60606, by registered, certified or express mail, and provide a brief biography of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your share ownership. The Nominating and Corporate Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Election of Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 1.

Director Independence

Since our initial public offering in August 2018, our ordinary shares have been listed on the New York Stock Exchange (“NYSE”). Subject to certain exceptions, the NYSE rules require that (i) independent directors comprise a majority of a listed company’s board of directors and (ii) each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Members of the compensation committee and the audit committee of a listed company must also satisfy certain enhanced independence requirements under NYSE rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 10A-3.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that nine out of ten of our current directors are independent under NYSE rules. The independent directors are Messrs. Coslet, Dattels, McGinn, Miller, Pan and Ruparelia, and Mses. Brunner, McLean and Williamson. Our Board has also determined that Ms. Brunner, Mr. McGinn, Ms. McLean and Ms. Williamson, who comprise our Audit Committee, Mr. Dattels, Mr. McGinn and Mr. Pan, who comprise our Compensation Committee, and Mr. Dattels, Mr. Pan and Mr. Ruparelia, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees under the applicable rules of the NYSE and the Exchange Act.

Independent Director Meetings

Our independent directors regularly meet in executive session without management or management directors present. Our Lead Director presides at such meetings.

Board Composition

Our business and affairs are managed under the direction of our Board. As of March 17, 2020, Michelle MacKay resigned from our Board to become our Chief Operating Officer, and Ms. Brunner joined our Board on August 6, 2020. On March 26, 2021, Qi Chen resigned from our Board and we appointed Anthony Miller to serve as Ms. Chen’s replacement. Our Board is currently comprised of ten directors. Our Articles of Association provide that our Board will have a minimum of five and maximum of eleven directors. Our Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual general meeting of shareholders. Messrs. Dattels, Pan and Ruparelia serve as

Class III directors with a term expiring at the Annual Meeting. Ms. Brunner, Mr. Miller and Mr. Coslet serve as Class I directors with a term expiring in 2022. Mr. White, Mr. McGinn, Ms. McLean and Ms. Williamson serve as Class II directors with a term expiring in 2023. Upon the expiration of the term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Mr. White serves as the Executive Chairman of our Board and our CEO. When the Executive Chairman is also the CEO, our Corporate Governance Guidelines provide that our Board may elect one of our independent directors to serve as Lead Director. Mr. Dattels currently serves as our Lead Director and is responsible for serving as liaison between the Chairman and the independent directors, approving meeting agendas and schedules for the Board and presiding at executive sessions of the independent directors and any other Board meetings at which the Chairman is not present, among other responsibilities.

In connection with the closing of our initial public offering, we entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with TPG Global, LLC (“TPG”), PAG Asia Capital (“PAG”), and Ontario Teachers’ Pension Plan (“OTPP”, and collectively with TPG and PAG, the “Principal Shareholders”). The Shareholders’ Agreement provides that the Principal Shareholders have certain nomination rights to designate candidates for nomination to our Board. Subject to any restrictions under applicable law or the NYSE rules, each of TPG and PAG also has the ability to appoint one director to each board committee, and OTPP has the ability to appoint a director to the Nominating and Corporate Governance Committee.

As set forth in the Shareholders’ Agreement, for so long as each of TPG and PAG own at least 7.5% of our total ordinary shares outstanding as of the closing of our initial public offering, TPG and PAG will each be entitled to designate for nomination two of the seats on our Board. Thereafter, each of TPG and PAG will be entitled to designate for nomination one director so long as they each own at least 2.5% of our total ordinary shares outstanding as of the closing of our initial public offering. Further, for so long as OTPP owns at least 2.5% of our total ordinary shares outstanding as of the closing of our initial public offering, it will be entitled to designate for nomination one director on our Board.

We are required, to the extent permitted by applicable law, to take all necessary action (as defined in the Shareholders’ Agreement) to cause our Board and each Board committee to include certain persons designated by the Principal Shareholders in the slate of director nominees recommended by the Board for election by the shareholders and solicit proxies and consents in favor of such director nominees. Subject to the terms of the Shareholders’ Agreement, each Principal Shareholder agrees to vote its shares in favor of the election of the director nominees designated by each of the Principal Shareholders.

In accordance with the Shareholders’ Agreement, TPG has nominated Mr. Coslet and Mr. Dattels, PAG has nominated Mr. Pan and Mr. Miller and OTPP has nominated Mr. Ruparelia to our Board. Ms. Chen served as a nominee of PAG until her resignation on March 26, 2021.

Compensation Committee Interlocks and Insider Participation

During 2020, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries or (c) had any related party relationships requiring disclosure under Item 404 of SEC Regulation S-K. During 2020, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company, one of whose executive officers or directors serve or served as a member of our Board or our Compensation Committee.

Board of Directors’ Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer and senior financial officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.cushmanwakefield.com/investorrelations. We expect that any amendments to such code, or any material waivers of its requirements, will be disclosed on our website.

Board Meetings and Committees

Our Board held eight meetings in 2020. In 2020, each director attended at least 75% of the aggregate of all meetings of the Board and of any committees he or she served during the period such director was on the Board or committee, except for Ms. Chen, who attended 62.5% of the aggregate of all meetings of the Board.

We also encourage our directors to make every effort to attend our annual general meeting of shareholders unless they have an unavoidable conflict. However, because of the COVID-19 pandemic we strongly discouraged shareholders from attending the 2020 annual general meeting of shareholders in person. We also discouraged our directors from doing so, thus, none of our directors attended our 2020 annual general meeting of shareholders in person.

Our Board currently has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which consists solely of independent directors. Each standing committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the corporate governance section on our website at http://ir.cushmanwakefield.com.

The following table describes the current members of each standing committee and the number of meetings held by our Board and each standing committee in 2020:

Director*	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brett White	Chair
Angelique Brunner**	✓	✓
Jonathan Coslet	✓
Timothy Dattels	Lead Director		Chair	✓
Anthony Miller***	✓
Richard McGinn****	✓	✓	✓
Jodie McLean	✓	✓
Lincoln Pan	✓		✓	Chair
Rajeev Ruparelia	✓			✓
Billie Williamson	✓	Chair
Number of Meetings	8	6	4	4

*

Michelle MacKay was a member of the Board during 2020 through her resignation on March 17, 2020 to become our Chief Operating Officer. Ms. MacKay was also a member of the Compensation Committee from March 7, 2019 through February 27, 2020.

**	Ms. Brunner was appointed to the Board on August 6, 2020 and was appointed to the Audit Committee on September 18, 2020.
***	Qi Chen was a member of the Board throughout 2020 and resigned on March 26, 2021. She was replaced by Mr. Miller.
****	Mr. McGinn was appointed to replace Ms. MacKay on the Compensation Committee on February 27, 2020.

Audit Committee

The members of the Audit Committee are Ms. Williamson (chair), Ms. Brunner, Mr. McGinn and Ms. McLean, all of whom are independent. Our Board has determined that each member is financially literate, and that Ms. Williamson is an audit committee financial expert. The primary responsibilities of the Audit Committee are:

•

appointing our independent registered public accounting firm annually; evaluating the independent auditor’s independence and performance and replaces it as necessary; pre-approving all audit and non-audit services; and setting guidelines for the hiring of former employees of the independent auditor;

•	reviewing the audit plans and findings of our independent auditor and our internal audit function;

•	reviewing with our management and independent auditor our financial statements, including any significant financial reporting issues and changes in accounting policies;

•	reviewing with our management and independent auditor the adequacy of our internal controls over financial reporting;

•	overseeing our policies and procedures with respect to risk assessment and risk management; and

•	overseeing the implementation and effectiveness of our compliance and ethics program, including our “whistleblowing” procedures.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Pan (chair), Mr. Dattels and Mr. Ruparelia, all of whom are independent. The primary responsibilities of the Nominating and Corporate Governance Committee are:

•	developing and recommending criteria to the Board for selecting new directors;

•	conducting inquiries into the background and qualifications of candidates for the Board and recommending proposed nominees to the Board;

•	recommending corporate governance guidelines to the Board; and

•	overseeing the evaluation of the performance of the Board.

Compensation Committee

The members of the Compensation Committee are Mr. Dattels (chair), Mr. Pan and Mr. McGinn, all of whom are independent. The primary responsibilities of the Compensation Committee are:

•

reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the compensation of our CEO; evaluating the performance of our CEO in light of those goals and objectives; and recommending to the Board for approval the compensation of our CEO based on that evaluation;

•

reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers (other than the CEO); evaluating the performance of our executive officers (other than the CEO) in light of those goals and objectives; and determining the compensation of our executive officers (other than the CEO) based on that evaluation;

•	reviewing and approving policies and guidelines related to the compensation of our executive officers and directors; and

•	establishing, reviewing and administering our compensation and employee benefit plans.

Stock Ownership Policy

We recognize the importance of aligning the interests of our management and directors with those of our shareholders. As a result, the Board has established a stock ownership policy whereby our Named Executive Officers and directors who are not employees of the Company or any Principal Shareholder (a “Non-Employee Director”) are expected to accumulate “Owned Equity” and “Qualifying Equity” in Company stock having a fair market value equal to the multiples of annual base salary set forth in the table below.

	Owned Equity (vested but unsettled RSUs, ordinary shares beneficially owned and shares held in a 401(k) plan or notionally through a deferred compensation plan)	Qualifying Equity (all “Owned Equity” plus unvested time-based RSUs)
Chief Executive Officer	2x Salary	6x Salary
Other Named Executive Officers	1x Salary	3x Salary
Non-Employee Directors	N/A	5x Annual Cash Retainer

Any Named Executive Officer or Non-Employee Director who does not meet or exceed these guidelines is subject to retention requirements that restrict the sale of some or all of such person’s equity. Our CEO and Non-Employee Directors are subject to a 100% retention requirement and our other Named Executive Officers are subject to 75% retention requirements. The retention requirements do not apply to shares acquired for fair value prior to our initial public offering, or shares withheld to satisfy tax or exercise price payment obligations. As of December 31, 2020, all of our Named Executive Officers were in compliance with the applicable ownership policy and all Named Executive Officers had achieved their Owned Equity and Qualifying Equity guidelines except for Ms. MacKay, who became our Chief Operating Officer in March 2020. Our Non-Employee Directors are relatively new to our Board and have not yet reached their applicable ownership requirements. Thus, Ms. MacKay and each Non-Employee Director is subject to the 100% retention requirement.

Derivatives Trading, Hedging and Pledging Policies

We have adopted an insider trading policy that provides that no employee, officer or member of our Board may acquire, sell or trade in any interest or position relating to the future price of our securities, such as a put option, a call option or a short sale (including a short sale “against the box”) or engage in hedging transactions (including “cashless collars”). We have also adopted a general policy that prohibits our executive officers and members of our Board from pledging any of their ordinary shares as collateral for a loan or other financial arrangement.

Tax Considerations

Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the Named Executive Officers. Once an individual has been a Named Executive Officer, the deduction limitation applies indefinitely. As a newly public company, we may rely upon certain transition relief under Section 162(m) available for certain types of compensation. Nonetheless, the Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s executive compensation program should be only one of many relevant considerations in setting compensation. Accordingly, the Compensation Committee has deemed or may deem in the future that it is appropriate to provide one or more executive officers with the opportunity to earn compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

We do not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability as a result of the application of Sections 409A or 4999 of the Code and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Communications with our Board

Shareholders and other interested parties may write to any of the Board’s members at Cushman & Wakefield plc, c/o Brett Soloway, Executive Vice President, General Counsel and Corporate Secretary, 225 West Wacker Drive, Chicago, Illinois 60606. The Board considers shareholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all shareholder inquiries directly. The General Counsel will review any shareholder communications and will forward to the Chair of our Board, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.

Submission of Shareholder Proposals and Board Nominees

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2022 annual general meeting of shareholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 8, 2021. If the date of our 2022 annual meeting is more than 30 days before or after May 6, 2022, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials.

Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Our Articles of Association require that shareholders who intend to propose any resolution, including nominating candidates for election as directors, at our 2022 annual meeting must provide notice of such proposals in writing to our Secretary no earlier than the close of business on January 6, 2022 and no later than the close of business on February 7, 2020, unless our 2022 annual general meeting of shareholders is to be held more than 30 days before or more than 60 days after May 6, 2022, in which case the shareholder’s notice must be delivered no earlier than the close of business on the 120th day prior to the 2022 annual general meeting and no later than the close of business on the later of the 90th day prior to the 2022 annual general meeting or the 10th day after public announcement of the date of the 2022 annual general meeting is first made. The notice must set forth the information required by our articles of association.

Additionally, under section 338 of the UK Companies Act, shareholders meeting the threshold requirements set forth in that section may require us to include a resolution in our notice of annual general meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by our Secretary at least six weeks prior to the date of the annual general meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the registered public accounting firm for the year ending December 31, 2021.

We anticipate that a representative of KPMG LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the annual meeting.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, your broker may vote your shares on this proposal in the absence of instructions from you because this is considered a routine matter.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to ratify KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2021.

AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2020 and 2019:

Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$7,574,000	$10,873,000
Audit-Related Fees	722,000	708,000
Tax Fees	59,000	1,115,000
All Other Fees	—	—

Total Fees	$8,355,000	$12,696,000

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees associated with the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with internal control matters and services not required by statute or regulation.

Tax Fees—Includes fees associated with tax compliance at domestic and international locations and domestic and international tax advice.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and approve the plan and scope of the audit and non-audit services to be provided by the auditors and the fees to be paid for such services. Consistent with the Audit Committee charter, all audit and non-audit services provided by the auditors for the relevant financial years are approved by the Audit Committee, which determines whether the services provided by the auditors are compatible with maintaining the auditor independence.

Audit Committee Report

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of this charter annually. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters—Committee Membership and Responsibilities—Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2020 with management and with the independent registered public accounting firm.

Discussions included, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of Cushman & Wakefield’s financial reporting procedures and disclosure controls and procedures.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (including significant accounting policies, alternative accounting treatments, critical audit matters and estimates, judgments and uncertainties). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Billie Williamson (Chair)

Angelique Brunner

Richard McGinn

Jodie McLean

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filing.

Shareholder Requests Under Section 527 of the UK Companies Act

Under section 527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the UK Companies Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with section 527 or section 528 of the UK Companies Act. Where the Company is required to place a statement on a website under section 527 of the UK Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the meeting includes any statement that the Company has been required under section 527 of the UK Companies Act to publish on a website.

PROPOSAL 3 APPOINTMENT OF UK STATUTORY AUDITOR

Under the UK Companies Act, the Company is required to appoint the UK statutory auditor at each meeting at which the annual report and accounts are presented to shareholders, to hold office until the conclusion of the next such meeting. The Audit Committee has recommended to the Board the re-appointment of KPMG LLP as the Company’s UK statutory auditor and has confirmed to the Board that its recommendation is free from third party influence and that no restrictive contractual provisions have been imposed on the Company limiting the choice of auditor.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to appoint KPMG LLP as our UK Statutory Auditor.

PROPOSAL 4 AUDIT COMMITTEE AUTHORIZATION TO DETERMINE COMPENSATION OF UK STATUTORY AUDITOR

Under the UK Companies Act, the remuneration of our UK statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Audit Committee of the Company to determine the remuneration of KPMG LLP in its capacity as the Company’s UK statutory auditor under the UK Companies Act.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to authorize the Audit Committee to determine the compensation of our UK Statutory Auditor.

PROPOSAL 5 ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of the Named Executive Officers as reported in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse our 2020 executive compensation program and policies for our Named Executive Officers.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” in this Proxy Statement beginning on page 16 for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2020 to our Named Executive Officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Our executive compensation program is designed to provide an attractive, flexible and effective compensation package to our executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive compensation program is designed to help us recruit, motivate and retain the caliber of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders. Our executive compensation program is based on the following principles, which are further detailed under the Compensation Discussion and Analysis section of this Proxy Statement:

•	Retain and hire the best leaders.

•	Pay for performance.

•	Reward long-term growth and profitability.

•	Tie compensation to business performance.

•	Align executive compensation with shareholder interests.

•	Limited personal benefits.

The text of the resolution in respect of Proposal 5 is as follows:

RESOLVED, that the compensation paid to our Named Executive Officers for 2020 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board recommends that shareholders vote “FOR” the advisory approval of the compensation of our Named Executive Officers for the year ended December 31, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis addresses the principles underlying our executive compensation program and the policies and practices for the fiscal year ended December 31, 2020 for (i) our principal executive officer, (ii) our principal financial officer and (iii) the three other most highly compensated executive officers of the Company as of December 31, 2020:

•	Brett White, our Executive Chairman and Chief Executive Officer;

•	Duncan Palmer, our former Executive Vice President and Chief Financial Officer;

•	John Forrester, our Executive Vice President and Global President;

•	Michelle MacKay, our Executive Vice President and Chief Operating Officer; and

•	Brett Soloway, our Executive Vice President, General Counsel and Corporate Secretary.

We refer to these executive officers as the “Named Executive Officers.” On February 28, 2021, Mr. Palmer retired from his role as Chief Financial Officer and is now a consultant for the Company. On the same date, the Company hired Neil Johnston as its Executive Vice President and Chief Financial Officer.

At our 2020 annual general meeting of shareholders, shareholders approved our 2019 compensation of our named executive officers with 99% of the votes cast in favor of our practices. Given the high level of support, the Compensation Committee did not make any significant changes to its approach to executive compensation specifically as a result of this “say-on-pay” vote. The Compensation Committee considers the outcome of our annual say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an attractive, flexible and effective compensation package to our executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive compensation program is designed to help us recruit, motivate and retain the caliber of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

Our compensation policies and practices also allow us to communicate our goals and standards of conduct and performance and to motivate and reward employees for their achievements. In general, the same principles governing the compensation of our executive officers also apply to the compensation of all our employees, which include:

Principle	Practice
Retain and hire the best leaders.	Competitive compensation to facilitate attracting and retaining high-quality talent.

Pay for performance.	A significant portion of pay depends on annual and long-term business and individual performance; in general, the level of “at-risk” compensation increases as the officer’s scope of responsibility increases.

Reward long-term growth and profitability.	Rewards for achieving long-term results, and alignment with the interests of our shareholders.

Tie compensation to business performance.	A significant portion of pay is tied to measures of performance of the business or businesses over which the individual has the greatest influence.

Align executive compensation with shareholder interests.	The interests of our executive officers are linked with those of our shareholders through the risks and rewards of stock ownership.

Limited personal benefits.	Perquisites and other personal benefits are limited to items that serve a reasonable business-related purpose.

Compensation Mix

Our executive compensation program has been designed to reward strong performance by focusing the compensation opportunity for each of our executive officers on annual and long-term incentives that depend upon our performance as a whole, as well as the performance of our individual businesses or on the basis of individual metrics where appropriate.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program (including our executive compensation policies and practices) and approving the compensation of our executive officers, including the Named Executive Officers (except for our CEO).

Our Board is responsible for approving all compensation paid to our CEO. Pursuant to its charter, the Compensation Committee has the responsibility to review and recommend to the Board any proposed change in compensation for our CEO at least annually, as well as for evaluating our CEO’s performance and recommending actual payments under the annual incentive plan in light of the corporate goals and objectives applicable to him.

Role of Executive Officers

The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. A senior member of our Human Resources Department and our General Counsel generally attend regular meetings of the Compensation Committee in order to provide insight and expertise regarding the operation of our compensation programs and to provide support and assistance with respect to the legal and governance implications of our compensation decisions. Our CEO also regularly participates in Compensation Committee meetings, providing management input on organizational structure, executive development and financial analysis. In addition, our CFO provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals based on achievement of financial targets and related payouts for our annual and long-term incentive programs.

Our CEO evaluates the performance of each of our executive officers against any annual objectives established for the business or functional area for which such executive officer is responsible. Our CEO then reviews each executive officer’s target compensation opportunity and based upon the target compensation opportunity and the individual’s performance, proposes compensation adjustments, subject to review and approval by the Compensation Committee. Neither our CEO nor any other Named Executive Officer participates in the evaluation of his or her own performance and he or she is not present during discussions relating to his or her compensation.

Role of Independent Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers on an as-needed basis. In 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist it with compensation matters. That engagement continued into 2020 until March 20, 2020. On March 20, 2020, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its new independent compensation consultant.

Pay Governance regularly attends meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee and provides analysis with respect to these inquiries. Pay Governance works collaboratively with our management to gain an understanding of our business and compensation programs to help them advise the Compensation Committee. In addition, Pay Governance regularly confers with our management to collect, analyze and present data requested by the Compensation Committee.

The Compensation Committee has asked Pay Governance to regularly provide independent advice on the following matters (among others):

•	the composition of our compensation peer group (including analyzing executive compensation levels and practices of the companies in our compensation peer group);

•	our compensation plan risk;

•	current market trends and best practices in executive and director compensation design; and

•	the overall levels of compensation and types and blend of various compensation elements.

Pay Governance does not provide any services to us other than the services provided to the Compensation Committee.

Peer Group

Our Compensation Committee, with the assistance of our independent compensation consultant, reviews and establishes our peer group annually and uses such peer group as a reference source in its executive compensation deliberations. The peer group is established by evaluating companies that the Compensation Committee, with the assistance of our independent compensation consultant, believes are comparable to us with respect to industry segment, business profile and various financial criteria. Our 2020 peer group, which was approved by our Compensation Committee in April 2020, is set forth below. The only changes from our 2019 peer group were (i) the removal of Aon and Willis Towers Watson due to the merger of those companies and (ii) the removal of Fiserv and Fidelity National Information Services since both companies acquired other companies, which resulted in each entity no longer being comparable to us from a financial perspective.

Direct Peers	Other Business Service Peers
CBRE	AECOM
Colliers International	Boston Properties
Jones Lang LaSalle	CACI International
CGI Group
Duke Realty Corporation
EMCOR
Jacobs Engineering
KBR
Kelly Services
Leidos
Robert Half International
Unisys

At the time the Compensation Committee established our 2020 peer group in April 2020, our revenue was near the median of our peer group and our market capitalization was near the 25th percentile of our peer group. We believe this positioning relative to our peer group provides our Compensation Committee with a sound basis for comparing our compensation to market competitors.

This peer group data is not used by the Compensation Committee in isolation but rather serves as one point of reference for making decisions about compensation. The Compensation Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience and skill set, specific retention concerns and internal equity.

Compensation-Related Risk Assessment

The Compensation Committee evaluates each element of our executive compensation program in order to ensure that it does not encourage our executive officers to take excessive or unnecessary risks or incentivize the achievement of short-term results at the expense of our long-term interests. We believe we have designed our executive compensation program to address potential risks while also rewarding our executive officers for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Among other things, we have attempted to mitigate risk by adopting stock ownership guidelines, hedging and pledging prohibitions and clawback policies. Based on our 2020 evaluation, we concluded that our executive compensation policies and practices are appropriately structured and do not encourage employees to take unnecessary or excessive risks.

Compensation Elements

Our executive compensation program consists of base salary, annual incentive compensation, long-term equity incentive awards and health, welfare and other customary employee benefits.

Base Salary

We believe that a competitive base salary is critical in attracting and retaining key executive talent. In evaluating the base salaries of our Named Executive Officers, the Compensation Committee considers several factors, including individual and company performance, qualifications, experience, tenure and scope of responsibilities, future potential, competitive market practices, difficulty of finding a replacement, our desired compensation position with respect to the competitive market and internal equity.

The Compensation Committee generally reviews salaries in the early part of each year and, if appropriate, adjusts to reflect changes in the considerations described above and to respond to market conditions and competitive pressures. As reflected in the table below, there were no increases to the base salaries for our Named Executive Officers in 2020.

Named Executive Officer	2019 Base Salary	2020 Base Salary		Percentage Change
Mr. White	$950,000	$950,000		0%
Mr. Palmer	$600,000	$600,000		0%
Mr. Forrester	$593,101	$611,842	**	0%
Ms. MacKay*	N/A	$600,000		N/A
Mr. Soloway	$500,000	$500,000		0%

*	Ms. MacKay became our Chief Operating Officer on March 17, 2020.
**	Change from 2019 base salary was due to FX fluctuation, not due to a change in base salary.

In light of the COVID-19 pandemic, members of our global management team, including all of our Named Executive Officers, elected to voluntarily forgo a portion of their unearned salaries. Effective as of April 20, 2020, Mr. White elected to forgo 25% of his base salary and each of Mr. Palmer, Ms. MacKay and Mr. Soloway elected to forgo 20% of his or her base salary. Effective as of May 1, 2020, Mr. Forrester elected to forgo 20% of his base salary. Such voluntary reductions for the Named Executive Officers, other than Mr. Forrester, were in effect until October 5, 2020, and, for Mr. Forrester, until October 1, 2020.

Annual Incentive Compensation

Each year, our executive officers are eligible to receive annual cash incentive awards under our Annual Incentive Plan (“AIP”). At the beginning of each year the Compensation Committee (and the Board for the CEO) approves the terms and conditions of the AIP, including the selection of one or more performance measures as the basis for determining the funding of annual cash bonuses, the performance range relative to our annual operating plan and the weighting of such performance measures.

Target Annual Cash Bonus Opportunities

The annual target cash bonus opportunity for each Named Executive Officer is expressed as a percentage of base salary. Similar to base salaries, in evaluating the target cash bonus opportunity of our Named Executive Officers, the Compensation Committee considers several factors, including individual and company performance, qualifications, experience, tenure and scope of responsibilities, future potential, competitive market practices, difficulty of finding a replacement, our desired compensation position with respect to the competitive market and internal equity. As reflected in the following table, there were no changes to the bonus targets for the Named Executive Officers in 2020.

Named Executive Officer	2019 Target Cash Bonus (% of base salary)	2020 Target Cash Bonus (% of base salary)
Mr. White	210.5%	210.5%
Mr. Palmer	150%	150%
Mr. Forrester	193%	193%
Ms. MacKay	N/A	150%
Mr. Soloway	75%	75%

Annual Cash Bonus Decisions; 2020 Performance and Payouts

The 2020 AIP was designed to be based on the achievement of a certain percentage of the performance measure selected by the Compensation Committee, from a minimum of 70% to a maximum of 130% as measured against the relevant annual operating plan target, subject to the achievement of the minimum 70% on a consolidated basis and the discretion of the Compensation Committee (and the Board for the CEO), with straight line interpolation between performance levels. Other items and adjustments are made to the selected performance measure at the discretion of the Compensation Committee (and the Board for the CEO) to ensure that the achievement reflects underlying performance as determined by the Compensation Committee (and the Board for the CEO). Typically, the bonus paid to each Named Executive Officer under the AIP is determined based on financial performance that results in a funded range of 0% to 200% of the Named Executive Officer’s respective applicable target, and the Compensation Committee (and the Board for the CEO) has the discretion to adjust the amount of the actual cash bonus payments to be received as it deems to be appropriate, upwards to the applicable cap or downwards to zero.

The COVID-19 pandemic had several significant effects on our business in 2020. In 2020, we achieved full year financial performance with the following results:

•	Revenue for the full year was $7.8 billion, down 10% (10% local currency). Fee revenue was $5.5 billion, down 15% (14% local currency).

•	Full year Net loss was $220.5 million, with Loss per share of $1.00 and Adjusted earnings per share of $0.81.

•	Full year Adjusted EBITDA was $504.3 million, down 30% (31% local currency).

For the 2020 AIP, prior to the onset of the COVID-19 pandemic in the United States, the Compensation Committee (and the Board for the CEO) chose Adjusted EBITDA as the corporate performance measure, with a target Adjusted EBITDA of $835 million. Our 2020 financial results did not meet the minimum 70% threshold against the target Adjusted EBITDA. As such, no annual bonus amounts would have been paid to our Named Executive Officers for fiscal year 2020 under the 2020 AIP. However, after considering our performance in light of the COVID-19 pandemic, including that the Company delivered significant cost actions to offset a portion of the financial impact of the COVID-19 pandemic on the Company, the Compensation Committee (and the Board for the CEO) used its discretionary authority to waive the minimum 70% threshold and approved a cash bonus equal to 50% of target for each of our Named Executive Officers. The Compensation Committee also eliminated the minimum 70% threshold as a requisite of the 2021 AIP program for all participants.

The following table summarizes the payouts to the Named Executive Officers under the 2020 AIP.

Named Executive Officer	2020 Actual Cash Bonus Payment	Actual Cash Bonus Payment as Percentage of Target Cash Bonus Award
Mr. White	$1,000,000	50%
Mr. Palmer	$450,000	50%
Mr. Forrester	$592,000	50%
Ms. MacKay*	$356,250	50%
Mr. Soloway	$187,500	50%

*	Ms. MacKay became our Chief Operating Officer on March 17, 2020 and thus her 2020 AIP payout is pro-rated.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for further detail on the Company’s use of financial measures.

Long-Term Incentive Compensation

We provide long-term incentive compensation to our executive officers because we believe it promotes long-term growth and profitability by aligning the interests of our management with the interests of our shareholders and by encouraging retention.

At the beginning of each year, the Compensation Committee (and the Board for the CEO) determines the target and type of equity award to be delivered to each executive officer. In 2020, our long-term incentive program consisted of a combination of time-vesting and performance-vesting restricted stock units (“RSUs”) to effectively and efficiently balance performance and retention objectives. All awards were granted under our 2018 Omnibus Management Share and Cash Incentive Plan.

The following table summarizes the mix of time-vesting RSUs and performance-vesting RSUs for each Named Executive Officer in 2020, which was the same mix as 2019.

Named Executive Officer	Time-Vesting RSUs (% of award)	Performance-Vesting RSUs (% of award)
Mr. White	75%	25%
Mr. Palmer	N/A	N/A
Mr. Forrester	60%	40%
Ms. MacKay	60%	40%
Mr. Soloway	60%	40%

The following table summarizes the target equity award values of each Named Executive Officer in 2020.

Named Executive Officer	2020 Target Award Values
Mr. White	$7,000,000
Mr. Palmer	N/A
Mr. Forrester	$2,500,000
Ms. MacKay	$2,200,000
Mr. Soloway	$800,000

Time-Vesting RSUs – Vesting Schedule

To encourage retention, the RSUs vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date. As the RSU awards are inherently tied to the performance of our ordinary shares, we consider a vesting schedule based on continued service appropriate to provide both retention and performance incentives. In February 2021, the Compensation Committee (and the Board for the CEO) approved reducing this vesting period from four years to three years for awards granted in 2021.

Performance-Vesting RSUs

For the performance-vesting portion of the RSU award, the Named Executive Officer receives an award on the grant date expressed as a target number of RSUs. The actual number of ordinary shares delivered to the executive in settlement of the RSU award is based on our performance results with regards to the predetermined metric or metrics across the measurement period. To receive the shares in settlement, the executive must remain employed through the settlement date of the award.

For the 2020 performance-vesting RSUs, payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured as the average of three separate years of performance (2020, 2021 and 2022), and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2020 and ending in February 2023. Adjusted EBITDA Margin Accretion is a measure of profitability obtained by dividing Adjusted EBITDA by Fee revenue. Relative TSR is the Company’s total shareholder return relative to the companies in the Russel 3000. For each performance metric, payout ranges from 0% to 150% of target. Each performance metric also includes a minimum threshold. If actual performance is less than the minimum threshold level, the payout will be 0% for that metric. The payout for each metric is linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum.

For the 2020 performance-vesting RSUs that are based on Relative TSR, the payouts will be based on the achievement percentages over the performance period relative to the companies in the Russell 3000 as set forth below (except that if the total shareholder return of the Company is negative over the performance period, the achievement percentage shall not exceed 100%).

No adjustments or modifications were made to awards granted in 2019 or 2020.

Level of Achievement	Relative TSR Percentile Rank	Achievement Percentage
Below Threshold	Less than 25th percentile	0%
Threshold	At least the 25th percentile	50%
Target	At least the 50th percentile	100%
Maximum	At least the 75th percentile	150%

In February 2021, the Compensation Committee (and the Board for the CEO) approved the following modifications to the performance-vesting portion of the RSUs awarded in 2021:

•	The weight given to the target Adjusted EBITDA Margin Accretion portion of the performance-vesting RSUs is reduced from 50% to 25%;

•	The target Relative TSR portion of the performance-vesting RSUs is eliminated and replaced with a target Strategic Cost Efficiency with a weight of 75%;

•	Each performance metric will be measured each year and averaged over the three-year performance period; and

•	No awards may vest until the end of the full three-year performance period.

The target Strategic Cost Efficiency is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant annual operating plan approved by our Board annually.

Health, Welfare, Retirement and Other Employee Benefits

We provide benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include 401(k) retirement, medical, pharmacy, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

Perquisites and Other Personal Benefits

We only provide perquisites and other personal benefits to our executive officers when we believe they are appropriate to assist an individual in the performance of duties and the achievement of business objectives, to make our executive officers more efficient and effective, and for recruitment and retention purposes. The Compensation Committee believes that the perquisites and personal benefits that we provide are a reasonable component of our overall executive compensation program and are consistent with market practices. We may provide other perquisites or other personal benefits in the future to achieve similar goals, subject to approval and periodic review by our Compensation Committee.

Employment Agreements and Severance Arrangements

We have entered into written employment agreements with Messrs. White, Palmer and Forrester, and Ms. MacKay and Mr. Soloway are party to offer letters with the Company. We also entered into a transition agreement with Mr. Palmer in February 2020 in connection with his retirement. These agreements establish the terms and conditions governing their employment, including any termination thereof, and also include restrictive covenants. These arrangements are more fully described below under “—Employment Arrangements.”

Mr. White’s rights to receive severance are set forth in his employment agreement and Mr. Palmer’s rights to receive severance are set for in his employment agreement and transition agreement. Each of Mr. Forrester, Ms. MacKay and Mr. Soloway are entitled to certain benefits under our severance plan that we believe is in line with market practice. Consistent with the arrangements governing the severance for Messrs. White and Palmer, in the event Mr. Forrester’s, Ms. MacKay’s or Mr. Soloway’s employment is terminated by the Company without “cause”, he or she will receive a severance payment based on a multiple of base salary only (1.5x in the case of Mr. Forrester and 1.0x for Ms. MacKay and Mr. Soloway). The severance will be payable over 18 months, in the case of Mr. Forrester, and 12 months, in the cases of Ms. MacKay and Mr. Soloway, and will be subject to the requirement that the individual execute a valid release and comply with any restrictive covenants to which he or she is subject.

Employment agreements and severance benefits assist us in the recruitment and retention of executive talent.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

The Compensation Committee

Timothy Dattels (Chair)
Lincoln Pan
Richard McGinn

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding the compensation to our Named Executive Officers for the fiscal years presented:

Name and Principal Position	Year	Salary		Bonus(1)		Stock Awards(2)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)		Total
Brett White, Executive Chairman and Chief Executive Officer	2020		$876,923		$1,000,000		$7,113,074				—		—		$8,989,997
	2019		$950,000		—		$6,150,409		—		$2,152,503		—		$9,252,912
	2018		$950,000		—		$45,131,905		—		$3,066,600		$91,455		$49,239,960
Duncan Palmer, EVP, Chief Financial Officer	2020 2019 2018	$ $ $	567,692 600,000 600,000	$ $	450,000 — 1,450,000	$ $	— 2,600,279 999,998	$	— 1,717,800	$ $	— 968,747 919,980	$ $ $	7,125 7,000 6,750	$ $ $	1,024,817 4,176,026 5,694,528
John Forrester, (5) EVP, Global President	2020 2019 2018	$ $ $	560,855 593,101 628,312	$ $	592,000 — 1,450,000	$ $ $	2,564,610 2,600,279 2,058,824	$	— 1,717,800	$ $	— 1,235,250 1,864,068	$ $ $	99,763 80,078 84,832	$ $ $	3,817,228 4,508,708 7,803,836
Michelle MacKay, (6) Chief Operating Officer	2020		$408,077		$496,250		$2,471,539				$—		$7,125		$3,382,991
Brett Soloway, EVP, General Counsel and Corporate Secretary	2020 2019 2018	$ $ $	484,615 495,479 470,137	$ $	187,500 — 300,000	$ $ $	820,667 832,089 437,500	$	— 250,955	$ $	— 387,375 364,159	$	— —	$ $ $	1,499,907 1,714,943 1,822,751

(1)

The amounts reported reflect the annual cash bonus amounts granted to our Named Executive Officers in the Compensation Committee’s (and the Board’s for the CEO) sole discretion. As discussed above under “Compensation Elements—Annual Incentive Compensation,” because we did not meet our threshold performance level of achievement under the 2020 AIP, no annual cash bonus amount would have been payable to our Named Executive Officers under the 2020 AIP. However, after considering our performance, the Compensation Committee (and the Board for the CEO) exercised its business judgment and discretionary authority to waive the minimum 70% threshold performance level and approved a cash bonus equal to 50% of target for each of our Named Executive Officers. Because these bonuses were granted to the Named Executive Officers in the Compensation Committee’s (and the Board’s for the CEO) sole discretion, the amount approved for each Named Executive Officer is reported in the “Bonus” column. Amount for Ms. MacKay includes annual cash bonus amount of $356,250 and $140,000 in a cash sign-on bonus.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock-based awards granted to the Named Executive Officers during the years presented, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The “Stock Awards” column also includes the value of performance-vesting awards. With respect to the performance-vesting awards granted in 2020, the amounts represent the fair value of the performance-vesting award at the grant date assuming the target level of performance conditions are achieved. Assuming the maximum level of performance conditions are achieved, the fair value amounts for such awards would be $8,044,605, $3,096,908, $3,047,305 and $991,000 for Mr. White, Mr. Forrester, Ms. MacKay and Mr. Soloway, respectively. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2020.

(3)

The amounts represent cash bonus amounts earned pursuant to our Annual Incentive Plan for the applicable year. For information on the cash bonus amounts earned in respect of the 2020 fiscal year, see footnote (1) above.

(4)

The amounts in this column include the following categories of perquisites for 2020: for Mr. Palmer and Ms. MacKay, 401(k) contributions by the Company ($7,125 each); and for Mr. Forrester, $61,184 in cash in lieu of retirement benefits, $17,368 for car allowance, in addition to amounts for tax compliance services and certain core benefits including life assurance, private medical and income protection; The amounts reported for perquisites and other benefits represent the actual cost incurred by us in providing these benefits to the indicated Named Executed Officer.

(5)	Salary, Non-Equity Incentive and All Other Compensation for Mr. Forrester have been converted from GBP at a rate of $1.3158/GBP.
(6)	Salary amount reported for Ms. MacKay also includes a $25,000 payment received as a fee in respect of her services as a member of the Board.

2020 Grants of Plan-Based Awards Table

The following table sets forth, for each of the Named Executive Officers, the plan-based awards granted during 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. White			$2,000,000	$4,000,000
	2/27/2020				51,867	103,734	155,601	311,204	$7,113,074
Mr. Palmer			$900,000	$1,800,000
Mr. Forrester			$1,184,000	$2,368,000
	2/27/2020				29,638	59,276	88,914	88,916	$2,564,610
Ms. MacKay			$712,500	$1,425,000
	4/14/2020				37,351	74,702	112,053	112,055	$2,471,539
Mr. Soloway		$93,750	$375,000	$750,000
	2/27/2020				9,484	18,968	28,452	28,453	$820,667

(1)	These values represent the threshold, target and maximum cash payouts under the Fiscal 2020 AIP.
(2)

These amounts represent the target and maximum number of shares underlying performance-based RSUs authorized by the Compensation Committee on February 27, 2020. The actual payout levels for these grants will be set by the Compensation Committee in 2023 following the end of the three-year performance period. The performance-based RSUs vest in one installment on the date the Compensation Committee certifies the performance conditions.

(3)

These amounts represent time-vesting RSUs which will vest and settle in four substantially equal installments on each of the first four anniversaries of the grant date, subject, with certain limited exceptions, to the executive’s continuing employment through each such vesting date.

(4)

The fair values for the time-vesting RSUs and the performance-vesting RSUs that are based on Margin Accretion represent the fair value of an ordinary share on the grant date, which is based on the closing price of our ordinary shares on the grant date ($16.87). The fair values of the performance-vesting RSUs that are based on Relative TSR was determined using a Monte Carlo simulation based on the assumptions set forth in Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2020.

2020 Outstanding Equity Awards at Year-End Table

The following table sets forth, for each of the Named Executive Officers, the equity awards outstanding as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Unit of Stock That Have Not Vested(1)	Number of Unearned Shares or Units of Stock That Have Not Vested		Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(1)
Mr. White	64,108	—				$10.00	5/8/2025
								833,952	(4)	$12,367,508	819,744	(9)	$12,156,809
Mr. Palmer	389,500			200,000	(3)	$10.00	5/8/2025
								90,757	(5)	$1,345,919	56,022	(10)	$830,806
Mr. Forrester	400,000			200,000	(3)	$10.00	5/8/2025
								151,941	(6)	$2,253,285	115,298	(10)	$1,709,869
Ms. MacKay	—
								112,055	(7)	$1,661,776	74,702	(10)	$1,107,831
Mr. Soloway	26,666			13,334	(3)	$10.00	5/8/2025
	20,000			10,000	(3)	$12.00	1/7/2026
	21,334	5,332	(2)	13,334	(3)	$17.00	3/31/2027
								48,621	(8)	$721,049	36,895	(10)	$547,153

(1)

The market value of unvested and unearned stock awards is calculated as of December 31, 2020, as the aggregate number of shares underlying the unvested time-vesting RSUs and the unvested performance-vesting RSUs (at target) multiplied by our year end closing stock price of $14.83.

(2)	Consists of time-vesting options, 2,665 of which vested on March 10, 2021 and the remainder of which are scheduled to vest on March 10, 2022.
(3)

Consists of performance-vesting options that will vest upon the occurrence of a liquidity event or significant cash sale in the event the Principal Shareholders realize a multiple of money that is at least equal to 2.0 or if our average closing share price for a period of 90 days is at least $20.

(4)

Consists of time-vesting RSUs, 77,801 of which vested on February 27, 2021, 63,025 of which vested on March 7, 2021, 55,147 of which vested on March 15, 2021, and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
223,379	May 8, 2021
55,147	March 15, 2022
126,050	Two equal installments on March 7, 2022 and 2023
233,403	Three equal installments on February 27, 2022, 2023 and 2024

(5)

Consists of (i) 27,732 time-vesting RSUs that were scheduled to vest in two equal installments on September 6, 2021 and 2020, but were accelerated and vested on February 28, 2021 in accordance with Mr. Palmer’s Transition Agreement; and (ii) 63,025 time-vesting RSUs that were scheduled to vest in three equal installments on March 7, 2021, 2022 and 2023, but were converted into restricted stock on February 28, 2021 in accordance with Mr. Palmer’s Transition Agreement and will continue to vest on the same vesting schedule (and thus 21,009 of such restricted stock vested on March 7, 2021). See “Executive Compensation Tables – Employment Arrangements” for more information on Mr. Palmer’s Transition agreement.

(6)	Consists of time-vesting RSUs, 22,229 of which vested on February 27, 2021, 21,009 of which vested on March 7, 2021, and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
42,016	Two equal installments on March 7, 2022 and 2023
66,687	Three equal installments on February 27, 2022, 2023 and 2024

(7)	Consists of time-vesting RSUs which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
112,055	Four equal installments on April 14, 2021, 2022, 2023 and 2024

(8)	Consists of time-vesting RSUs, 7,114 of which vested on February 27, 2021, 6,723 of which vested on March 7, 2021, and the remainder of which are scheduled to vest as follows:

Number of RSUs	Vesting Date(s)
13,445	Two equal installments on March 7, 2022 and 2023
21,339	Three equal installments on February 27, 2022, 2023 and 2024

(9)

Consists of performance-vesting RSUs (at target) with the following performance-vesting criteria: (i) 558,448 of such performance-vesting RSUs vest in 12.5% increments if our closing share price for a period of 90 days is at least $22.30, $25.10, $27.80, $30.60 and $33.40; (ii) 73,529 of such performance-vesting RSUs vest only upon the occurrence of a liquidity event in which the Principal Shareholders realize a net multiple of money of at least 2.0; (iii) 84,033 of such performance-vesting RSUs represent 2019 performance-vesting RSUs and payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured on a cumulative basis over a measurement period commencing on January 1, 2019 and ending on December 31, 2021, and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2019 and ending on February 2022; and (iv) 103,734 of such performance-vesting RSUs represent 2020 performance-vesting RSUs and payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured on a cumulative basis over a measurement period commencing on January 1, 2020 and ending on December 31, 2022, and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2020 and ending on February 2023. See “Components of Compensation – Long-Term Incentive Compensation-Performance-Vesting RSUs.”

(10)

Consists of performance-vesting RSUs (at target) for each Named Executive Officer (other than Mr. White) as set forth below representing: (i) 2019 performance-vesting RSUs (at target) and payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured on a cumulative basis over a measurement period commencing on January 1, 2019 and ending on December 31, 2021, and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2019 and ending on February 2022; and (ii) 2020 performance-vesting RSUs and payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured on a cumulative basis over a measurement period commencing on January 1, 2020 and ending on December 31, 2022, and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2020 and ending on February 2023. See “Components of Compensation – Long-Term Incentive Compensation-Performance-Vesting RSUs.”

Named Executive Officer	2019 Performance- Vesting RSUs (at target)	2020 Performance- Vesting RSUs (at target)
Mr. Palmer	56,022	—
Mr. Forrester	56,022	59,276
Ms. MacKay	—	74,702
Mr. Soloway	17,927	18,968

2020 Options Exercised and Stock Vested Table

The following table sets forth, for each of the Named Executive Officers, the number of ordinary shares acquired upon the exercise of options and vesting of RSUs during 2020, and the aggregate value realized (before payment of any applicable withholding tax and broker commission) upon the exercise or vesting of such awards.

Name	Option Awards – Number of Shares Acquired on Exercise	Option Awards – Value Realized on Exercise	Stock Awards – Number of Shares Vested	Stock Awards – Value on Vesting
Mr. White	17,755	$163,879	619,909	$8,543,739
Mr. Palmer	—	—	13,866	$158,901
Mr. Forrester	—	—	119,048	$1,578,302
Ms. MacKay	—	—	—	—
Mr. Soloway	—	—	20,833	$245,250

2020 Nonqualified Deferred Compensation Table

In December 2018, the Company adopted a new executive deferred compensation plan (the “DCP”), which became effective on January 1, 2019. The DCP allows highly compensated employees to defer a portion of their salary, bonus, commissions and/or equity-based compensation, enabling the employee to defer tax on compensation until payment is made. Deferred compensation is credited into an account denominated in ordinary shares of the Company in a number determined based on the fair market value of the Company’s ordinary shares on the date of the deposit. All payments are made in ordinary shares.

The following table sets forth Nonqualified Deferred Compensation Arrangements for our Named Executive Officers in 2020.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year		Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE ($)(3)
Mr. White	—	—	—		—	—
Mr. Palmer	—	—	$(785,715	)(2)	—	$2,077,030
Mr. Forrester	—	—	—		—	—
Ms. MacKay	—	—	—		—	—
Mr. Soloway	$820,667	—	$(368,843	)(2)	—	$1,367,904

(1)

Amounts reflect the fair market values on the grant date of RSUs deferred under the DCP. All amounts are also included in the compensation shown for the applicable officer in the Summary Compensation Table under the column “Stock Awards”.

(2)	Represents appreciation in the price of shares underlying deferred RSUs under the DCP.
(3)	Represents the value of all deferred RSUs under the DCP using our year end closing stock price of $14.83.

Employment Arrangements

Each of the Named Executive Officers is party to certain agreements or arrangements governing their employment, as described below.

Mr. White

The Company and Cushman & Wakefield Global, Inc. are party to an amended and restated employment agreement with Mr. White, effective as of August 27, 2020, with a term extending through December 31, 2023. The employment agreement was approved by the Board to provide for continued implementation of the Company’s strategy and better continuity of management. To the extent he meets certain continued service requirements, Mr. White will be entitled to an annual long-term incentive award of RSUs with a grant date fair value between $10,000,000 and $15,000,000 in March of each of 2021, 2022 and 2023. The RSUs will vest over a three-year vesting period, with 50% of the RSUs also subject to the achievement of certain performance-based vesting conditions, which will be determined and approved by the Board as of the grant date and set forth in the applicable grant agreement, and, in all cases, subject to the provision of continued services or transition obligations in the event Mr. White resigns as CEO in certain circumstances.

Mr. White’s base salary may not be reduced below $950,000. Mr. White is eligible for a target annual bonus opportunity equal to $2,000,000, based on individual and/or company performance, as determined by the Board, with the maximum annual bonus opportunity equal to $4,000,000. In 2018 and again in 2019 and 2020, Mr. White’s overall compensation was reviewed and amended to better reflect market practice and levels for his service as the CEO and as a result, by March 15, 2018, 2019 and 2020, Mr. White had received a grant of RSUs with respect to a number of shares of the Company having a value of at least $5,000,000 on the date of grant. By March 15, 2021, 2022 and 2023, as described above, Mr. White is entitled to receive a grant of RSUs with respect to a number of shares of the Company having a value of at least $10,000,000 on the date of grant. Of these RSUs, other than those that will be granted in 2021, 2022 and 2023 (which will vest on the terms described above), 75% are subject to the provision of continued services or certain transition obligations in the event he resigns as CEO, and 25% will vest upon the occurrence of a sale of a significant portion of our ordinary shares held by our Principal Shareholders for cash at a multiple of money of 2.0x, subject to his remaining employed as of such date.

If Mr. White’s employment is terminated by us without cause or if he resigns for good reason (both as defined in the employment agreement and each, a “Qualifying Termination”), he is entitled to: (i) continued base salary from the date of termination through December 31, 2023 (the “Severance Period”), (ii) continued participation in our medical, dental and health plans at his cost for a period beginning on the date of termination and ending on the 18-month anniversary of the termination of his employment and (iii) an amount equal to his target annual bonus opportunity for the year in which the termination occurs and for each subsequent fiscal year, if any, during the Severance Period. In addition, if the Severance Period is longer than 18 months, then for each month after the 18-month anniversary of the termination date until the end of the Severance Period, Mr. White will be entitled to receive an amount that reasonably equates to the Company’s cost of health insurance coverage for Mr. White that would otherwise be provided under COBRA. The employment agreement also provides for the following modified treatment of Mr. White’s outstanding long-term incentive equity awards upon a Qualifying Termination: (i) certain vested stock options will remain exercisable for up to 90 days following the Qualifying Termination, (ii) all unvested and outstanding time-based vesting RSUs will accelerate and fully vest as of the Qualifying Termination, (iii) all unvested and outstanding performance-based vesting RSUs that were granted prior to the date of the employment agreement will remain outstanding and eligible to vest, to the extent the applicable performance conditions are achieved, with any continued service requirements deemed satisfied, and (iv) all unvested and outstanding performance-based vesting RSUs issued after the date of the employment agreement will accelerate and vest based upon levels of achievement reasonably determined by the Company as of the Qualifying Termination, with any continued service requirements deemed satisfied.

Under the employment agreement, in the event that (i) the Board determines that Mr. White will no longer serve as the CEO, the Company has hired a new CEO and Mr. White has completed certain transition obligations, (ii) the Board and Mr. White mutually agree to maintain Mr. White as Executive Chairman of the Board following the Company’s appointment of a new CEO or (iii) Mr. White’s employment automatically terminates on December 31, 2023 (each, a “Qualifying Resignation”), the above-mentioned modified vesting conditions with respect to Mr. White’s long-term incentive equity awards will also apply to Mr. White’s equity awards upon the Qualifying Resignation. In the event Mr. White’s employment terminates due to his death or disability, in addition to earned salary and benefits, he is entitled to his annual bonus for the year of termination based on actual performance.

Mr. White is subject to certain restrictive covenants, including prohibitions on (i) competing with us during his employment with us and for a period of 18 months thereafter, (ii) soliciting or hiring our customers or employees during his employment with us and for a period of 24 months thereafter, and (iii) non-disparagement, confidentiality and intellectual property obligations. If Mr. White resigns without good reason at the end of the term, he may (a) continue to receive his then-current base salary for up to 18 months, (b) continue to participate in our medical, dental and health plans at his cost for up to 18 months and (c) exercise any vested stock options for a period of up to 90 days following the resignation date, subject to his continued compliance with any other obligations he has to us, unless we notify him that we are waiving our rights to enforce the non-competition covenant.

Mr. Palmer

CW Facility Services Inc. (as successor in interest of DTZ US NewCo, Inc.) is party to an employment agreement with Mr. Palmer, effective as of March 16, 2015, which had an initial term of three years and is subject to automatic one-year extensions thereafter. On February 27, 2020, in connection with Mr. Palmer’s planned retirement in 2021, we entered into a transition agreement with Mr. Palmer, which was amended on November 19, 2020 to extend the separation date and increase the aggregate compensation due to Mr. Palmer during his consulting term (as amended, the “Transition Agreement”). The Transition Agreement provides that Mr. Palmer’s original employment agreement will remain in effect until his separation from the Company, which will occur no later than February 28, 2021. Mr. Palmer’s original employment agreement provides that his salary may not be reduced below $600,000. Following his separation, Mr. Palmer will serve as a consultant to the Company until December 31, 2021, and will be entitled to monthly payments in an amount that would result in aggregate payments totaling $1,050,000 for the consulting period, prorated for any partial periods of service during the consulting period. During the consulting period, Mr. Palmer will also be eligible to receive continued health insurance coverage under COBRA at the same level and cost to him as if he were an employee of the Company, subject to his continued eligibility for COBRA coverage. The Transition Agreement also provides that Mr. Palmer will be entitled to a prorated performance bonus for 2021. In lieu of the grant of any equity awards in 2020, Mr. Palmer will be entitled to receive a cash payment on March 15, 2021 (or within 30 days following the separation date) equal to $2,500,000, prorated according to his service from January 1, 2020 through the separation date.

With respect to outstanding equity awards, the Transition Agreement contemplates that (i) all performance-based vesting RSUs outstanding as of the separation date will remain eligible to vest if, and to the extent, the performance of the Company satisfies the applicable performance vesting requirements as of the end of the applicable performance period, with any continued employment requirements deemed satisfied; (ii) all time-based vesting RSUs granted in 2018 will fully vest on the separation date; (iii) all time-based vesting RSUs granted in 2019 will be converted into restricted stock and will continue to vest as set forth in the applicable award agreement; (iv) all time-based stock options granted prior to the Company’s initial public offering, which are now fully vested, will be exercisable for a period of 90 following the date on which Mr. Palmer is no longer providing services to the Company as a consultant; and (v) all performance-based stock options granted prior to the Company’s initial public offering, will remain eligible to vest if, and to the extent, the performance of the Company satisfies the applicable performance vesting requirements as of the end of the applicable performance period, with any continued employment requirements deemed satisfied. The Transition Agreement also provides that, with respect to Mr. Palmer’s participation in any of our non-qualified deferred compensation plans, he will be treated as incurring a separation from service as of the separation date.

The Transition Agreement provides that if Mr. Palmer’s employment is terminated by us without cause or if he resigns for good reason (both as defined in the employment agreement) prior to his separation, he will become entitled to the benefits described above as though the separation date occurred on the actual date of his termination of employment, except that Mr. Palmer will not serve as a consultant in the case of such termination or resignation and will not be entitled to receive any monthly consulting fees.

Mr. Palmer is subject to certain restrictive covenants set forth in his employment agreement, the Transition Agreement and the agreements governing his equity awards, including prohibitions on (i) competing with us during his employment with, and provision of consulting services to, us and for a period of 36 months thereafter, (ii) soliciting or hiring our customers or employees during his employment with, and provision of consulting services to, us and for a period of 36 months thereafter and (iii) non-disparagement, confidentiality and intellectual property obligations.

Mr. Forrester

The terms of Mr. Forrester’s employment are governed by an employment agreement with Cushman & Wakefield Debenham Tie Leung Limited. Under the employment agreement, Mr. Forrester is entitled to an annual base salary, which is subject to annual review, and to participate in the employer’s benefits scheme.

Under our current severance policy, upon termination (other than for cause), Mr. Forrester is entitled to severance consisting of 18 months’ base salary continuation plus a pro-rated bonus based on actual performance for the year in which he was terminated.

Mr. Forrester is subject to certain restrictive covenants set forth in his employment agreement and the agreements governing his equity awards, including prohibitions on (i) competing with us during his employment with us and for a period of 12 months thereafter, (ii) soliciting or hiring our customers or employees during his employment with us and for a period of 12 months thereafter and (iii) non-disparagement, confidentiality and intellectual property obligations.

Offer Letters

Ms. MacKay and Mr. Soloway are both “at will” employees, although the general terms of their employment were initially set out in offer letters between themselves and the Company. Their current salaries, target bonuses and severance policies are determined by the Compensation Committee. See “—Summary Compensation Table” and “—Potential Payments Upon Termination or Change in Control.” In addition, Ms. MacKay and Mr. Soloway are both subject to customary restrictive covenants set forth in the agreements governing their Company equity awards.

Management Stockholders’ Agreement

As previously disclosed, we have made pre-IPO equity grants under the DTZ Jersey Holdings Limited Management Equity Incentive Plan (the “MEIP”), which was adopted by our corporate predecessor in May 2015, and pursuant to RSU agreements. We and the Principal Shareholders have entered into a management stockholders’ agreement with each of our executive officers that remains in effect until December 31, 2021 and which governs all pre-IPO equity held by our executive officers, whether acquired pursuant to the exercise of options granted under the MEIP, the settlement of RSUs or purchases. The equity is held pursuant to a nominee arrangement and is generally nontransferable, except that a participant may transfer their rights for estate planning purposes or otherwise as permitted by us. In no event will a transfer be permitted to a competitor. The management stockholders’ agreement provides for drag-along, tag-along and post-termination repurchase and recapture rights, lock-up and other restrictions.

Potential Payments Upon Termination or Change in Control

The Named Executive Officers are eligible to receive certain severance payments and benefits under their employment and equity grant agreements or our Severance Plan in connection with a termination of employment under various circumstances and/or a change in control.

The table below provides an estimate of the value of such payments and benefits assuming that a qualifying termination of employment and, as applicable, a change in control, occurred on December 31, 2020, and assuming a share price of $14.83 per share, the closing price of the ordinary shares on such date. The actual amounts that would be paid or distributed to the Named Executive Officers as a result of one of the termination events occurring in the future will depend on factors such as the date of termination, the manner of termination and the terms of the applicable agreements in effect at such time, which could differ materially from the terms and amounts described here.

Potential Payments and Benefits upon Termination of Employment or Change in Control Table

Triggering Event(1)	Mr. White(2)(7)	Mr. Palmer(3)	Mr. Forrester(4)	Ms. MacKay(5)	Mr. Soloway(6)
Termination without Cause or for Good Reason Not in Connection With Change in Control
Base Salary	$1,900,000	$600,000	$917,763	$600,000	$500,000
Annual Bonus	$1,000,000	$450,000	$592,000	$356,250	$187,500
Accelerated Vesting of Stock Options	—	—	—	—	—
Accelerated Vesting of Restricted Share Unit Awards	$6,494,024	$411,258	—	—	—
Health and Welfare Benefits	$34,274	$7,797	$5,262	22,374	$14,646
TOTAL	$9,428,298	$1,469,055	$1,515,025	$978,624	$702,146
Termination without Cause or for Good Reason in Connection With Change in Control
Base Salary	$1,900,000	$600,000	$917,763	$600,000	$500,000
Annual Bonus	$1,000,000	$450,000	$592,000	$356,250	$187,500
Accelerated Vesting of Stock Options	—	$966,000	$966,000	—	$92,703
Accelerated Vesting of Restricted Share Unit Awards	$24,524,318	$1,345,919	$3,963,154	$2,769,606	$1,268,202
Health and Welfare Benefits	$34,274	$7,797	$5,262	$22,374	$14,646
TOTAL	$27,458,592	$3,369,716	$6,444,179	$3,748,230	$2,063,051
Death or Disability
Base Salary	—	—	—	—	—
Annual Bonus	$1,000,000	$450,000	$592,000	$356,250	$187,500
Accelerated Vesting of Restricted Share Unit Awards	$10,203,722	$1,345,919	$3,963,154	$2,769,606	$1,268,202
TOTAL	$11,203,722	$1,795,919	$4,555,154	$3,125,856	$1,455,702

(1)

The calculations presented in this table illustrate the estimated payments and benefits that would have been paid to each of the Named Executive Officers had their employment been terminated on December 31, 2020 for each of the following reasons: a termination of employment without “cause” or a termination of employment by a Named Executive Officer for “good reason” (including following a change in control of DTZ Jersey Holdings Limited) or the individual’s death or disability.

(2)

In the event of his death or disability, Mr. White is eligible to receive a pro rata portion of his target annual cash bonus opportunity for the year of his death or disability, based on our actual performance for the year.

(3)

Includes the vesting of 200,000 options which would only vest if such change of control constitutes a “liquidity event” in accordance with the applicable documents governing such awards. In the event of his death or disability, Mr. Palmer is eligible to receive a pro rata portion of his target annual cash bonus opportunity for the year of his death or disability, based on our actual performance for the year.

(4)

Includes (i) 267,239 unvested RSUs subject to vesting in the event of a qualifying termination following a change of control and (ii) and 200,000 options which would only vest if such change of control constitutes a “liquidity event” in accordance with the applicable documents governing such awards. Base salary and health and welfare amounts are converted from GBP to USD at a rate of $1.3158/GBP.

(5)	Includes (i) 186,757 unvested RSUs which vest in the event of a qualifying termination following a change of control.
(6)

Includes (i) 85,516 unvested RSUs subject to vesting in the event of a qualifying termination following a change in control and 36,668 options which would only vest if such change of control constitutes a “liquidity event” in accordance with the applicable documents governing such awards. Pursuant to the MEIP, 100% of unvested options subject to time-based vesting conditions shall vest upon a termination without cause or for good reason within the two-year period following a change in control.

(7)

No termination of Mr. White’s employment is required for these awards to vest, subject to any applicable performance criteria, in the event of a liquidity event. These calculations assume that the change in control constitutes a liquidity event. In the absence of a liquidity event, only 668,046 time-based and performance-based RSUs would vest upon a change in control. Additionally, 333,673 time-based RSUs vest in conjunction with a “Qualifying Resignation.”

Director Compensation Program

Directors who are also employees of the Company or any Principal Shareholder do not receive any compensation for their services as directors.

In 2020, each director who is not an employee of the Company or any Principal Shareholder (a “Non-Employee Director”) was entitled to receive annual cash retainers for Board and committee service as set forth in the table below. Directors do not earn fees for each meeting attended; however, they are reimbursed for their travel expenses.

Type of Compensation	Base Retainer	Additional Retainer For Committee Chair
Annual board member retainer	$90,000	n/a
Audit Committee member	$10,000	$20,000
Compensation Committee member	$10,000	$15,000
Nominating and Corporate Governance Committee member	$5,000	$10,000

In light of the COVID-19 pandemic, our Non-Employee Directors elected to voluntarily forgo 20% of their cash retainers during the third quarter of 2020. The Board did not accept Ms. Williamson’s election to voluntarily forgo 20% of her cash retainer because of the increased demands on her time during the pandemic.

In addition, each Non-Employee Director is eligible to receive an annual RSU award with a grant date value of $170,000, which will vest in full on the earlier of first anniversary of the date of grant or the annual shareholder meeting. All awards granted in 2020 were granted under our 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

The table below summarizes the compensation of each director (other than Mr. White) in 2020.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Jonathan Coslet	—	—	—
Timothy Dattels	—	—	—
Qi Chen(2)	—	—	—
Lincoln Pan	—	—	—
Rajeev Ruparelia	—	—	—
Angelique Brunner(3)	$36,240	$143,542	$179,782
Michelle MacKay(4)	$25,000	—	$25,000
Richard McGinn(5)	$102,907	$170,000	$272,907
Jodie McLean	$95,000	$170,000	$265,000
Billie Williamson	$120,000	$170,000	$290,000

(1)

The column titled “Stock Awards” reports the fair value of the RSU awards to the Non-Employee Directors at their grant dates in 2020 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 12 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Ms. Chen resigned from our Board on March 26, 2021 and was replaced as a Class I director by Anthony Miller.
(3)	Ms. Brunner joined our Board on August 6, 2020 and joined the Audit Committee on September 18, 2020.
(4)

Ms. MacKay was a member of the Board during 2020 through her resignation on March 17, 2020 to become our Chief Operating Officer. Ms. MacKay was also a member of the Compensation Committee from March 7, 2019 through February 27, 2020.

(5)	Mr. McGinn joined the Compensation Committee on February 27, 2020.

CEO Pay Ratio

The SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total compensation of the principal executive officer (“PEO”). The Company’s PEO is our CEO. The Company is presenting the required disclosure as follows:

For purposes of calculating our CEO pay ratio in 2020, we used the same median employee that was identified as of December 31, 2019 for calculating last year’s pay ratio because we believe that there have not been any material changes in our employee population or compensation arrangements which would significantly change our pay ratio disclosure. Our median employee is a full-time employee located in the United States. We determined this person’s total compensation, calculated in accordance with Item 402(c) of Regulation S-K, was $51,845, which includes base, bonus and company 401(k) match. Based upon this methodology and the CEO’s total compensation of $8,989,997, as set forth in the Summary Compensation Table, we estimate the ratio of our CEO pay to the median worker’s pay is 173:1.

The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us.

DIRECTORS AND EXECUTIVE OFFICERS

We have provided below summary biographies of our directors (other than our director nominees whose biographies appear under Proposal 1) and executive officers.

Directors

Brett White

Age: 61

Class II Director

Mr. White has served as Executive Chairman and Chief Executive Officer of Cushman & Wakefield since 2015. Prior to joining Cushman & Wakefield, Mr. White had a 28-year career with CBRE, serving as Chief Executive Officer from 2005 to 2012 and President from 2001 to 2005. He was also a member of CBRE’s board of directors from 1998 to 2013. Previously, he served as a trustee of the University of San Francisco and as a member of the board of directors for Edison International, Southern California Edison, Realogy Holdings Corporation and Mossimo, Inc. Mr. White holds a B.A. in Biology from the University of California, Santa Barbara.

Qualifications, Attributes and Skills: The Board believes that Mr. White’s extensive experience, global leadership and knowledge of commercial real estate qualifies him to serve on the Board.

Angelique Brunner

Age: 49

Class I Director

Ms. Brunner was appointed to the board of directors of Cushman & Wakefield in 2020. Ms. Brunner is the CEO and Founder of EB5 Capital, where she is engaged in all aspects of the firm’s commercial real estate investments, including deal-making, investor procurement and business management. Prior to founding EB5 Capital, Ms. Brunner worked in various aspects of finance real estate development and venture capital at Fannie Mae, Neighborhood Development Company, National Capital Revitalization Corporation and Core Capital Partners. She holds a B.A. from Brown University and a Master of Public Affairs from Princeton University. Ms. Brunner is currently the Industry Membership Chair & Spokesperson for EB-5 Investment Coalition, and is a member of Urban Land Institute, the U.S. Chamber of Commerce and Real Estate Executive Council (REEC).

Qualifications, Attributes and Skills: The Board believes that Ms. Brunner’s significant experience and expertise in real estate development, entrepreneurial spirit and strong connections in the commercial real estate industry generally qualifies her to serve on the Board.

Anthony Miller

Age: 64

Class I Director

Mr. Miller was appointed to the board of directors of Cushman & Wakefield in March 2021. Mr. Miller joined PAG as Chief Executive Officer of PAG Japan Limited in June 2009 and is a Partner of the Group. Prior to joining PAG, he was a Partner of alternative asset manager Ramius LLC, where he was in charge of their business in Asia and Japan. Previously he was a Managing Director and head of the Hong Kong office for The Carlyle Group and a Managing Director and Head of Corporate Finance of Bear Stearns Asia. Mr. Miller currently serves as a director of Edelweiss Securities Limited. He is also trustee of the American School in Japan, and a member of the Council on Foreign Relations, the U.S. Japan Council and the World Economic Forum. Mr. Miller holds a B.A. with honors from Brown University and an M.B.A. with honors from Harvard Business School.

Qualifications, Attributes and Skills: The Board believes that Mr. Miller’s extensive experience in private equity and institutional investing qualifies him to serve on the Board.

Jonathan Coslet

Age: 55

Class I Director

Mr. Coslet was appointed to the board of directors of Cushman & Wakefield in 2018. Mr. Coslet is a Senior Partner of TPG Global LLC (“TPG”). Mr. Coslet is also a member of the firm’s Investment Committee and Management Committee. Prior to joining TPG, he worked at Donaldson, Lufkin & Jenrette, and before that, at Drexel Burnham Lambert, where he started his career. Mr. Coslet previously served on the board of directors of IQVIA Holdings Inc., Biomet, Inc., IASIS Healthcare LLC, Quintiles IMS Holdings, Inc., Quintiles Transnational Holdings Inc., PETCO Animal Supplies, Inc. and Neiman Marcus Group, Inc. He currently serves on the boards of Life Time Fitness, Inc. and on the Stanford Medical Advisory Council and the Stanford Institute for Economic Policy Research Advisory Board, and he serves as a Trustee for Menlo School. Mr. Coslet holds a B.S. in economics and finance from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School.

Qualifications, Attributes and Skills: More than 25 years of experience in advising and growing companies; extensive management and board of director experience; and finance background.

Richard McGinn

Age: 74

Class II Director

Mr. McGinn was appointed to the board of directors of Cushman & Wakefield in 2019. Mr. McGinn held numerous executive positions at AT&T from 1969 to 1996. He served as President, then CEO and Chairman of Lucent Technologies from 1996 to 2000. He was a General Partner at RRE Ventures from 2001 to 2010. He also served as Chairman then CEO of VeriFone Systems, Inc. from 2012 to 2013. He was a founder and investor in Sky Capital from 2014 to 2016. Mr. McGinn previously served on the boards of American Express, VeriFone Systems, ViaSystems, Cyota, Broadsoft, and Nexsan. He holds a B.A. from Grinnell College.

Specific Qualifications, Attributes and Skills: Mr. McGinn brings to the Board his substantial business, investment and financial experience, his expertise in analyzing business developments and opportunities in telecommunications, mobile, online and new technologies, as well as his core business and leadership skills and public company director experience.

Jodie McLean

Age: 52

Class II Director

Ms. McLean was appointed to the board of directors of Cushman & Wakefield in 2018. Ms. McLean has served as the Chief Executive Officer of EDENS since 2015. Prior to that she served as President and Chief Investment Officer of EDENS from 2002. Ms. McLean also serves on the board of directors of Extended Stay America, Inc. and Wofford College among others. She holds a B.S. from the University of South Carolina and a degree from South Carolina Honors College.

Specific Qualifications, Attributes and Skills: The Board believes that Ms. McLean brings more than 25 years of real estate, investment and management expertise to the Board.

Billie Williamson

Age: 68

Class II Director

Ms. Williamson was appointed to the board of directors of Cushman & Wakefield in 2018. Ms. Williamson served in various roles at Ernst & Young L.L.P., most recently in the role of Senior Assurance Partner, from 1974 to 1993 and 1998 to 2011. She also worked at Marriott International, Inc. from 1996 to 1998 as Senior Vice President, Finance and Corporate Controller, and before that at AMX Corporation from 1993 to 1996 as Chief Financial Officer. Ms. Williamson also serves or has served on the boards of directors of XL Group Ltd., Pentair plc, Pharos Capital BDC, Inc., CSRA Inc., Janus Capital Group, ITT Exelis Inc., Annie’s Inc., Energy Future Holdings Corporation and Kraton Corporation. She holds a B.B.A. from Southern Methodist University.

Specific Qualifications, Attributes and Skills: The Board believes that Ms. Williamson brings significant expertise and leadership in finance, accounting and public company governance to the Board.

Executive Officers

Neil Johnston

Age: 55

Executive Vice President and Chief Financial Officer

Mr. Johnston is our Executive Vice President and Chief Financial Officer and has served in such capacity since February 2021. Prior to his current role, Mr. Johnston served as a consultant to the Company from January 2021 to February 2021. Mr. Johnston previously served as Executive Vice President and Chief Financial Officer at Presidio, Inc. from January 2018 to December 2020. Mr. Johnston served as Executive Vice President and Chief Financial Officer of Cox Automotive from June 2015 until December 2017. Before working for Cox Automotive, Mr. Johnston served as Executive Vice President of Strategy and Digital Innovation at Cox Media Group (CMG). Prior to holding that position, he served as Chief Financial Officer of CMG from 2009 to 2012. Mr. Johnston was the CFO of Cox Radio from 2000 until 2009, and he began his career with Cox Enterprises in 1996, serving in various financial and business development roles. Prior to joining Cox, Mr. Johnston worked for Coca-Cola Enterprises, Inc. and Deloitte and Touche, LLP. Mr. Johnston holds an MBA from the Wharton School of the University of Pennsylvania and degrees in accounting, finance and information systems from Georgia State University and the University of Cape Town, South Africa.

John Forrester

Age: 58

Executive Vice President and Global President

Mr. Forrester is our Executive Vice President and Global President and has served in such capacity since December 2017. Prior to his current role, Mr. Forrester was Chief Executive, EMEA at Cushman & Wakefield, a role he previously held at DTZ Group, our predecessor firm. Mr. Forrester was also previously Group Chief Executive of DTZ Holdings plc. He joined DTZ Group in September 1988. Mr. Forrester is a member of the Board of Management and Management Executive for the British Council for Offices and has previously served as its President. He is a trustee of the Geffrye Museum. Mr. Forrester holds a B.S. in Urban Estate Surveying and is a Fellow of the Royal Institution of Chartered Surveyors.

Michelle MacKay

Age: 54

Chief Operating Officer

Ms. MacKay is our Executive Vice President and Chief Operating Officer and has served in such capacity since March 2020. Prior to her current role, Ms. MacKay served as a member of our Board since 2018. Prior to joining our Board, Ms. MacKay was most recently a Senior Advisor to iStar from 2017 to 2018, and previously served as iStar’s Executive Vice President of Investments from 2003 to 2017. Prior to iStar, she served as an Executive Director and as a senior member of the Commercial Real Estate Investment Committee at UBS. Ms. MacKay also serves or has served on the boards of directors of Americold Realty Trust and WCI Communities, Inc. She holds a B.A. from the University of Connecticut and an M.B.A. from the University of Hartford.

Brett Soloway

Age: 52

Executive Vice President, General Counsel and Corporate Secretary

Mr. Soloway is Executive Vice President, General Counsel and Corporate Secretary and has served in such capacity since 2014. Prior to joining Cushman & Wakefield, Mr. Soloway led a team for The Home Depot, Inc. that was responsible for all legal matters relating to new store and distribution center development, operations and property management activities in the U.S., Canada, Mexico, China and India. Earlier in his career, Mr. Soloway served as Vice President and General Counsel for Red Seal Development, Inc., and practiced law at Kirkland & Ellis and Rudnick & Wolfe. He received a B.A. in political science from the University of Michigan and a J.D. from the University of Illinois.

Nathaniel Robinson

Age: 46

Chief Investment Officer and Executive Vice President of Strategic Planning

Mr. Robinson is our Chief Investment Officer and Executive Vice President of Strategic Planning and has served in such capacity since 2018. Prior to his current role, Mr. Robinson was our SVP, Corporate Development since joining the Company in 2016. Prior to joining Cushman & Wakefield, Mr. Robinson was an Investment Partner at Virgo Capital where he focused on making new platform investments and developing strategic initiatives for the firm’s portfolio companies. Mr. Robinson also previously worked in Morgan Stanley’s Global Technology Group and is a co-founder and former chairman of PhillyCarShare, which was acquired by Enterprise Holdings in 2011. He holds a B.S. in finance and accounting from Drexel University, an M.P.P. from Harvard University and an M.B.A. from Dartmouth College.

PROPOSAL 6 ADVISORY VOTE ON DIRECTOR COMPENSATION REPORT

In accordance with the UK Companies Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the director compensation report included as Annex A to this Proxy Statement. This proposal is similar to Proposal 5 regarding the compensation of our Named Executive Officers. However, the director compensation report is concerned solely with the compensation of our executive and non-executive directors and is required under the UK Companies Act. We encourage shareholders to read the director compensation report included as Annex A to this proxy statement. The Board and the Compensation Committee believe that the policies and procedures articulated in the director compensation report are effective in achieving our compensation objectives, and serve to attract and retain high-quality directors.

This vote is advisory only, pursuant to the UK Companies Act, and the director entitlement to receive compensation is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The resolution and vote are a means of providing shareholder feedback to the Board. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of our executive director and non-executive director compensation programs.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to approve our 2020 Director Compensation Report.

PROPOSAL 7 VOTE TO APPROVE OUR REVISED DIRECTOR COMPENSATION POLICY

We are asking shareholders to approve the adoption of a revised director compensation policy. Under UK law, our director compensation policy must be approved by shareholders every three years, and we must make all payments in accordance with such policy unless separately approved by shareholder resolution. Although our current director compensation was approved by shareholders at our 2019 Annual General Meeting and became effective on January 1, 2020, our Board has determined that the adoption of a new policy, based on our existing policy but with certain modifications, would be beneficial to the Company and our shareholders. The revised director compensation policy is set out in full in the director compensation report included as Annex A to this proxy statement. If approved, the revised director compensation policy will become effective immediately and will remain in force for up to three years, in accordance with UK law.

Our Board has reviewed our existing director compensation policy and concluded that while most of its provisions remain appropriate and well-tailored to our compensation needs, the policy contains certain restrictions on the grant of equity awards which our Board felt were unduly restrictive and could result in the disallowance of otherwise appropriate and beneficial compensation arrangements. In particular, our revised director compensation policy would update provisions relating to grants under our Long Term Incentive Plan (“LTIP”) as follows:

Policy Feature	Current Policy	Revised Policy

Maximum annual award of RSUs and/or options:	Up to 80% of total compensation package at target.	Up to 90% of total compensation package at target.

Additional awards for purposes of retention in exception circumstances:	Permitted, subject to the overall LTIP component of compensation for the year not exceeding 80%.	Permitted, subject to the overall LTIP component of compensation for the year not exceeding 90%.

Except as set forth above, the revised director compensation policy we are proposing is substantially identical to our existing policy. Our Board believes that equity incentive compensation is generally beneficial as it aligns our executives’ long-term goals with those of shareholders and in some circumstances it may be appropriate for equity grants to constitute a large portion or substantially all of an executive’s compensation for a given year. For example, our current arrangements with Brett White contemplate annual equity grants to Mr. White in the range of $10 million to $15 million in each of 2021, 2022 and 2023. See “Compensation Discussion and Analysis—Employment Arrangements—Brett White.” Based on our current expectations, it is possible that these equity grants could exceed the 80% limit fixed by our existing director compensation policy. Accordingly, we are proposing a revised director compensation policy which would provide us with additional flexibility to increase equity compensation as a percentage of total compensation.

Under UK law, our shareholders’ vote on the director compensation policy is binding on the Company. If this proposal is not approved, our existing director compensation policy will remain in effect and we will be required to observe the limits of the existing policy with respect to all amounts paid to our directors until such time as our shareholders approve a new policy.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to approve our Revised Director Compensation Policy.

PROPOSAL 8 VOTE TO APPROVE AN AMENDMENT AND RESTATEMENT OF OUR 2018 OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN

We are asking shareholders to approve an amendment and restatement (the “Restatement”) of our 2018 Omnibus Management Share and Cash Incentive Plan (as amended from time to time, the “2018 Omnibus Plan”), which Restatement would (subject to the approval of our shareholders) (i) increase the number of ordinary shares reserved for issuance under the plan by 13.30 million ordinary shares, (ii) extend the scheduled expiration date of the 2018 Omnibus Plan from June 19, 2028 to May 6, 2031, and (iii) make certain other updates to the 2018 Omnibus Plan as described further below and in the draft of the plan attached to this proxy statement as Annex B. If this amendment is approved by our shareholders, the total number of our ordinary shares that will be reserved for issuance under the 2018 Omnibus Plan will be approximately 14.18 million ordinary shares.

As further described below, the 2018 Omnibus Plan provides for grants of equity awards to our employees, consultants and independent contractors. The purpose of the 2018 Omnibus Plan is to provide incentives and rewards that will align the interests of our employees, consultants and independent contractors with our long-term growth, profitability and financial success. We believe that increasing the number of ordinary shares issuable under the 2018 Omnibus Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individual essential to our long-term growth and financial success and to further align their interests with those of our shareholders. We rely on equity awards to retain and attract key employees and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of the Company depend. The availability of an adequate number of ordinary shares available for issuance under the 2018 Omnibus Plan is an important factor in fulfilling these purposes.

Currently, the 2018 Omnibus Plan provides that the maximum number of ordinary shares available for issuance pursuant to awards issued thereunder is 9.8 million shares, of which, after giving effect to ordinary shares previously issued pursuant to awards under the 2018 Omnibus Plan and ordinary shares subject to outstanding awards under the plan, only approximately 879,000 ordinary shares were available for issuance under the 2018 Omnibus Plan as of March 19, 2021, which we have determined would be insufficient to meet our forecasted needs for the next several years as discussed in greater detail below. We believe that an additional 13.30 million ordinary shares are necessary for us to continue to offer a competitive long-term equity-based incentive compensation program for the next several years based on historical grant practices and forecasted needs. If the Restatement is not approved by our shareholders, the amended and restated 2018 Omnibus Plan will not become effective, the 2018 Omnibus Plan will continue in effect (without giving effect to the Restatement), and we will be subject to the current share limit set forth in the 2018 Omnibus Plan, reduced by shares previously issued pursuant to awards under the plan, as well as shares subject to outstanding awards.

In addition to the 879,000 shares available under the 2018 Omnibus Plan, we also have 98,000 shares remaining available for grant under the Cushman & Wakefield 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

The following factors were considered by the Compensation Committee and the Board when determining the number of ordinary shares to reserve for issuance under the 2018 Omnibus Plan:

•

Historical Grant Practices. The Compensation Committee and the Board considered the total number of equity awards that we granted in the last three fiscal years plus year to date 2021. Under the 2018 Omnibus Plan, in fiscal years 2018, 2019, 2020, and year to date 2021 we granted equity awards covering approximately 70,000, 1.97 million, 2.78 million, and 4.10 million ordinary shares, respectively, for a total of approximately 8.92 million ordinary shares over such period.

•

Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which our ordinary shares will be issued under the 2018 Omnibus Plan: (i) the number of ordinary shares available for issuance in the form of new grants under the 2018 Omnibus Plan and (ii) forecasted future grants, determined based on our stock price and the dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•

Number of Shares Subject to Outstanding Awards. As of March 19, 2021, the number of our ordinary shares that remained available for issuance under the 2018 Omnibus Plan was approximately 879,000. As of the same date, the total number of our ordinary shares covered by outstanding equity awards was approximately 12.12 million shares, which consisted of (i) 100,000 ordinary shares subject to outstanding awards of restricted stock, (ii) 8.67 million ordinary shares subject to outstanding awards of restricted stock units and (iii) 3.35 million ordinary shares subject to outstanding options (with a weighted average exercise price of $11.54 and a weighted average term of 4.9 years).

•

Overhang. As of March 19, 2021, approximately 12.12 million ordinary shares were subject to outstanding equity awards, and approximately 879,000 ordinary shares were available for future awards under our 2018 Omnibus Plan. The total of those two figures represents approximately 5.4% of our outstanding ordinary shares as of the same date.

Our executive officers have an interest in the approval of the amendment and restatement of the 2018 Omnibus Plan because they are eligible for awards under the 2018 Omnibus Plan.

Summary of the Material Terms of the 2018 Omnibus Plan

The following is a summary of the material terms of the 2018 Omnibus Plan, after giving effect to the Restatement, but does not include all of the provisions of such plan. This summary is qualified in its entirety by reference to the 2018 Omnibus Plan itself, and for further information about the plan, we refer you to the complete text of the 2018 Omnibus Plan.

Administration

The 2018 Omnibus Plan is administered by the Compensation Committee. Among the Compensation Committee’s powers are the power to determine those employees, consultants, and independent contractors who will be granted awards and the amount, type and other terms and conditions of awards. The Compensation Committee may delegate its powers and responsibilities under the plans, in writing, to a sub-committee, including delegating to a sub-committee of directors or employees the ability to grant awards to participants who are not our “executive officers” and to administer the plan. The Compensation Committee has discretionary authority to interpret and construe any and all provisions of the plan and the terms of any award (or award agreement) granted thereunder, and to adopt and amend such rules and regulations for the administration of the plans as it deems appropriate. Decisions of the Compensation Committee will be final, binding and conclusive.

On or after the date of grant of any award under the plan, the Compensation Committee may accelerate the date on which any award becomes vested, exercisable or transferable. The Compensation Committee may also extend the term of any award (including the period following a termination of a participant’s employment during which any award may remain outstanding); waive any conditions to the vesting, exercisability or transferability of any award; or provide for the payment of dividends or dividend equivalents with respect to any such award. The Compensation Committee does not have the authority and may not take any such action described in this paragraph to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

Except in certain circumstances specified in the plan, including in a change in control (as defined in the plan), the Company will not, without the approval of our shareholders, reprice any stock option or stock appreciation right or grant any new award or make any payment of cash to a participant in substitution for, or upon the cancellation of, any option or stock appreciation right when the exercise price of such option or stock appreciation right exceeds the fair market value of the underlying ordinary shares.

Available Shares

If the Restatement is approved by our shareholders, an additional 13.30 million ordinary shares will be available for issuance pursuant to awards under the 2018 Omnibus Plan, which will be added to the number of ordinary shares that remained available for issuance under the 2018 Omnibus Plan immediately before the Restatement (approximately 879,000 as of March 19, 2021), which in each case, will be subject to adjustment in accordance with the 2018 Omnibus Plan. The ordinary shares which may be issued or transferred pursuant to awards granted under the 2018 Omnibus Plan may be authorized and unissued ordinary shares or ordinary shares held in or acquired for our treasury, or both. If the Restatement is approved, the total number of our ordinary shares that will be reserved for issuance under the 2018 Omnibus Plan will be 14.18 million. In general, if awards under the plan expire or are forfeited, cancelled or terminated without the issuance of ordinary shares, or are settled for cash in lieu of ordinary shares, the shares covered by such awards will remain or become available for issuance under the plan under which it was issued. In addition, if the tax withholding requirements related to any full-value award under the plan are satisfied through the withholding by us of our ordinary shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, a number of shares equal to such withheld or transferred shares will again become available for issuance under the plan. However, if the exercise price or tax withholding requirements related to any stock option or stock appreciation right under the plan are satisfied through the withholding by us of our ordinary shares otherwise then deliverable in respect of an award or through actual or constructive transfer to us of shares already owned, then such withheld or transferred shares will be deemed issued under the plan. In addition, any ordinary shares covered by a stock-settled stock appreciation right or other award that were not issued upon the settlement of the award and any ordinary shares that we have repurchased using stock option proceeds will be deemed issued under the plan.

Ordinary shares covered by awards granted pursuant to the plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as used under the plan.

Eligibility for Participation

The persons eligible to receive awards under the 2018 Omnibus Plan are our employees, consultants and independent contractors, and employees, consultants and independent contractors of our subsidiaries, as selected by the Compensation Committee. However, only our employees and employees of our subsidiaries are eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code) under the plan. As of March 19, 2021, approximately 750 employees, independent contractors and consultants were eligible to participate in the 2018 Omnibus Plan.

Cash Incentive Awards

Under the 2018 Omnibus Plan, the Compensation Committee may grant cash incentive awards, which may be settled in cash or in other property, including ordinary shares.

Stock Options

Under the 2018 Omnibus Plan, the Compensation Committee may grant nonqualified stock options (and incentive stock options with respect to up to 14.18 million ordinary shares) to purchase ordinary shares. The Compensation Committee determines the number of ordinary shares subject to each option, the vesting schedule, the method and procedure to exercise vested options (provided that no option may be exercisable after the expiration of ten years after the date of grant), restrictions on transfer of options and the other terms of each option. The exercise price per ordinary share covered by any option may not be less than 100% of the fair market value of an ordinary share on the date of grant.

Additionally, with respect to “incentive stock options”, the aggregate fair market value of ordinary shares with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under the 2018 Omnibus Plan or any of our other plans or plans of our subsidiaries may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the incentive stock options granted to such option holder, to the extent and in the order required by applicable regulations, will be automatically deemed to be nonqualified stock options, but all other terms and provisions of such option will remain unchanged. No incentive stock option may be granted to a 10% shareholder unless the exercise price of the option is at least 110% of the fair market value of an ordinary share at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Other Stock-Based Awards

The Compensation Committee may grant other stock, stock-based or stock-related awards in such amounts and subject to such terms and conditions as determined by the Compensation Committee pursuant to the 2018 Omnibus Plan. Each such other stock-based award may (i) involve the transfer of ordinary shares to the award recipient, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of ordinary shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, RSUs, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of our ordinary shares that is specified at the time of the grant of such award.

Shareholder Rights

No person will have any rights as a shareholder with respect to any of our ordinary shares covered by or relating to any award granted pursuant to the 2018 Omnibus Plan until the date of the issuance of such shares on our books and records.

Corporate Transactions

In the event of certain transactions, including a merger, consolidation or similar transaction as a result of which the holders of ordinary shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, adjust each outstanding award on the date of such transaction so that it pertains and applies to the securities which a holder of the number of ordinary shares subject to the award would have received in such transaction.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of ordinary shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Compensation Committee will, if deemed appropriate, have the power to: (a) cancel each outstanding award (whether or not exercisable or vested) and pay to the participant an amount in cash equal to the value of the award, as determined by the Compensation Committee; or (b) provide for the exchange of each award (whether or not then exercisable or vested) for an award with respect to (1) some or all of the property which a holder of the number of ordinary shares subject to the award would have received in such transaction or (2) securities of the acquiror or surviving entity and make an equitable adjustment, as determined by the Compensation Committee, in the exercise price of the award, or the number of shares or amount of property subject to the award, or provide for a payment (in cash or other property) to the participant in partial consideration for the exchange of the award.

Amendment and Termination

Our Board may at any time suspend or discontinue the 2018 Omnibus Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval. However, except as expressly provided in the plan, no such amendments may adversely affect in any material respect a participant’s rights under any previously granted and outstanding award without the consent of such affected participant.

Recoupment

Notwithstanding any other provision of the 2018 Omnibus Plan or any award agreement, we may recoup compensation paid or to be paid under the plan to the extent required by applicable law, permitted or required by our policies in effect on the grant date, and/or required by applicable stock exchange rules.

Transferability

Awards granted under the 2018 Omnibus Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Compensation Committee may provide for the transferability of nonqualified stock options (other than to third-party financial institutions for value) subject to conditions and limitations as determined by the Compensation Committee.

Summary of Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences related to awards under and participation in the 2018 Omnibus Plan and is provided only for general information. The summary is based on current U.S. laws and regulations as of the date of the filing of this proxy statement, and there can be no assurance that those laws and regulations will not change in the future. This summary does not purport to be complete and does not discuss all federal income tax consequences under the 2018 Omnibus Plan, any federal employment tax consequences, the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances, and this summary is not intended as tax advice to participants, who should consult their own tax advisors.

Incentive Stock Options

No taxable income is generally recognized by the participant upon the grant or exercise of an incentive stock option. If ordinary shares of the Company that are issued to an optionholder pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionholder as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionholder.

If ordinary shares of the Company that are acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionholder will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such ordinary shares) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares of the Company.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options

No income is generally recognized by the optionholder at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is recognized by the optionholder in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares of the Company on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering ordinary shares of the Company. Upon exercise, the optionholder will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

The current federal income tax consequences of other awards authorized under the 2018 Omnibus Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units and other stock or cash-based awards are generally subject to tax at the time of payment. The Company or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

Section 409A of the Code

Certain types of awards under the 2018 Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2018 Omnibus Plan and awards granted under the 2018 Omnibus Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

The benefits that will be awarded or paid under the 2018 Omnibus Plan, as amended and restated, are not currently determinable. The issuance of any future awards under the 2018 Omnibus Plan will be at the discretion of our Compensation Committee, and no such determination as to future awards or who might receive them has been made. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Required Vote

This proposal will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

If shareholders do not approve the Restatement, we will continue to grant equity awards under the terms of the 2018 Omnibus Plan as currently in effect.

Recommendation

Our Board recommends that shareholders vote “FOR” the proposal to amend and restate our 2018 Omnibus Management Share and Cash Incentive Plan.

PROPOSAL 9 SPECIAL RESOLUTION TO ADOPT AND APPROVE AMENDED ARTICLES OF ASSOCIATION TO PERMIT VIRTUAL MEETINGS

We are asking shareholders to adopt and approve the Amended Articles of Association in the form attached as Annex C to this proxy statement (the “Amended Articles”). The purpose of adopting the Amended Articles is to permit us the ability to hold “virtual” or “hybrid” Annual General Meetings in the future. In a virtual meeting, shareholders and directors would participate remotely in the proceedings via telephone, internet or other electronic platform. In a hybrid meeting, we may hold the meeting at one or more physical locations and also allow shareholders to participate in a virtual manner.

We believe that virtual or hybrid meetings will allow for greater shareholder participation by permitting the attendance of shareholders who would otherwise find it impractical to physically attend our meetings. In addition, we believe the flexibility to hold a virtual or hybrid meeting could facilitate enhanced safety in light of health concerns such as the COVID-19 pandemic. Although the Amended Articles would permit us to hold virtual or hybrid meetings, they would not require us to do so. If this proposal is adopted, our Board expects to determine the format of each year’s Annual General Meeting based on what it believes is most appropriate under the circumstances at that particular time.

The Amended Articles would update our Articles of Association to provide that our Annual General Meeting of shareholders may be held physically, virtually or combine both approaches at a hybrid meeting. If the meeting has a virtual component, virtual participants will be deemed to be in attendance if they have the capacity to both speak and vote at such meeting. There will be no requirement for virtual participants to be visible to other meeting participants. The foregoing summary of the Amended Articles is not complete and is qualified by reference to the Amended Articles, which are attached to this proxy statement as Annex C.

Required Vote

Because this proposal is being proposed as a special resolution, it will only be approved if the number of votes cast “FOR” equals or exceeds at least 75% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not have any effect on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

If shareholders adopt the Amended Articles by special resolution, our current Articles of Association will remain in effect.

Recommendation

Our Board recommends that shareholders vote “FOR” the special resolution to adopt and approve Amended Articles of Association of Cushman & Wakefield plc.

SECURITY OWNERSHIP

The following table below sets forth information as of the close of business on March 31, 2021 regarding the beneficial ownership of our ordinary shares by: (i) each person or group who is known by us to own beneficially more than 5% of our outstanding ordinary shares; (ii) each of our current directors and each nominee for director to our Board; (iii) each of our executive officers; and (iv) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All percentages in the table below are based on [ ] shares of ordinary shares outstanding as of March 31, 2021.

Unless otherwise noted, the address of each beneficial owner is c/o Cushman & Wakefield, 225 West Wacker Drive, Chicago, Illinois 60606.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders
TPG Funds(1)	47,709,929	[	]%
Funds affiliated with PAG Asia Capital(2)	42,551,237	[	]%
Ontario Teachers’ Pension Plan Board(3)	14,634,825	[	]%
FMR LLC(4)	22,162,955	[	]%
The Vanguard Group(5)	15,151,473	[	]%
JPMorgan Chase & Co(6)	16,006,159	[	]%
Vulcan Value Partners, LLC(7)	11,372,639	[	]%
Named Executive Officers and Directors:
Brett White(8)	1,457,745	*
Duncan Palmer(9)	438,241	*
John Forrester(10)	588,200	*
Michelle MacKay(11)	32,566	*
Brett Soloway(12)	168,901	*
Angelique Brunner	13,610	*
Jonathan Coslet	—	—
Timothy Dattels	—	—
Qi Chen	—	—
Lincoln Pan	—	—
Richard McGinn	23,680	—
Jodie McLean	28,883	*
Rajeev Ruparelia	—	—
Billie Williamson	31,052	*
All Executive Officers and Directors as a group (16 Persons)(13)	2,844,613	[	]%

*	Represents beneficial ownership of less than 1%.
(1)

The TPG Funds (as defined below) hold an aggregate of 47,709,929 ordinary shares (the “TPG Shares”), of which 32,357,616 are held by TPG Drone Investment, L.P., a Cayman limited partnership, and 14,082,767 are held by TPG Drone Co-Invest, L.P., a Cayman limited partnership (together, the “TPG Funds”). The general partner of each of the TPG Funds is TPG Asia Advisors VI, Inc., a Delaware corporation (“TPG Asia Advisors VI”). David Bonderman and James G. Coulter are sole shareholders of TPG Asia Advisors VI and may therefore be deemed to be the beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of TPG Asia Advisors VI and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(2)

Consists of ordinary shares (the “PAG Asia Capital Shares”) held by PAGAC Drone Holding I LP, a Cayman limited partnership (“PAGAC Drone LP”). The general partner of PAGAC Drone LP is PAGAC Drone Holding GP I Limited, a Cayman exempted limited company. As directors of PAGAC Drone Holding GP I Limited, Messrs. Jon Robert Lewis, David Jaemin Kim, Noel Patrick Walsh and Oliver Morris have been delegated, in accordance with certain proxy voting guidelines, the authority to implement voting decisions and the authority to implement disposition decisions with respect to shares indirectly held by PAGAC Drone Holding GP I Limited, including the Company’s 42,551,237 ordinary shares. Each of Messrs. Lewis, Kim, Walsh and Morris expressly disclaims beneficial ownership of such shares. The correspondence address of PAGAC Drone Holding GP I Limited is 32/F, AIA Central, 1 Connaught Road Central, Hong Kong.

(3)

Consists of ordinary shares held by OTPP. The President and Chief Executive Officer of OTPP has delegated to each of Messrs. Rajeev Ruparelia and Wei Beng Chan and Ms. Sarah Jane Rowe authority to implement disposition decisions with respect to shares held by OTPP; however, approval of such decisions is made by senior personnel within the private capital group of OTPP in accordance with internal portfolio guidelines. Voting decisions are made by personnel within the public equities group of OTPP in accordance with internal proxy voting guidelines. As such, each of Messrs. Ruparelia and Chan and Ms. Rowe expressly disclaims beneficial ownership of such shares. The address of OTPP is 5650 Yonge Street, Toronto, Ontario M2M 4H5.

(4)	Represents shares beneficially owned by FMR LLC, 245 Summer Street, Boston MA 02210. The foregoing information is based solely on a Schedule 13G/A filed by FMR LLC with the SEC on February 8, 2021.
(5)

Represents shares beneficially owned by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021.

(6)

Represents shares beneficially owned by JPMorgan Chase & Co., 383 Madison Avenue, New York, NY 10179. The foregoing information is based solely on a Schedule 13G/A filed by JPMorgan Chase & Co. with the SEC on January 22, 2021.

(7)

Represents shares beneficially owned by Vulcan Value Partners, LLC, Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL 35223. The foregoing information is based solely on a Schedule 13G filed by Vulcan Value Partners, LLC with the SEC on February 16, 2021.

(8)	Includes 64,108 ordinary shares to be issued upon exercise of fully-vested options and 223,379 restricted stock units that vest within 60 days of March 31, 2021.
(9)

Includes 389,500 ordinary shares to be issued upon exercise of fully-vested options. The shares and options are held of record by the Duncan Palmer Revocable Trust U/A/D 10/16/17 of which Mr. Palmer is the trustee.

(10)	Includes 400,000 ordinary shares to be issued upon exercise of fully-vested options.
(11)	Includes 28,014 restricted stock units that vest within 60 days of March 31, 2021.
(12)	Includes 70,667 ordinary shares to be issued upon exercise of fully-vested options.
(13)	Includes an aggregate 924,275 ordinary shares to be issued upon exercise of fully-vested options and 251,393 restricted stock units that vest or settle within 60 days of March 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding the number of ordinary shares that may be issued under our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (c)(2)
Equity compensation plans approved by security holders	8,789,870	$11.54	5,263,073
Equity compensation plans not approved by security holders	—	—	—

Total	8,789,870	$11.54	5,263,073

(1)

Reflects 3,899,994 unvested time-based RSUs, 1,363,079 unvested performance-based RSUs (at target), 2,291,799 outstanding time-based options, and 1,234,998 outstanding performance-based options. Weighted-average exercise price is based on options outstanding as of December 31, 2020 and excludes restricted stock units, which do not have an exercise price.

(2)	Reflects number of shares remaining under the 2018 Omnibus Plan as of December 31, 2021 assuming target performance of performance-based RSUs.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of material provisions of various transactions we have entered into with our executive officers, board members or 5% or greater shareholders and their affiliates since January 1, 2020. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.

Pursuant to our written related party transaction policy, our Audit Committee is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of our Board as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Shareholders’ Agreement; Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into the Shareholders’ Agreement. See “Corporate Governance – Board Composition.”

In connection with the closing of our initial public offering, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Principal Shareholders and Vanke Service (HongKong) Co., Limited (萬科物業服務(香港)有限公司 ), a Hong Kong limited company (“Vanke Service”). The Registration Rights Agreement provides the Principal Shareholders with demand rights and the Principal Shareholders and Vanke Service with shelf registration rights. In addition, the Registration Rights Agreement provides the Principal Shareholders and Vanke Service with piggyback registration rights on any registration statement, other than on Forms S-4, S-8 or any other successor form, to be filed by the Company. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of ordinary shares to be included in a registration statement and our right to delay a registration statement under certain circumstances.

Under the Registration Rights Agreement, we have agreed to pay certain expenses related to any such registration and to indemnify the Principal Shareholders and Vanke Service against certain liabilities that may arise under the Securities Act.

Certain Relationships

From time to time, we do business with other companies affiliated with the Principal Shareholders. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arms-length basis.

Deeds of Indemnification and Appointment Letters

We have entered into our standard form of deed of indemnity for directors with all of our directors. Pursuant to this agreement, we agree to indemnify each director to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director, and to advance expenses incurred as a result of any proceeding against him or her as to which he or she could be indemnified. This agreement does not indemnify a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the Company. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance to the fullest extent permissible under English law (including ensuring that premiums are properly paid) for his or her benefit for so long as any claims may lawfully be brought against him or her.

In connection the director’s appointment to our Board, we also entered into our standard form of letter of appointment for non-employee directors with each director. This letter sets forth the main terms on which he or she serves on our Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the Nominating and Corporate Governance Committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

Why did I receive these proxy materials?

We have delivered printed versions of the notice of Annual Meeting in this proxy statement, proxy cards, the Cushman & Wakefield 2020 Annual Report, and our UK Annual Report and Statutory Accounts for the year ended December 31, 2020 (the “proxy materials”) to our shareholders of record and beneficial holders of our shares as of the record date, in connection with the solicitation of proxies for use at the Annual Meeting, or at any adjournment or postponement thereof.

In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of the proxy materials so that our shareholders of record can, as needed, supply these materials to the beneficial owners of shares as of the record date.

Copies of the proxy materials have also been supplied, at our expense, to Computershare Trust Company, N.A. (the “Depositary”) for ordinary shares that could not be deposited with The Depository Trust Company (“DTC”) at the closing of the Company’s initial public offering and have not been subsequently transferred. The Depositary will, as needed, supply these materials to the beneficial owners of the depositary receipts as of the record date. Each depositary receipt represents one ordinary share in our Company. The use of the Depositary allows for the ordinary shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or stamp duty reserve tax (“SDRT”), provided certain conditions are met.

Will any other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are, in accordance with the UK Companies Act, other applicable law or our articles of association, properly presented for consideration at the Annual Meeting, such matters will, subject to the UK Companies Act, articles of association and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

What is the difference between holding ordinary shares as a shareholder of record, as a beneficial owner and holder of depositary receipts?

If a shareholder is registered on the register of members of the Company in respect of ordinary shares, they are considered, with respect to those ordinary shares, the shareholder of record. As of March 31, 2021, being the latest practicable date prior to publication of this proxy statement, our shareholders of record were Cede & Co., the nominee for DTC, and GTU Ops Inc., the nominee for Computershare Trust Company N.A., as depositary, for ordinary shares that could not be deposited with DTC as of the closing of the Company’s initial public offering.

If your ordinary shares are held for you in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available or forwarded to you by your broker, bank or other nominee through whom you hold the ordinary shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your ordinary shares by following the instructions for voting on the proxy card.

If you hold depositary receipts through the Depositary, these proxy materials are being made available or forwarded to you by the Depositary. Because each depositary receipt represents one ordinary share in our Company, you have the right to direct the Depositary on how to vote your depositary receipts by following the instructions for voting on your proxy card.

In order to become a shareholder of record of ordinary shares, a beneficial owner whose ordinary shares are deposited with DTC or are deposited with the Depositary, would need to take steps to withdraw the relevant ordinary shares from the DTC system or the Depositary’s custody, as applicable. Beneficial owners are reminded that any transfer of the ordinary shares out of the DTC system or the Depositary, as applicable, will generally be subject to UK stamp duty or SDRT at a rate of 0.5% of any consideration, which is payable by the transferee of the ordinary shares (i.e., any third party into whose name the ordinary shares are transferred). However, where no consideration is given for the transfer of the ordinary shares out of the DTC system or the Depositary, as applicable (i.e., where beneficial ownership of the ordinary shares is not changing and there is no third-party paying consideration for the ordinary shares), no charge to UK stamp duty or SDRT should arise. In addition, if such ordinary shares are subsequently redeposited into the DTC system, the redeposit will attract UK stamp duty or SDRT at a higher 1.5% rate. Beneficial owners are, therefore, strongly discouraged from withdrawing their ordinary shares from the DTC system or the Depositary, as applicable.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may write to Cushman & Wakefield plc, c/o Brett Soloway, Executive Vice President, General Counsel and Corporate Secretary, 225 West Wacker Drive, Chicago, Illinois 60606. Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is entitled to vote at the Annual Meeting?

Shareholders of record and beneficial holders as of the record date are entitled to vote at the Annual Meeting. Please note the following special cases:

Beneficial owners of ordinary shares as of the record date have the right to direct their broker or other agent on how to vote the ordinary shares in their account. As beneficial owners are not shareholders of record of the relevant ordinary shares, they may not vote their ordinary shares at the Annual Meeting unless they request and obtain a legal proxy from their broker or agent. Due to the COVID-19 Pandemic, shareholders (including beneficial owners) are strongly discouraged from attending the Annual Meeting in person, and shareholders are cautioned that such attendance may not be safe or lawful. Instead, beneficial owners are encouraged to direct their broker or other agent on how to vote the ordinary shares in their account.

Holders of depositary receipts as of the record date may instruct the Depositary as to how to exercise the votes attaching to the ordinary shares underlying such depositary receipts by completing the proxy card and following the instructions furnished by the Depositary. After the Depositary has received instructions on how to vote on the proposals from the holders of depositary receipts, it will complete an omnibus proxy card reflecting such instructions and send it to the transfer agent.

What are the total voting rights in the Company?

As of March 31, 2021, being the last practicable date prior to the publication of this proxy statement, there were [ ] ordinary shares in issue and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual Meeting.

How do I vote if I am a shareholder of record?

If you are a shareholder of record who is entitled to attend and vote at the Annual Meeting, you may vote your ordinary shares in person at the Annual Meeting or appoint another person or persons as your proxy to exercise any or all of your rights to attend and to speak and vote at the Annual Meeting. Due to the COVID-19 Pandemic, shareholders are strongly discouraged from attending the Annual Meeting in person, and shareholders are cautioned that such attendance may not be safe or lawful. If you intend to vote in person, you must present government-issued identification. You may appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). Such proxy need not be a shareholder of record, but must attend the Annual Meeting to represent you and must vote as you instruct for your vote to be counted.

You may appoint a proxy to vote on your behalf using one of the following methods:

•	by returning the proxy card, or other instrument appointing a proxy, completed in accordance with the instructions therein and signed to the address provided with the proxy card mailing.

•	by submission via the internet by going to www.investorvote.com/CWK and following the instructions provided;

•	by telephone, using the number shown on the notice or proxy card; or

•	during the Annual Meeting, you may submit a ballot.

To be effective, the proxy appointment must be received by 11:59 p.m. (Eastern Time) on May 5, 2021.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment. In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and seniority shall be determined by the order in which the names of the holders stand in the register of members.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card or through the internet or by telephone, and your proxy appointment is not subsequently revoked, your ordinary shares will be voted in accordance with your instructions.

If you are a shareholder of record and you execute and return a proxy card, but do not give instructions, your proxy will be voted FOR each of the proposals.

If you have not received a proxy card and believe that you should have one, please contact your broker, bank or other nominee for more information if you are a beneficial holder of ordinary shares deposited in DTC.

How do I vote if I am a beneficial owner?

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or through the internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee.

How do I vote if I am a holder of depositary receipts?

If you are a holder of depositary receipts, you should follow the instructions on the form of proxy card furnished to you by the Depositary. After the Depositary has received instructions as to how to vote on the resolutions from the depositary receipt holders, it will then complete an omnibus proxy card reflecting such instructions.

How is a quorum determined?

The presence of the holders of record of shares in the Company who together represent at least the majority of the voting rights of all the shareholders of record entitled to vote, present in person or by proxy, at the Annual Meeting is necessary to constitute a quorum. Due to the COVID-19 Pandemic, we expect that virtually all shareholders will be represented by proxy. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of determining a quorum at the Annual Meeting.

How many votes are required to approve each proposal?

Each proposal scheduled to be voted on at the Annual Meeting will be proposed as an ordinary resolution and requires the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are not considered “votes cast” and do not have any effect on the outcome of the vote. It is important to note that votes on Proposals 5 and 6 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each of the director nominees in Proposal 1 and “FOR” each of Proposals 2-9.

What are “routine” and “non-routine” matters and what are “broker non-votes?

Under the rules and interpretations of the New York Stock Exchange (which by extension imposed by the SEC apply to all US brokers), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and, pursuant to a recent amendment to the rules, executive compensation, including advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm is generally considered to be “routine”.

Brokers, banks or other nominees generally have discretionary voting power with respect to routine matters and can exercise what are called “broker non-votes”.

If you own your ordinary shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee is permitted to cast a broker non-vote, but only on non-routine matters. At our Annual Meeting, they may only cast broker non-votes with respect to the ratification of the selection of the independent registered public accounting firm. All other proposals being considered at the Annual Meeting are considered to be non-routine matters. Brokers, banks and other nominees may not vote on your behalf on these matters unless you have provided instructions from you on how to vote your shares.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What are the voting requirements to approve the resolutions?

In accordance with our articles of association, all resolutions will be taken on a poll. Voting on a poll will mean that each share represented in person or by proxy may be voted “for” or “against” a particular resolution, or may abstain from voting with respect to a particular resolution. Please see the discussion under each proposal for a detailed explanation of the voting requirement for each proposal.

Can I change my vote or revoke my proxy?

If you are a shareholder of record, you can change how you wish to instruct the proxy to vote or revoke your proxy at any time before the Annual Meeting, by:

•

delivering a valid, later-dated proxy card prior to the cut-off time for receipt of proxies, in which case your later-submitted proxy will be recorded and your earlier proxy revoked. Any later-dated proxy card received after the relevant cut-off time will be disregarded;

•

amending your internet or telephone proxy instruction prior to the cut-off time for receipt of proxies, whereby your original instruction will be superseded. Any amended proxy instruction received after the relevant cut-off time will be disregarded;

•	sending written notice to the office of the Company Secretary at the Company’s registered office, which must be received at least 24 hours prior to the start of the Annual Meeting; or

•	voting on the poll in person at the Annual Meeting (however, due to the COVID-19 Pandemic, shareholders are strongly discouraged from exercising this option at our 2020 Annual Meeting).

If you are a beneficial owner of ordinary shares, you may submit new proxy appointment instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy (however, due to the COVID-19 Pandemic, shareholders are strongly discouraged from exercising this option at our 2020 Annual Meeting). You may also change your vote online.

If you are a holder of depositary receipts, you may submit a new proxy card by following the instructions previously set out, at any time prior to 11:59 a.m. (Eastern Time) on May 4, 2021.

All ordinary shares that have been properly voted and not revoked will be counted in the votes held on the resolutions proposed at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior proxy.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Can I attend the Annual Meeting in person?

Shareholders of record on the record date may attend the Annual Meeting, however due to the COVID-19 Pandemic, shareholders are strongly discouraged from attending the Annual Meeting in person, and shareholders are cautioned that such attendance may not be safe or lawful. If you are a shareholder of record, you will need to present the proxy card that you received, together with a form of person photo identification, in order to be admitted into the meeting. Our Articles of Association do not currently provide us with the ability to hold a virtual Annual Meeting.

If you are the beneficial owner of ordinary shares held in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business in New York City, New York, on the record date, along with a form of personal photo identification. Alternatively, you may contact the bank, broker or other nominee in whose name your ordinary shares are registered and obtain a legal proxy to bring to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Where is the Annual Meeting being held?

The Annual Meeting is being held at 225 West Wacker Drive, Boardroom, 30th Floor, Chicago, Illinois 60606. Due to the COVID-19 Pandemic, shareholders are strongly discouraged from attending the Annual Meeting in person, and are cautioned that such attendance may not be safe or lawful. Although the UK legislature previously undertook action to permit public limited companies such as us to hold virtual meetings, such relief is scheduled to expire prior to our planned Annual Meeting date. In order to comply with UK law, we intend to convene our Annual Meeting in person, even though we may be required to exclude public shareholders due to ongoing restrictions or public health guidance. See “General Information about the Annual Meeting—Can I attend the Annual Meeting in person?”

Can I ask questions at the Annual Meeting?

If you were a shareholder on the record date and have the right to attend the Annual Meeting, you can ask questions at the Annual Meeting. If you attend in person, you can do so in person.

Who will count the votes?

Representatives of Computershare, the Company’s transfer agent, will serve as scrutineers of the poll and tabulate the final results.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the scrutineers and disclosed by way of an announcement via a Current Report on Form 8-K, which Cushman is required to file with the SEC. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act will be made available on our website (www.cushmanwakefield.com) as soon as reasonably practicable after the Annual Meeting and for a period of two years thereafter.

Other information

For additional information, please contact investor relations by email at ir@cushwake.com or phone at +1 312 338-7860.

Annex A

DIRECTORS’ REMUNERATION REPORT

Annual Statement

From the Chair of the Compensation Committee

As required by the Companies Act 2006 and The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (as amended), this Directors’ Remuneration Report is made up of three parts:

•	The Annual Statement from the Chair of the Compensation Committee; and

•

The Revised Directors’ Remuneration Policy (the “Revised Policy”) which sets out the revised directors’ remuneration policy which we are asking shareholders to approve at the 2021 Annual Shareholders’ Meeting; and

•

The Annual Report on Remuneration, which sets out the payments made and awards granted to the directors in the financial year ended 31 December 2020 and how the Company intends to implement the Policy in 2021, and which, together with this Annual Statement, is subject to an advisory shareholder vote at the 2021 Annual Shareholders’ Meeting.

The objectives of our director remuneration policy are to provide an attractive, flexible and effective compensation package to our executive officers that is tied to our corporate performance and aligned with the interests of our shareholders. Our compensation program is designed to help us recruit, motivate and retain the calibre of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

Our compensation policies and practices also allow us to communicate our goals and standards of conduct and performance and to motivate and reward employees for their achievements. In general, the same principles governing the compensation of our executive officers also apply to the compensation of all our employees. Currently the Executive Chairman and Chief Executive Officer is the only Executive Director on the Board.

The COVID-19 pandemic had several significant effects on our business in 2020. In 2020, we achieved full year financial performance with the following results:

•	Revenue for the full year was $7.8 billion, down 10% (10% local currency). Fee revenue was $5.5 billion, down 15% (14% local currency).

•	Full year Net loss was $220.5 million, with Loss per share of $1.00 and Adjusted earnings per share of $0.81.

•	Full year Adjusted EBITDA was $504.3 million, down 30% (31% local currency).

In light of the COVID-19 pandemic, members of our global management team, including Mr. White and our non-employee Directors, elected to voluntarily forgo a portion of their unearned salaries or cash retainers. Effective as of April 20, 2020, Mr. White elected to forgo 25% of his base salary. Our Non-Employee Directors elected to voluntarily forgo 20% of their cash retainers during the third quarter of 2020. The Board did not accept Ms. Williamson’s election to voluntarily forgo 20% of her cash retainer because of the increased demands on her time during the pandemic.

For the 2020 Annual Incentive Plan, primarily due to the impact of COVID, the target Adjusted EBITDA threshold of 70% of target was not achieved, resulting in zero payments. However, the Board of Directors used its discretion to fund cash bonus payments equal to 50% of target performance for our executive officers, including the Executive Chairman and Chief Executive Officer. This resulted in a payment of an annual incentive to our Executive Chairman and Chief Executive Officer of $1,000,000. In 2020, our Executive Chairman and Chief Executive Officer also received an award of RSUs, having a face value equivalent to $7,000,000, of which 25% is subject to performance conditions and the balance subject to continued employment over the four-year vesting period.

The Board decided that retaining Mr. White through 2023 was important to Company’s success. As a result, the Company and Cushman & Wakefield Global, Inc. are party to an amended and restated employment agreement with Mr. White, effective as of August 27, 2020, with a term extending through December 31, 2023. The employment agreement was approved by the Board to provide for continued implementation of the Company’s strategy and better continuity of management. To the extent he meets certain continued service requirements, Mr. White will be entitled to an annual long-term incentive award of RSUs with a grant date fair value between $10,000,000 and $15,000,000 in March of each of 2021, 2022 and 2023. The RSUs will vest over a three-year vesting period, with 50% of the RSUs also subject to the achievement of certain performance-based vesting conditions, which will be determined and approved by the Board as of the grant date and set forth in the applicable grant agreement, and, in all cases, subject to the provision of continued services or transition obligations in the event Mr. White resigns as CEO in certain circumstances. Changes to Mr. White’s equity-based compensation were made to better align his interests with shareholder interests. In order to better align our director remuneration policy with these changes, we are proposing shareholders adopt the Revised Policy at the 2021 Annual Shareholders’ Meeting. If the Revised Policy is not adopted, our existing directors’ remuneration policy, as approved at our 2019 Annual Shareholders’ Meeting (the “Existing Policy”), will remain in effect.

I look forward to receiving your support at the Annual General Shareholders’ Meeting on the Directors’ Remuneration Report resolution and the Revised Directors’ Remuneration Policy resolution.

Timothy Dattels

Chair of the Compensation Committee

[7] April 2021

Executive Remuneration Principles

Our compensation philosophy is to provide an attractive, flexible and effective compensation package to our Executive Directors that is tied to our corporate performance and aligned with the interests of our shareholders. Our executive compensation program is designed to help us recruit, motivate and retain the caliber of executive officers necessary to deliver consistent high performance to our clients, shareholders and other stakeholders.

We believe our people are the key to our business and we have instilled an atmosphere of collective success. Our compensation policies and practices also allow us to communicate our goals and standards of conduct and performance and to motivate and reward employees for their achievements. In general, the same principles governing the compensation of our executive officers also apply to the compensation of all our employees, which include the following.

Principle	Practice
Retain and hire the best leaders.	Competitive compensation to facilitate attracting and retaining high-quality talent.

Pay for performance.	A significant portion of pay depends on annual and long-term business and individual performance; in general, the level of “at-risk” compensation increases as the officer’s scope of responsibility increases.

Reward long-term growth and profitability.	Rewards for achieving long-term results, and alignment with the interests of our shareholders.

Tie compensation to business performance.	A significant portion of pay is tied to measures of performance of the business or businesses over which the individual has the greatest influence.

Align executive compensation with shareholder interests.	The interests of our executive officers are linked with those of our shareholders through the risks and rewards of stock ownership.

Limited personal benefits.	Perquisites and other personal benefits are limited to items that serve a reasonable business-related purpose.

Our executive compensation program has been designed to reward strong performance by focusing the compensation opportunity for our Executive Chairman and Chief Executive Officer on annual and long-term incentives that depend upon our performance as a whole, as well as the performance of our individual businesses or on the basis of individual metrics where appropriate.

Our executive compensation program consists of base salary, annual incentive compensation, long-term equity incentive awards and health, welfare and other customary employee benefits.

•

Base salary—Critical in attracting and retaining key executive talent. In evaluating the base salary of our Executive Director, the Board considers several factors, including individual and company performance, qualifications, experience, competitive market practices, difficulty of finding a replacement, and our desired compensation position with respect to the competitive market.

•

Short-Term Incentive—Each year, our Executive Director is eligible to receive an annual cash incentive award under our Annual Incentive Plan (“AIP”). At the beginning of each year the Compensation Committee (and the Board for our Executive Director) approves the terms and conditions of the AIP, including the selection of one or more performance measures as the basis for determining the funding of annual cash bonuses, the performance range relative to our annual operating plan and the weighting of such performance measures. When determining AIP targets, similar to base salary, the Compensation Committee (and the Board for our Executive Director) considers several factors, including individual and company performance, qualifications, experience, competitive market practices, difficulty of finding a replacement, and our desired compensation position with respect to the competitive market.

•

Long-Term Incentive—Promotes long-term growth and profitability by aligning the interests of management with the interests of our shareholders and by encouraging retention. At the beginning of each year, the Compensation Committee (and the Board for our Executive Director) determines the target and type of equity award to be delivered. In 2020, our long-term incentive program consisted of a combination of time-vesting and performance-vesting restricted stock units (“RSUs”) to effectively and efficiently balance performance and retention objectives.

Current and Proposed Directors’ Remuneration Policy

Introduction

The Directors’ Remuneration Policy described in this section is the Revised Directors’ Remuneration Policy (the “Revised Policy”) which we are proposing to shareholders at the 2021 Annual Shareholders’ Meeting. It is intended to take effect immediately upon shareholder approval and will remain in force for up to 3 years in accordance with applicable law. Following approval, the policy will be displayed on the Company’s website, within the Investors Relation section, while it remains in force. If the Revised Policy is not adopted, our existing directors’ remuneration policy, as approved at our 2019 Annual Shareholders’ Meeting (the “Existing Policy”), will remain in effect.

As further described in the proxy statement to which this report is appended, the Revised Policy and the Existing Policy are substantially identical save for the changes summarised below. Because of the similarities between the policies, the Existing Policy is not set forth in full in this report. Full details of the Existing Policy can be found in our 2019 Proxy statement.

Differences between the Revised Policy and the Existing Policy

It is intended that the Revised Policy will increase the proportion of Long Term Incentive Plan (“LTIP”) awards which may be granted to an executive director as a percentage of such director’s total annual compensation. A comparison of the relevant provisions of the Revised Policy and Existing Policy is set forth below.

Policy Feature	Existing Policy	Revised Policy
Maximum annual award of RSUs and/or options:	Up to 80% of total compensation package at target.	Up to 90% of total compensation package at target.

Additional awards for purposes of retention in exception circumstances:	Permitted, subject to the overall LTIP component of compensation for the year not exceeding 80%.	Permitted, subject to the overall LTIP component of compensation for the year not exceeding 90%.

The Revised Policy has also been updated to reflect certain ordinary course changes which have occurred since our Existing Policy was approved, including: descriptions of service contracts with our current non-executive directors; target annual equity awards payable to non-executive directors; and our industry peer group for the last completed fiscal year.

Except as specified above, it is expected that the Revised Policy will be applied in substantially the same manner as the Existing Policy.

Overview

As a US headquartered business with senior executives based in the US, the Committee’s overall approach to total compensation is to set pay by reference to US market practice. As such, the Committee uses market benchmarks for global real estate firms operating in the US and other US business service companies.

The committee will consider the Directors’ Remuneration Policy annually, to ensure that it remains aligned with business needs and is appropriately positioned relative to the market. Other than the changes contemplated by the Revised Policy, there is currently no intention to revise the policy and seek shareholder approval more frequently than every three years.

Peer Group

We benchmark total potential compensation against total compensation packages paid by peer group companies. We believe that ensuring that our compensation levels are competitive with the market for high calibre talent in our industry is an important attraction and retention tool. The compensation levels of our peer group companies are an input in assessing both our total compensation and the form and mix of cash and equity incentives awarded to our employees and our executive officers, including the Executive Chairman and Chief Executive Officer. We use our peer group as a reference and a guide in making total compensation decisions. In selecting our peer group we consider the following factors: industry segment, business profile and various financial criteria. The comparator group is evaluated on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared with peer companies.

For 2020, our peer group consisted of the following 15 companies:

Direct Peers	Other Business Service Peers
CBRE	AECOM
Colliers International	Boston Properties
Jones Lang LaSalle	CACI International
CGI Group
Duke Realty Corporation
EMCOR
Jacobs Engineering
KBR
Kelly Services
Leidos
Robert Half International
Unisys

The peer group data is not used by the Committee in isolation but rather serves as one point of reference for making decisions about compensation. The Committee also takes into consideration other factors it considers relevant, such as the financial and operational performance of our businesses, individual performance, experience, skill set, specific retention concerns and internal equity.

Balancing short- and long-term remuneration

Based on our view of current market practice and our compensation principles, we have established the remuneration policy set out in this report. Fixed annual elements, including base pay and benefits, recognise the scope and complexity of the responsibilities of our executives and ensure current and future market competitiveness. Annual incentive and stock awards are designed to motivate and reward them for making the Company successful on a sustainable basis and promote retention.

Directors’ Remuneration Policy table

Element and link to strategy	Operation	Opportunity	Performance conditions
Base Salary To attract and retain individuals based on their skills and for the role responsibilities.

Salaries are generally reviewed annually.

Salary levels take account of:

•  Role, performance, experience and qualifications

•  Future potential, tenure and ease of replacement

•  Company performance and desired position with respect to competitive market / internal equity

•  Salary levels for similar roles at relevant market comparators

		Increases are applied in line with the outcome of the review. Salary will constitute no more than 15% of the total target compensation package.	N/A

Benefits To drive effectiveness and efficiency of executive officers, and for recruitment and retention purposes

Benefits typically include the following:

•  Health Care (medical, pharmacy, dental and vision benefits)

•  Welfare (medical and dependent care flexible spending accounts)

•  Insurance (short-term and long-term disability, accidental death, dismemberment, basic life insurance)

Benefits may vary by role and individual circumstance, and are reviewed periodically

The Compensation Committee reserves the right to introduce additional benefits to ensure alignment with market practice.

N/A

Pension To provide market competitive retirement packages.	Contributions to 401(k) retirement plan	Employer contribution of up to 2.5% to a 401(k) plan or similar defined contribution arrangement in other jurisdictions	N/A

Annual Incentive Plan (“AIP”) To reinforce and reward improved financial and personal performance	The performance measures and target ranges are approved by the Committee at the beginning of the financial year. AIP awards are payable in cash.

The AIP will form no more than 35% of the overall package at target such that the total compensation delivered in cash is limited to no more than 50% of the overall compensation package at target.

The Committee retains discretion to adjust the amount of the actual cash bonus payments to reflect the quality of the results.

Performance conditions:

will be based in the majority on financial metrics (e.g., EBITDA-based metrics).

Provisions for the recovery or withholding of amounts in certain specific scenarios are contained in the Cushman & Wakefield Recoupment Policy.

Long Term Incentive Plan (“LTIP”) To reward and retain key executives for the delivery of long-term growth objectives and to align the interests of management with those of shareholders

The Committee may grant annual awards of restricted stock units (“RSUs”) and options to purchase the company’s ordinary shares

Normally, around 25%-50% of the RSU awards will be performance-vesting and around 50%-75% will vest in equal instalments over four years from the date of grant subject to continued employment.

The Committee retains discretion to make awards under the LTIP with a greater or lesser percentage of performance-vesting RSU awards.

The maximum annual award of RSUs and/or options will generally be in the region of 60% of the total compensation package at target, but may be up to 90% of the total compensation package at target.

The Committee reserves the right to make additional awards for the purposes of retention in exceptional circumstances, subject to the overall LTIP component of compensation for the year not exceeding 90%.

Performance-vested RSUs will be dependent on metrics such as Relative Total Shareholder Return and measures based on financial metrics such as margin accretion or EBITDA.

Provisions for the recovery or withholding of amounts (whether vested or unvested) in certain specific scenarios are contained in the Cushman & Wakefield Recoupment Policy.

Shareholding Requirement

Executive Directors are expected to meet minimum stock ownership guidelines.

The Executive Directors’ compliance with the stock ownership guidelines is assessed at 31 May each year, based on the Executive Directors’ salary and the average 12 month- end share price.

	Ownership Guideline (including unvested time-vested RSUs) 6 x salary. One-third of guideline must be in shares owned outright - 2 x salary	N/A

Performance measures and targets

Performance measures for the AIP and LTIP are selected by the Committee to support the strategic objectives of the business and to drive profitable growth. Targets for the AIP will be set in line with the Board’s budget for the financial year and performance targets for the LTIP will be aligned with longer-term forecasts. The use of time-vested RSUs is intended to align the interests of executives with those of shareholders.

Malus and clawback

The Cushman & Wakefield Recoupment Policy provides that the Executive Directors will forfeit, repay or return to the Company any cash or equity-based incentive compensation, or the proceeds of any sale of equity, in the following scenarios:

(i)	material restatement of the Company’s financial results;

(ii)	the individual violates a Material Policy (e.g., the Company’s Code of Conduct);

(iii)	the individual breaches a non-compete, non-solicitation or confidentiality clause;

(iv)	misrepresentation of a material fact in connection with the securing or retention of employment;

(v)	the individual engages in fraud; or

(vi)	the individual manipulates results with a view to increasing incentive pay-outs for himself or others.

Differences between the compensation policy for the executive directors and that for employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below the executive level are eligible to participate in the stock option and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

Approach to recruitment compensation

The Committee’s approach to compensation in connection with recruitment is to pay compensation that is appropriate in level and structure to attract, retain and reward high calibre directors, while paying no more than is necessary to attract appropriate candidates to the role. At recruitment, the level of fixed remuneration would be set taking into account the candidate’s skills, their most recent total compensation, internal comparators and external market data for similar roles. Benefits for any new Executive Directors would be provided on a similar basis as available to other US employees who are at senior levels within the Company.

Compensation terms for any new Executive Directors will be based on the approved Directors’ Remuneration Policy, except where it is necessary or desirable to provide additional one-off awards on recruitment or to ‘buy out’ a new director’s unvested awards from a previous employer. In that case, the Committee will seek to match the expected value of the awards by granting awards that vest over a timeframe similar to those given up. Existing annual incentive given up may be bought out on an expected value basis or, at the discretion of the Committee, through a guaranteed incentive award for the first performance year only.

Where appropriate, the Committee will agree reasonable costs of relocation for a director which, based on individual circumstances, may include costs incurred such as travel, shipping, immigration and tax advice, temporary housing, transaction costs on home sale/purchase, home/school search and school fees and, if in relation to a temporary assignment, tax equalisation and a housing allowance.

Employment agreements and payment for loss of office

Executive directors’ employment agreements are designed to provide an appropriate level of protection for the executive and the Company by: (i) setting out individual entitlements to elements of compensation; (ii) summarizing notice periods and compensation on termination of employment by the Company; and (iii) describing the obligations in relation to confidentiality, data protection, intellectual property and restraint on certain activities.

Compensation element	Employment terminated by the Company without cause or resignation for good reason	Resignation without good reason at end of term
	Restrictive covenants apply[1]	Restrictive covenants apply[1]

Base Salary	Continued through December 31, 2023.

May continue to receive his then-current base salary for up to 18 months.

This is subject to his continued compliance with any other obligations participant has to the Company.

No salary received if we notify the individual that we are waiving our rights to enforce the non-competition covenant.

Benefits	Continued participation in our medical, dental and health plans at his cost for 18 months following the termination of employment. Thereafter, he will receive an amount equal to his cost of health insurance coverage that would otherwise be provided under COBRA for the remainder of the severance period, if the severance period exceeds 18 months.

May continue to participate in the Company’s medical, dental and health plans at his cost for up to 18 months.

This is subject to his continued compliance with any other obligations participant has to the Company.

No benefits received if we notify the individual that we are waiving our rights to enforce the non-competition covenant.

AIP

Receives target bonus for the year of termination and for each subsequent fiscal year during severance period.

If termination occurs within 12 months prior to or 24 months following a change in control, this bonus payment will be at least equal to his target annual bonus opportunity.

Death or disability, his annual bonus for the year of termination based on actual performance.

No awards made. Certain vested stock options will remain exercisable for 90 days following resignation.

LTIP	Certain vested stock options remain exercisable for 90 days following termination. All unvested and outstanding time-vesting RSUs accelerate and vest. All unvested and outstanding PSUs granted prior to the employment agreement date will remain outstanding and eligible to vest based on actual performance. All unvested and outstanding PSUs granted after the employment agreement date will accelerate and vest based upon performance levels reasonably determined by the Company as of the termination of employment.	May only transfer up to 5% of the ordinary shares held (as a result of the settlement of the outstanding time-based RSUs and options) per calendar quarter, inclusive of any ordinary shares sold pursuant to the requirement to sell his ordinary shares alongside the Principal Shareholders.

[1]

Restrictive covenants, including prohibitions on (i) competing with us during his employment with us and for a period of 18 months thereafter, (ii) soliciting or hiring our customers or employees during his employment with us and for a period of 24 months thereafter, and (iii) non-disparagement, confidentiality and intellectual property obligations.

Dates of directors’ employment agreements and letters of appointment

Executive Chairman and Chief Executive Officer	Employment agreement commencement date	Date employment agreement terminates
Brett White	16 March 2015	31 December 2023

Non-executive director	Date of current appointment	Date current appointment terminates
Jonathan Coslet	19 July 2018
Timothy Dattels	19 July 2018
Qi Chen	19 July 2018	26 March 2021*
Anthony Miller	26 March 2021
Lincoln Pan	19 July 2018
Rajeev Ruparelia	13 June 2018
Billie Williamson	19 July 2018
Angelique Brunner	6 August 2020
Richard McGinn	6 June 2019
Jodie McLean	30 October 2018
Michelle MacKay	27 November 2018	17 March 2020*

*	Indicates persons no longer serving as directors.

Letters of engagement for the non-executive directors and the employment agreement for our executive director are available on the website of the Securities Exchange Commission https://www.sec.gov/ix?doc=/Archives/edgar/data/1628369/000162836921000016/cwk-20201231.htm.

Illustrations of application of remuneration policy

The chart below illustrates the compensation payable in minimum, on-target and maximum performance scenarios and is based on the following assumptions.

Percentage of total	Minimum	On-target	Maximum
Salary and benefits	20%	15%	5%
AIP	0%	25%	15%
Time-vesting RSUs	80%	45%	50%
Performance-vesting RSUs	0%	15%	30%

Salary and benefits are assumed to be $1,060,000.

The following assumptions have been made for the purposes of the scenarios in the chart:

•	Minimum - fixed remuneration only (salary, benefits, time-vesting RSUs)

•	On-target - fixed remuneration; on-target bonus; and on target of performance-vesting RSUs

•	Maximum - fixed remuneration; maximum bonus; full vesting of performance-vesting RSUs

•	Maximum plus assumed 50% share price increase—as above plus 50% share price increase on performance-vesting RSUs.

Directors’ Remuneration Policy table (Non-executive directors)

How the element supports our strategic objectives	Operation of the elements (fees and benefits)	Maximum potential pay-out	Performance measures used, weighting and time period applicable
To attract non-executive directors who have the broad range of experience and skills required to oversee the implementation of the strategy

•  Fees for non-executive directors (other than the Chairman) are set by the Board and paid in regular instalments.

•  The non-executive directors who are not employees of our Principal Shareholders are also eligible to receive annual RSU awards with a grant date value of $170,000, which will vest in full on the earlier of the first anniversary of the date of grant or the AGM.

•  Fees are set within the range of comparative board and committee fees, benchmarked against the peer group. Average increases will typically be in alignment with the market median.

•  Fees are constituted of an annual Board retainer plus additional fees for members and chairs of the Audit, Compensation and Nominating and Corporate Governance Committees.

N/A

Shareholding guideline

•  Shareholding guideline compliance assessed at 31 May each year.

•  Unvested RSUs included

•  Non-executive Directors who are not employees of our Principal Shareholders are expected to retain 100% of their after-tax shares until they meet their stock ownership guideline

		• 5 times annual Board fee	N/A

Employee context

The Compensation Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	Company and individual performance;

•	annual incentive plan funding levels; and

•	market data provided by independent compensation consultant.

Consideration of shareholder views

The committee will consider shareholder feedback in relation to the Directors’ Remuneration Report for the prior year at its first meeting following the AGM. This feedback, as well as any additional feedback received during any other meetings with shareholders, is then considered as part of the Company’s annual review of compensation arrangements for the following year. Where any significant change is proposed, the Chairman of the committee may inform major shareholders in advance, and will offer a meeting to discuss these.

Annual Report on Remuneration

Single total figure of remuneration for executive director for two financial years ended 31 December 2020 (Audited)

Executive Chairman and Chief Executive Officer	Year	Base pay $000	Taxable benefits $000	Annual Incentive $000	Time-based RSUs awarded $’000	Long-term incentive $000	Total $000	Total Fixed Remuneration	Total Variable Remuner ation
Brett White	2020	877	—	1,000	5,250	—	7,127	877	6,250
	2019	950	—	2,153	4,500	—	7,603	950	6,653
	2018	950	110	3,067	3,750	29,318	37,195	950	36,135

In light of the COVID-19 pandemic, members of our global management team, including Mr. White and our non-employee Directors, elected to voluntarily forgo a portion of their unearned salaries or cash retainers. Effective as of April 20, 2020, Mr. White elected to forgo 25% of his base salary through October 5, 2021.

Additional information in relation to the 2020 single total figure (Audited)

Element	Explanation

Taxable benefits	No taxable benefits were paid in the year.

Annual incentive	Opportunity at target performance - $2,000,000 (210.5% of salary); Opportunity at maximum performance - $4,000,000 (421% of salary) Payable in cash

Time-based RSUs	Represents the value of 311,204 time-based RSUs awarded in the financial year at the share price on the date of grant of $16.87

Determination of annual incentive payment (“AIP”) amount (Audited)

The 2020 AIP was designed to be based on the achievement of a certain percentage of the performance measure selected by the Compensation Committee, from a minimum of 70% to a maximum of 130% as measured against the relevant annual operating plan target, subject to the achievement of the minimum 70% on a consolidated basis and the discretion of the Compensation Committee (and the Board for the CEO), with straight line interpolation between performance levels. Other items and adjustments are made to the selected performance measure at the discretion of the Compensation Committee (and the Board for the CEO) to ensure that the achievement reflects underlying performance as determined by the Compensation Committee (and the Board for the CEO). Typically, the bonus paid is determined based on financial performance that results in a funded range of 0% to 200% of the respective individual’s applicable target, and the Compensation Committee (and the Board for the CEO) has the discretion to adjust the amount of the actual cash bonus payments to be received as it deems to be appropriate, upwards to the applicable cap or downwards to zero.

The COVID-19 pandemic had several significant effects on our business in 2020. In 2020, we achieved full year financial performance with the following results:

•	Revenue for the full year was $7.8 billion, down 10% (10% local currency). Fee revenue was $5.5 billion, down 15% (14% local currency).

•	Full year Net loss was $220.5 million, with Loss per share of $1.00 and Adjusted earnings per share of $0.81.

•	Full year Adjusted EBITDA was $504.3 million, down 30% (31% local currency).

For the 2020 AIP, prior to the onset of the COVID-19 pandemic in the United States, the Compensation Committee (and the Board for the CEO) chose Adjusted EBITDA as the corporate performance measure, with a target Adjusted EBITDA of $835 million. Our 2020 financial results did not meet the minimum 70% threshold against the target Adjusted EBITDA. As such, no annual bonus amounts would have been paid for fiscal year 2020 under the 2020 AIP. However, after considering our performance in light of the COVID-19 pandemic, including that the Company delivered significant cost actions to offset a portion of the financial impact of the COVID-19 pandemic on the Company, the Compensation Committee (and the Board for the CEO) used its discretionary authority to waive the minimum 70% threshold and approved a cash bonus equal to 50% of target to each of our Named Executive Officers. The Compensation Committee also eliminated the minimum 70% threshold as a requisite of the 2021 AIP program for all participants.

Single total figure of remuneration for non-executive directors (Audited)

Non-executive directors who are not employees of our Principal Shareholders receive compensation consisting of fees and equity awards. They do not participate in any of the Company’s incentive arrangements, nor do they receive any benefits.

Based on the results of a market study regarding director compensation, effective 1 October 2019, the annual cash retainer for Non-Executive Directors was increased to $90,000 and the annual cash additional retainer for chairing the Audit Committee was increased to $20,000.

Each Non-Executive Director who is not an employee of our Principal Shareholders is eligible to receive an annual RSU award with a grant date value of $170,000, which will vest in full on the earlier of the first anniversary of the date of grant or the annual shareholder meeting (the “AGM”). The amount of the RSU award was increased from $145,000 to $170,000 effective 1 October 2019 based on the market study regarding director compensation noted above. All awards granted in 2020 were granted under our 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

Our Non-Employee Directors elected to voluntarily forgo 20% of their cash retainers during the third quarter of 2020. The Board did not accept Ms. Williamson’s election to voluntarily forgo 20% of her cash retainer because of the increased demands on her time, as the Audit Committee Chair, during the pandemic.

Non-executive director	Fees[1] $000 2020	Fees[1] $000 2019	Equity Awards[2] $000 2020	Equity Awards[2] $000 2019	Total $000 2020	Total $000- 2019
Jonathan Coslet[3]	—	—	—	—	—	—
Timothy Dattels[3]	—	—	—	—	—	—
Qi Chen[3]	—	—	—	—	—	—
Lincoln Pan[3]	—	—	—	—	—	—
Rajeev Ruparella[3]	—	—	—	—	—	—
Billie Williamson	120	105	170	170	290	275
Jodie McLean	95	89	170	170	265	259
Michelle MacKay	25	87	—	170	25	257
Richard McGinn	103	52	170	170	273	222
Angelique Brunner	36	—	144	—	180	—

Notes:

1.	Fees are pro-rated to reflect the number of days worked in the financial year.
2.	Equity awards vest on the earlier of the first anniversary of the date of grant or the date of the next Annual Shareholders Meeting.
3.	These Directors represent our Principal Shareholders and do not receive fees.

Total pension entitlements (Audited)

None of the directors has a prospective entitlement to a defined benefit pension by reason of the provision of qualifying services to the Company.

Scheme interests awarded during 2020 (Audited)

We provide long-term incentive compensation because we believe it promotes long-term growth and profitability by aligning the interests of our Executive Chairman and Chief Executive Officer with the interests of our shareholders and by encouraging retention.

At the beginning of each year, the Board determines the target and type of equity award to be delivered to the Executive Chairman and Chief Executive Officer. In 2020, there were no changes to our long-term incentive program which consisted of a combination of time-vesting (75%) and performance-vesting (25%) restricted stock units (“RSUs”) to effectively and efficiently balance performance and retention objectives. All awards were granted under our 2018 Omnibus Management Share and Cash Incentive Plan.

The following scheme interests were awarded to Brett White, Executive Chairman and Chief Executive Officer, in the year ended 31 December 2020.

Date of grant	Type of interest	Basis of award	No of shares	Face value $	Threshold vesting	End of performance period
27 February 2020	Time-vesting RSUs	Fixed value	311,204	5,250,011	—	—
27 February 2020	Performance-vesting RSUs	Fixed value	103,734	2,624,989	51,867	See below

Notes:

1.

The face value of time-vesting RSUs calculated based on the underlying shares and the closing stock price on the date of grant of $16.87 per share. The face value of the performance-based RSUs calculated based on assumed maximum performance of 150% and the closing stock price on the day of grant of $16.87.

2.	Time-vesting RSUs vest in equal instalments over four years, subject to continued employment, with the first vesting on 27 February 2020.
3.	The performance-vesting RSUs will vest on the basis of conditions relating to Margin Accretion and relative TSR as set out below.

For the 2020 performance-vesting RSUs, payouts will be based 50% on a target Adjusted EBITDA Margin Accretion, as measured as the average of three separate years of performance (2020, 2021 and 2022), and 50% on a target Relative TSR, as measured on a cumulative basis over a measurement period commencing in March 2020 and ending in February 2023. Adjusted EBITDA Margin Accretion is a measure of profitability obtained by dividing Adjusted EBITDA by Fee revenue. Relative TSR is the Company’s total shareholder return relative to the companies in the Russel 3000. For each performance metric, payout ranges from 0% to 150% of target. Each performance metric also includes a minimum threshold. If actual performance is less than the minimum threshold level, the payout will be 0% for that metric. The payout for each metric is linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum.

For the 2020 performance-based vesting RSUs that are based on Margin Accretion, specific details related to the financial targets will not be released due to their commercial sensitivity. Results of financial data will be released as they become publicly available. For the 2020 performance-vesting RSUs that are based on Relative TSR, the payouts will be based on the achievement percentages over the performance period relative to the companies in the Russell 3000 as set forth below (except that if the total shareholder return of the Company is negative over the performance period, the achievement percentage shall not exceed 100%).

Level of Achievement	Relative TSR Percentile Rank	Achievement Percentage
Below Threshold	Less than 25th percentile	0%
Threshold	At least the 25th percentile	50%
Target	At least the 50th percentile	100%
Maximum	At least the 75th percentile	150%

Payments to past directors (Audited)

There were no payments to past directors during 2020.

Payments for loss of office (Audited)

There were no payments for loss of office paid to directors during 2020.

Directors’ shareholdings and share interests (Audited)

Executive Director’s Share Interests (Audited)

Brett White has a shareholding requirement of 600% of salary (including his unvested RSUs subject to continued service). Based on the share price at the financial year end of $14.83 his share ownership exceeded this requirement by a significant margin.

	Cushman & Wakefield plc shares as at 31 December 2020
Executive Chairman and Chief Executive Officer	Shares held outright	RSUs subject to continued service	RSUs subject to performance	Options Subject to continued service	Options that have vested but not been exercised
Brett White	1,067,744	833,952	819,744	0	64,108

Over the course of the year Mr. White exercised 17,755 stock options as detailed in the table below:

Date of Exercise	# of Options Exercised	FMV on Exercise	Exercise Price	Value Realized on Exercise
1/13/2020	17,755	$19.23	$10.00	$163,879

Non-Executive Directors who are not employees of our Principal Shareholders must hold 100% of their after-tax shares until they meet their stock ownership guideline of five-times their annual retainer. Share interests held by the Non-Executive Directors (including holdings by connected persons) at the end of the year (or earlier retirement from the Board) are shown below:

Non-Executive Director	Cushman & Wakefield plc shares held at 31 December 2020		Shareholding guideline met
	Shares held outright	RSU awards[1]
Jonathan Coslet	—	—	N/A
Timothy Dattels	—	—	N/A
Qi Chen	—	—	N/A
Lincoln Pan	—	—	N/A
Rajeev Ruparella	—	—	N/A
Billie Williamson	17,152	13,900	No
Jodie McLean	14,983	13,900	No
Richard McGinn	9,780	13,900	No
Angelique Brunner	—	13,610	No

Notes

1.

Non-Executive Directors who are not employees of our Principal Shareholders received an RSU award annually of $170,000. Ms. Williamson, Ms. McLean and Mr. McGinn received awards on 10 June 2020 at a share price of $12.23. Ms. Brunner received her award on 6 August 2020 at a share price of $10.54.

Dates of directors’ employment agreements and letters of appointment

Our business and affairs are managed under the direction of our Board. Ms. Brunner joined our Board on 6 August 2020. Thus, our Board is comprised of nine Directors. Our Articles of Association provide that our Board will have a minimum of five and maximum of eleven Directors.

Executive Chairman and Chief Executive Officer	Employment agreement commencement date	Date employment agreement terminates
Brett White	16 March 2015	31 December 2023

The Company and Cushman & Wakefield Global, Inc. are party to an amended and restated employment agreement with Mr. White, effective as of August 27, 2020, with a term extending through December 31, 2023. The employment agreement was approved by the Board to provide for continued implementation of the Company’s strategy and better continuity of management. To the extent he meets certain continued service requirements, Mr. White will be entitled to an annual long-term incentive award of RSUs with a grant date fair value between $10,000,000 and $15,000,000 in March of each of 2021, 2022 and 2023. The RSUs will vest over a three-year vesting period, with 50% of the RSUs also subject to the achievement of certain performance-based vesting conditions, which will be determined and approved by the Board as of the grant date and set forth in the applicable grant agreement, and, in all cases, subject to the provision of continued services or transition obligations in the event Mr. White resigns as CEO in certain circumstances.

Our Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual general meeting of shareholders. Messrs. Dattels, Pan and Ruparelia serve as Class III directors with terms expiring at this year’s Annual Meeting. Ms. Brunner, Mr. Coslet and Mr. Miller serve as Class I directors with a term expiring in 2022. Mr. White, Mr. McGinn, Ms. McLean and Ms. Williamson serve as Class II directors with a term expiring in 2023. Upon the expiration of the term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

TSR chart and CEO pay table

For the purposes of the TSR chart below, the Russell 3000 index has been chosen as the broad equity market index against which to compare the Total Shareholder Return of Cushman & Wakefield plc since the IPO in August 2018 as Cushman & Wakefield is included in this index.

Executive Chairman and Chief Executive Officer	2018 ‘000s	2019 ‘000s	2020 ‘000s
Single total figure	$37,195	$7,603	$7,127
% of maximum AIP	76.7%	53.8%	25%
% of maximum performance-vesting LTIP	N/A	—	—

Note: The Single Total Figure value in 2018 is inflated by the inclusion of the conversion of 1,625,275 performance-vesting RSUs to time-vesting RSUs.

Percentage change in remuneration of directors and employees

The table below shows the percentage change in salary, benefits and bonus for the Executive Chairman and Chief Executive Officer, Non-Employee Directors and the Company’s global employees between 2019 and 2020. The year-over-year decrease in bonuses for both Mr. White and the Company’s global employees is due to lower percentage payouts under the annual incentive plan in 2020 compared with 2019. Increases for Non-Employee Director compensation is related to changes to retainer fees, as disclosed last year.

% change from 2019 to 2020	Salary / Retainer	Benefits	Bonus
Brett White	Nil	Nil	-53.5%
Billie Williamson	5%	NA	NA
Jodie McLean	2%	NA	NA
Richard McGinn	23%	NA	NA
Angelique Brunner	NA	NA	NA
Employees	5.5%	-1.3%	-20.1%

CEO pay ratio

Year	Method	25th percentile ratio	Median ratio	75th percentile ratio
2020	Option A	163 : 1	118 : 1	77 : 1
2019	Option A	164 : 1	114 : 1	68 : 1

Y25, Y50 and Y75 represent the pay and benefits (calculated on the same methodology as the single total figure) for the employees at the 25th, 50th and 75th percentiles.

Option A has been chosen because it is the most statistically accurate methodology. We identified the 25th, 50th and 75th population based on the employee population as of 31 December 2020. In identifying the employees at the 25th, 50th and 75th percentiles, we have annualized the compensation for employees who were not in employment with the Company for the whole of the financial year.

Our CEO pay ratio statistics have remained largely the same year-over-year comparing 2019 to 2020.

The median ratio represents the Company’s pay and progression policies.

Relative importance of spend on pay

The overall spend on pay in 2019 and 2020 and the change in spend is shown below. No dividends were paid in either year. The year-over-year increase in spend can largely be attributed to increased headcount and moderate pay increases during the period.

Overall spend on pay
2019 ($millions)	2020 ($ millions)	Change
6,251	5,725	-9%

Implementation of remuneration policy for 2021

Our Board of Directors, with the assistance of our independent compensation consultant, reviews and establishes our peer group annually and uses such peer group as a reference source in its compensation deliberations. The peer group is established by evaluating companies that the Compensation Committee, with the assistance of our independent compensation consultant, believes are comparable to us with respect to industry segment, business profile and various financial criteria. Our 2020 peer group was approved by our Compensation Committee in April 2020. The only changes from our 2019 peer group were (i) the removal of Aon and Willis Towers Watson due to the merger of those companies and (ii) the removal of Fiserv and Fidelity National Information Services since both companies acquired other companies, which resulted in each entity no longer being comparable to us from a financial perspective.

In 2020 Non-Executive Directors were eligible to receive annual cash retainers and an annual RSU award with a grant date value of $170,000 which award will vest in full on the earlier of the first anniversary of the date of grant or the annual shareholder meeting.

The salary of the Executive Chairman and Chief Executive Officer is reviewed each year relative to market medians. Adjustments would be made if the salary is found to be low against the market. In addition, Non-executive Director fees are also reviewed each year relative to market data. The current rates are set out below and the Committee (and the Board for the Executive Chairman) reserves the right to adjust for market alignment.

	2020	2021
Salary of Executive Chairman and Chief Executive Officer	$950,000	$950,000
Non-executive director Board fee	$90,000	$90,000
Audit Committee member	$10,000	$10,000
Audit Committee Chair in addition to member retainer)	$20,000	$20,000
Compensation Committee member	$10,000	$10,000
Compensation Committee Chair (in addition to member retainer)	$15,000	$15,000
Nominating and Corporate Governance Committee member	$5,000	$5,000
Nominating and Corporate Governance Committee Chair in addition to member retainer)	$10,000	$10,000

For 2021, the Board decided that retaining Mr. White through 2023 was important to Company’s success. As a result, the Company and Cushman & Wakefield Global, Inc. are party to an amended and restated employment agreement with Mr. White, effective as of August 27, 2020, with a term extending through December 31, 2023. The employment agreement was approved by the Board to provide for continued implementation of the Company’s strategy and better continuity of management. Changes to Mr. White’s compensation were made entirely to his equity-based compensation, which the Board feels best aligns with shareholder interests.

•

In addition to base pay, Mr. White will continue to be eligible for a target annual incentive of $2,000,000. The bonus paid is determined based on financial performance that results in a funded range of 0% to 200% of their applicable target. Financial performance will be determined based on Company achievement of EBITDA, from a minimum of 70% to a maximum of 130% of the annual operating plan target, subject to the achievement of the minimum 70% on a consolidated basis and the discretion of our Board, with straight line interpolation between these points. The Board maintains discretion to adjust the final payment amount.

For 2021 EBITDA targets related to the AIP, specific details related to the financial targets will not be released due to their commercial sensitivity. Results of financial data will be released as they become publicly available and the targets will be disclosed in next year’s remuneration report.

•

Mr. White will also continue to be eligible for long-term incentives. Mr. White will be entitled to an annual long-term incentive award of RSUs with a grant date fair value between $10,000,000 and $15,000,000 in March of each of 2021, 2022 and 2023. The RSUs will vest over a three-year vesting period, with 50% of the RSUs also subject to the achievement of certain performance-based vesting conditions, which will be determined and approved by the Board as of the grant date and set forth in the applicable grant agreement, and, in all cases, subject to the provision of continued services or transition obligations in the event Mr. White resigns as CEO in certain circumstances. For the 2021 performance-vesting RSUs, payouts will be based 25% on a target Adjusted EBITDA Margin Accretion, as measured as the average of three separate years of performance (2021, 2022 and 2023), and 75% on strategic cost efficiency measures, as measured as the average of three separate years (2021, 2022, and 2023). For each performance metric, payout ranges from 0% to 150% of target. Each performance metric also includes a minimum threshold. If actual performance is less than the minimum threshold level, the payout will be 0% for that metric. The payout for each metric is linearly interpolated for performance between the minimum threshold and target and also for performance between the target and maximum performance levels.

In February 2021, the Compensation Committee (and the Board for the CEO) approved the following modifications to the performance-vesting portion of the RSUs awarded in 2021:

•	The weight given to the target Adjusted EBITDA Margin Accretion portion of the performance-vesting RSUs is reduced from 50% to 25%;

•	The target Relative TSR portion of the performance-vesting RSUs is eliminated and replaced with a target Strategic Cost Efficiency metric with a weight of 75%; and

•	Each performance metric will be measured each year and averaged over the three-year performance period.

The target Strategic Cost Efficiency is a measure of achievement of the Company’s progress on strategic cost efficiency goals as compared to the relevant annual operating plan approved by our Board annually. For the 2021 performance-based vesting RSUs that are based on Margin Accretion and Strategic Cost Efficiency, specific details related to the financial targets will not be released due to their commercial sensitivity. Results of financial data will be released as they become publicly available and the targets will be disclosed in the remuneration report disclosing the payouts for these awards.

No adjustments or modifications were made to awards granted in 2019 or 2020.

Compensation Committee (“Committee”)

The Committee shall be composed of three independent non-executive directors. The chair of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

The members of the Committee during the year were: Timothy Dattels (Chair), Lincoln Pan, and Richard McGinn, all of whom are independent. Mr. McGinn was appointed to the Compensation Committee in 2020 upon Ms. MacKay’s resignation from the Board to become the Company’s Chief Operating Officer.

The primary responsibilities of the Compensation Committee are:

•

reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the compensation of our CEO; evaluating the performance of our CEO in light of those goals and objectives; and recommending to the Board for approval the compensation of our CEO based on that evaluation;

•

reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers (other than the CEO); evaluating the performance of our executive officers (other than the CEO) in light of those goals and objectives; and determining the compensation of our executive officers (other than the CEO) based on that evaluation;

•	reviewing and approving policies and guidelines related to the compensation of our executive officers and directors; and

•	establishing, reviewing and administering our compensation and employee benefit plans.

Independent Compensation Consultant

In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers on an as-needed basis. In 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist it with compensation matters. That engagement continued into 2020 until March 20, 2020. On March 20, 2020, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its new independent compensation consultant. FW Cook and Pay Governance were selected as the Committee’s external, independent compensation advisor through an RFP process conducted in 2016 and 2020, respectively. The total expense for the services provided to the Compensation Committee by FW Cook and Pay Governance during 2020 was approximately $16,048 and $127,175, respectively, based on agreed hourly rates.

Pay Governance regularly attends meetings of the Compensation Committee, responds to inquiries from members of the Compensation Committee and provides analysis with respect to these inquiries. Pay Governance works collaboratively with our management to gain an understanding of our business and compensation programs to help them advise the Compensation Committee. In addition, Pay Governance regularly confers with our management to collect, analyze and present data requested by the Compensation Committee.

The Compensation Committee has asked Pay Governance to regularly provide independent advice on the following matters (among others):

•	the composition of our compensation peer group (including analyzing executive compensation levels and practices of the companies in our compensation peer group);

•	our compensation plan risk;

•	current market trends and best practices in executive and director compensation design; and

•	the overall levels of compensation and types and blend of various compensation elements.

Pay Governance does not provide any services to us other than the services provided to the Compensation Committee.

Shareholder voting outcome

The resolutions on the Directors’ Remuneration Policy and the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) received the following votes from shareholders at the Annual Shareholders’ Meeting held on 10 June 2020 and 6 June 2019.

	Votes for	%	Votes against	%	Votes abstained
019 Directors’ Remuneration Report approved at the 2020 AGM	188,823,977	99.58%	799,615	0.42%	2,528
Policy contained in the 2018 Directors’ Remuneration Report approved at the 2019 AGM	188,219,888	96.58%	6,666,231	3.42%	2,669,960

Notes:

A vote abstained is not a vote in law and is not counted in the calculation of the votes ‘For’ or ‘Against’ the resolution. Votes abstained includes both votes abstained at the Annual Shareholders’ Meeting and any Broker non-votes.

Annex B

AMENDED & RESTATED CUSHMAN & WAKEFIELD PLC

2018 OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN

(Effective as of                 , 2021)

1. Purpose of the Plan

This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees, consultants or independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company.

2. Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b) “Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c) “Board of Directors” means the Board of Directors of C&W.

(d) “C&W” means Cushman & Wakefield plc, a public limited company incorporated under the law of England and Wales, whose registration number is 11414195 (and any successor thereto).

(e) “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(f) “Change in Control” means, unless otherwise defined in the Award Agreement, (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than C&W, the Consortium or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W, the Consortium or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(h) “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(i) “Company” means C&W and all of its Subsidiaries, collectively.

(j) “Consortium” means, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding I LP, and 2339532 Ontario Ltd and/or their respective Affiliates for so long as such Person is subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.

(k) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(l) “Effective Date” means the date the Plan is adopted.

(m) “Employment” means the period during which an individual is classified or treated by the Company as an employee, consultant or independent contractor of the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to an Ordinary Share, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Ordinary Shares are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of an Ordinary Share shall not be so reported, the Fair Market Value of an Ordinary Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(p) “GenPar LPA” means the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms.

(q) “Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.

(r) “Option” means a stock option to purchase Ordinary Shares granted to a Participant pursuant to Section 6.

(s) “Ordinary Shares” means C&W’s ordinary shares of $0.10 nominal value, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 9 of the Plan, or depositary receipts or instruments representing the same.

(t) “Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.

(u) “Participant” means an employee, consultant or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(v) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(w) “Plan” means this Amended & Restated Cushman & Wakefield plc 2018 Omnibus Management Share and Cash Incentive Plan, as it may be amended from time to time.

(x) “Registration Date” means the effective date of the first registration statement that is filed by C&W and declared effective pursuant to 12(g) of the Exchange Act, with respect to any class of C&W’s securities.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the Plan.

(aa) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(bb) “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Subsidiaries or with which C&W or one of its Subsidiaries combines.

(cc) “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(dd) “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3. Shares Subject to the Plan

The maximum number of Ordinary Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 14,180,000 Ordinary Shares in the aggregate. Out of such aggregate, the maximum number of Ordinary Shares that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 14,180,000 Ordinary Shares. The maximum number of shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis. Ordinary Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

For purposes of the preceding paragraph, Ordinary Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if Ordinary Shares are (i) tendered (either actually or through attestation) or withheld to pay the exercise price of an Option or stock appreciation right, (ii) tendered (either actually or through attestation) or withheld to satisfy any tax withholding requirement or (iii) shares covered by a stock-settled stock appreciation right or other Incentive Award that were not issued upon the settlement of the Incentive Award, the shares issued (if any), withheld or covered, as applicable, will be deemed delivered for purposes of determining the number of Ordinary Shares that are available for delivery under the Plan and shall not again be available for issuance or delivery under the Plan. For the avoidance of doubt, Ordinary Shares that are tendered (either actually or through attestation) or withheld to satisfy any tax withholding requirement in connection with any “full-value Awards” shall be added to the number of Ordinary Shares that are available for delivery under the Plan. In addition, if Ordinary Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan; provided, however, that any Ordinary Shares that have been repurchased by the Company using Option proceeds shall not again be available for issuance and delivery under the Plan. Ordinary Shares underlying Incentive Awards that are settled for cash shall be added to the number of Ordinary Shares that are available for delivery under the Plan. Ordinary Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Ordinary Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Ordinary Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in Control or as permitted under Section 9, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or stock appreciation right or (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or stock appreciation right when the exercise price of such Option or stock appreciation right exceeds the Fair Market Value of the underlying Ordinary Shares.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, consultants and independent contractors of the Company whom the Committee shall select from time to time, including officers of C&W, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6. Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.

(a) Exercise Price

The exercise price per Ordinary Share covered by any Option shall be not less than the greater of its nominal value and 100% of the Fair Market Value of an Ordinary Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Ordinary Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Ordinary Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however that the expiration of the Option (other than an Incentive Stock Option) may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern.

(2) Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c) Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of Ordinary Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Ordinary Shares with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2) Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns shares possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of shares of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a Ordinary Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7. Other Share-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Ordinary Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Ordinary Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Ordinary Shares that is specified at the time of the grant of such Incentive Award.

8. Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Ordinary Shares, provided that the term “Cash Incentive Award” shall exclude any Option or Other Share-Based Award.

9. Adjustment Upon Certain Changes

Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Ordinary Shares of C&W are listed for trading:

(a) Shares Available for Grants

In the event of any change in the number of Ordinary Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Ordinary Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or stock appreciation right and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Ordinary Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Ordinary Shares with respect to which Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a stock dividend (but only on the Ordinary Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Ordinary Shares subject to each outstanding Incentive Award and the exercise price per Ordinary Share of each such Incentive Award.

(c) Certain Mergers and Other Transactions

In the event of any merger, consolidation or similar transaction as a result of which the holders of Ordinary Shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such merger or consolidation or similar transaction.

In the event of (i) a dissolution or liquidation of C&W, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving C&W in which the holders of Ordinary Shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Ordinary Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of an Ordinary Share as a result of such event over (B) the exercise price of such Option or stock appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and stock appreciation rights); or (ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d) Other Changes

In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(e) Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(f) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g) Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

10. Change in Control; Termination of Employment

(a) Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10 and the Plan.

(b) Termination of Employment

(1) Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.

(2) The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Employment of the Participant holding the Incentive Award.

11. Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Ordinary Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 9 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Ordinary Share if it were issued or outstanding, or from granting rights related to such dividends; provided that dividends or dividend equivalents that would be payable with respect to any Ordinary Share subject to a performance-based Incentive Award shall not be paid until, and only to the extent that, the performance-based conditions are met.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12. No Special Employment Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13. Securities Matters

(a) C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Ordinary Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Ordinary Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. The Committee may require, as a condition to the issuance of Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Ordinary Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Ordinary Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to C&W a number of Ordinary Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.

17. No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18. Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19. Expenses and Receipts

The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.

20. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21. Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

22. Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23. Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

24. Effective Date and Term of Plan

The Effective Date of the Plan is                 , 2021. No grants of Incentive Awards may be made under the Plan after                 , 2031, the tenth anniversary of the date upon which the Plan was approved.

Annex C

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Cushman & Wakefield plc

Company number: 11414195

As at [ ] 2021

Page

1	PRELIMINARY	C-1

2	INTERPRETATION	C-1

3	LIABILITY OF MEMBERS	C-4

4	CHANGE OF NAME	C-4

SHARE CAPITAL		C-4

5	ALLOTMENT OF SHARES AND SPECIAL RIGHTS	C-4

6	COMMISSIONS ON ISSUE OF SHARES	C-8

7	REDUCTION OF CAPITAL	C-8

8	FRACTIONS ARISING ON CONSOLIDATION OR SUBDIVISION	C-8

9	CAPITALIZATION OF PROFITS AND RESERVES	C-9

10	TRUSTS NOT RECOGNIZED	C-10

SHARE CERTIFICATES		C-10

11	ISSUE OF SHARE CERTIFICATES	C-10

12	FORM OF SHARE CERTIFICATE	C-10

13	REPLACEMENT OF SHARE CERTIFICATES	C-11

14	CONSOLIDATED AND BALANCE SHARE CERTIFICATES	C-11

SHARES NOT HELD IN CERTIFICATED FORM		C-12

15	UNCERTIFICATED SHARES	C-12

CALLS ON SHARES		C-13

16	SUMS DUE ON SHARES	C-13

17	POWER TO DIFFERENTIATE BETWEEN HOLDERS	C-13

18	CALLS	C-13

19	LIABILITY FOR CALLS	C-14

20	INTEREST ON OVERDUE AMOUNTS	C-14

21	PAYMENT OF CALLS IN ADVANCE	C-14

FORFEITURE AND LIEN		C-14

22	NOTICE ON FAILURE TO PAY A CALL	C-14

23	FORFEITURE FOR NON-COMPLIANCE	C-15

24	DISPOSAL OF FORFEITED SHARES	C-15

25	HOLDER TO REMAIN LIABLE DESPITE FORFEITURE	C-15

26	LIEN ON PARTLY-PAID SHARES	C-16

27	SALE OF SHARES SUBJECT TO LIEN	C-16

28	EVIDENCE OF FORFEITURE	C-17

VARIATION OF RIGHTS		C-17

C-i

29	MANNER OF VARIATION OF RIGHTS	C-17

30	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS	C-18

TRANSFER OF SHARES		C-18

31	FORM OF TRANSFER	C-18

32	RIGHT TO REFUSE REGISTRATION	C-19

33	NO FEE ON REGISTRATION	C-20

TRANSMISSION OF SHARES		C-20

34	PERSONS ENTITLED TO SHARES ON DEATH	C-20

35	ELECTION BY PERSONS ENTITLED BY TRANSMISSION	C-20

36	RIGHTS OF PERSONS ENTITLED BY TRANSMISSION	C-20

37	PRIOR NOTICES BINDING	C-21

UNTRACED SHAREHOLDERS		C-21

38	UNTRACED SHAREHOLDERS	C-21

GENERAL MEETINGS		C-22

39	ANNUAL GENERAL MEETINGS	C-22

40	CONVENING OF GENERAL MEETINGS	C-22

NOTICE OF GENERAL MEETINGS		C-22

41	LENGTH AND FORM OF NOTICE	C-22

PROCEEDINGS AT GENERAL MEETINGS		C-23

42	CHAIRPERSON	C-23

43	REQUIREMENT FOR QUORUM	C-24

44	ADJOURNMENT	C-24

45	NOTICE OF ADJOURNED MEETING	C-24

46	AMENDMENTS TO RESOLUTIONS	C-25

47	PROPOSED MEMBER RESOLUTIONS	C-25

48	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	C-29

49	COMBINED PHYSICAL AND ELECTRONIC GENERAL MEETINGS	C-29

50	ATTENDANCE AT AND PARTICIPATION IN GENERAL MEETINGS	C-30

51	SATELLITE MEETING PLACES	C-30

POLLS		C-31

52	DEMAND FOR POLL	C-31

53	PROCEDURE ON A POLL	C-32

54	TIMING OF POLL	C-32

VOTES OF MEMBERS		C-32

55	VOTES ATTACHING TO SHARES	C-33

56	VOTES OF JOINT HOLDERS	C-33

57	VALIDITY AND RESULT OF VOTE	C-33

C-ii

DEPOSITARY		C-33

58	APPOINTMENT OF APPOINTED PROXIES	C-33

59	REGISTER OF APPOINTED PROXIES	C-33

60	PROXIES OF APPOINTED PROXIES	C-34

61	IDENTIFYING APPOINTED PROXIES	C-34

PROXIES AND CORPORATE REPRESENTATIVES		C-34

62	APPOINTMENT OF PROXIES	C-34

63	MULTIPLE PROXIES	C-34

64	FORM OF PROXY	C-34

65	DEPOSIT OF FORM OF PROXY	C-35

66	RIGHTS OF PROXY	C-36

67	TERMINATION OF PROXY’S AUTHORITY	C-36

68	CORPORATIONS ACTING BY REPRESENTATIVES	C-36

DEFAULT SHARES		C-36

69	RESTRICTION ON VOTING IN PARTICULAR CIRCUMSTANCES	C-36

DIRECTORS		C-38

70	NUMBER OF DIRECTORS	C-38

71	SHARE QUALIFICATION	C-39

72	REMUNERATION OF DIRECTORS	C-40

73	DIRECTORS’ EXPENSES	C-40

74	DIRECTORS’ PENSIONS AND OTHER BENEFITS	C-40

75	EXECUTIVE DIRECTORS AND LEAD INDEPENDENT DIRECTOR	C-40

76	LEAD INDEPENDENT DIRECTOR	C-41

77	POWERS OF EXECUTIVE DIRECTORS	C-41

78	INVESTOR DIRECTORS	C-41

APPOINTMENT AND RETIREMENT OF DIRECTORS		C-42

79	METHODS OF APPOINTING DIRECTORS	C-42

80	RETIREMENT AT ANNUAL GENERAL MEETINGS	C-43

81	TERMINATION OF OFFICE	C-44

82	REMOVAL OF DIRECTOR BY RESOLUTION OF COMPANY	C-45

MEETINGS AND PROCEEDINGS OF DIRECTORS		C-45

83	CONVENING OF MEETINGS OF DIRECTORS	C-45

84	QUORUM	C-46

85	CHAIRPERSON	C-46

86	DIRECTORS’ WRITTEN RESOLUTIONS	C-46

87	VALIDITY OF PROCEEDINGS	C-47

DIRECTORS’ INTERESTS		C-47

C-iii

88	AUTHORIZATION OF DIRECTORS’ INTERESTS	C-47

89	PERMITTED INTERESTS	C-48

90	INVESTOR DIRECTORS	C-49

91	RESTRICTIONS ON QUORUM AND VOTING	C-52

92	CONFIDENTIAL INFORMATION	C-53

93	DIRECTORS’ INTERESTS—GENERAL	C-54

POWERS OF DIRECTORS		C-54

94	GENERAL POWERS	C-54

95	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS	C-55

96	BANK MANDATES	C-55

97	BORROWING	C-55

DELEGATION OF POWERS		C-55

98	APPOINTMENT AND CONSTITUTION OF COMMITTEES	C-55

99	LOCAL BOARDS AND MANAGERS	C-55

100	APPOINTMENT OF ATTORNEY	C-56

SECRETARY		C-56

101	SECRETARY	C-56

102	MINUTES	C-56

103	THE SEAL	C-57

AUTHENTICATION OF DOCUMENTS		C-57

104	AUTHENTICATION OF DOCUMENTS	C-57

REGISTERS		C-58

105	REGISTERS	C-58

DIVIDENDS		C-58

106	DECLARATION OF FINAL DIVIDENDS	C-58

107	FIXED AND INTERIM DIVIDENDS	C-58

108	DISTRIBUTION IN SPECIE	C-59

109	RANKING OF SHARES FOR DIVIDEND	C-59

110	MANNER OF PAYMENT OF DIVIDENDS	C-59

111	RECORD DATE FOR DIVIDENDS	C-60

112	NO INTEREST ON DIVIDENDS	C-60

113	RETENTION OF DIVIDENDS	C-60

114	UNCLAIMED DIVIDEND	C-61

115	WAIVER OF DIVIDEND	C-61

116	CALLS OR DEBTS MAY BE DEDUCTED	C-61

SCRIP DIVIDENDS		C-61

117	SCRIP DIVIDENDS	C-61

C-iv

ACCOUNTS		C-63

118	ACCOUNTING RECORDS	C-63

COMMUNICATIONS WITH MEMBERS		C-63

119	SERVICE OF NOTICES	C-63

120	COMMUNICATION WITH JOINT HOLDERS	C-64

121	DECEASED AND BANKRUPT MEMBERS	C-65

122	FAILURE TO SUPPLY ADDRESS	C-65

123	SUSPENSION OF POSTAL SERVICES	C-66

124	SIGNATURE OR AUTHENTICATION OF DOCUMENTS SENT BY ELECTRONIC MEANS	C-66

125	STATUTORY PROVISIONS AS TO NOTICES	C-66

WINDING UP		C-66

126	DIRECTORS’ POWER TO PETITION	C-66

DESTRUCTION OF DOCUMENTS		C-67

127	DESTRUCTION OF DOCUMENTS	C-67

DIRECTORS’ LIABILITIES		C-68

128	INDEMNITY	C-68

129	INSURANCE	C-68

130	DEFENCE EXPENDITURE	C-69

131	FORUM	C-70

132	OTHER DEPOSITARY INTERESTS	C-70

133	MANDATORY OFFER PROVISIONS	C-70

APPENDIX		C-77

C-v

1	PRELIMINARY

Neither the regulations in The Companies (Model Articles) Regulations 2008 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Act or any former enactment relating to companies shall apply to the Company.

2	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context):

“Act” means the Companies Act 2006;

“address” means any address or number (including, in the case of any Uncertificated Proxy Instruction, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website;

“Affiliate” has the meaning given to it in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof;

“Annual General Meeting” means a General Meeting held as the Company’s annual general meeting in accordance with Section 336 of the Act;

“Beneficially Own” has the meaning given to it in Rule 13d-3 promulgated under the Exchange Act, and “Beneficial Ownership” shall be construed accordingly;

“Board” means the Board of Directors of the Company from time to time;

“clear days” means a period of notice of the specified length, excluding the day on which the notice is served or deemed to be served and the day for which the notice is given;

“Closing” means closing of the IPO;

“combined physical and electronic General Meeting” a meeting convened and held in accordance with these Articles and which allows participants to attend in person or via an electronic platform;

“Company Communications Provisions” has the same meaning as in Section 1143 of the Act;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds or is interested directly or indirectly, including through a nominee, in, shares or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (which, for the avoidance of doubt, includes DTC);

“Depositary Interest” means any certificate, instrument, security, depositary receipt or other document of title issued or created, or interest recorded in an account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, or to receive shares or rights or interests in respect thereof;

“Depositary Interest Holder” means the holder of a Depositary Interest;

“Directors” means the directors of the Company;

“DTC” means The Depository Trust Company and any Affiliate or nominee therefore, including Cede & Co and any successors thereto;

“electronic form” has the same meaning as in section 1168 of the Act;

“electronic means” has the same meaning as in section 1168 of the Act;

“electronic platform” means any form of electronic platform and includes, without limitation, website addresses, application technology and conference call systems;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

“General Meeting” means any general meeting of the Company, including any General Meeting held as the Company’s Annual General Meeting;

“Group” means the Company and every subsidiary and holding company of the Company and of each such subsidiary and holding company;

“hard copy form” has the same meaning as in section 1168 of the Act;

“holder” means, in relation to shares, the person whose name is entered in the Register as the holder of the shares;

“holding company” has the meaning given in section 1159 of the Act;

“Independent Director” means a director that satisfies both (i) the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Ordinary Shares are then-currently listed and (ii) the independence criteria set forth in Rule 10A-3 under the Exchange Act as amended from time to time.

“Investor Director” has the meaning set given to it in Article 78.1;

“Investors” means TPG Global, LLC (“TPG”), PAG Capital Limited (“PAG”), Ontario Teachers’ Pension Plan Board (“OTPP”) and their respective Affiliates, and “Investor” means any one of them;

“in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“IPO” means the underwritten initial public offering by the Company of certain of its Ordinary Shares;

“month” means calendar month;

“Office” means the registered office of the Company for the time being;

“Operator” means the operator of a relevant system (as defined in the Uncertificated Securities Regulations) or the transfer agent of the Company (as applicable);

“Ordinary Shares” means the ordinary shares in the capital of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, merger, share exchange, consolidation or similar transaction;

“paid” means paid or credited as paid;

“participating security” means a share or other security which is permitted to be transferred by means of a relevant system;

“person entitled” in relation to a share means a person entitled to that share by reason of the death or bankruptcy of a member or otherwise by operation of law;

“physical General Meeting” any General Meeting attended by persons present in person at the location(s) specified in the notice of such General Meeting;

“present” means for the purpose of a physical General Meeting, present in person or, for the purpose of of a combined physical and electronic General Meeting, present either in person or by attendance via an electronic platform;

“Register” means the register of members of the Company;

“relevant system” means any computer-based system and procedures, permitted by the Uncertificated Securities Regulations or other applicable regulations, which enable title to shares or other securities to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Rights” has the meaning given to it in Article 5.1;

“Seal’’ means the common seal of the Company;

“Secretary” means the secretary of the Company and any person appointed by the Directors to perform any of the duties of the secretary, including a joint, assistant or deputy secretary;

“Securities Seal” means an official seal kept by the Company for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued as permitted by the Act;

“subsidiary” has the meaning given in section 1159 of the Act;

“these Articles” means these Articles of Association as amended from time to time;

“Transfer Office” means the place where the Register is situated for the time being;

“Uncertificated Proxy Instruction” means a properly authenticated dematerialized instruction and/or other instruction or notification, sent by means of a relevant system to a participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations (2001) (as amended);

“United Kingdom” means Great Britain and Northern Ireland;

“United States” means the United States of America;

“Voting Rights” means the voting rights attaching to any shares which are generally exercisable at General Meetings of the Company; and

“year” means calendar year.

2.2

Any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares except where the contrary is expressly provided.

2.3

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.4	References to an Article are to a numbered paragraph of these Articles.

2.5	The words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.6

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.7

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Uncertificated Securities Regulations.

2.8	Subject to Article 29.2, the provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.

2.9	References to a person being present at a General Meeting include a person present by corporate representative.

2.10

Except as provided above, any words or expressions defined in the Act or the Uncertificated Securities Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

2.11

A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in an electronic form or otherwise.

3	LIABILITY OF MEMBERS

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

4	CHANGE OF NAME

The Company may change its name by resolution of the Directors.

SHARE CAPITAL

5	ALLOTMENT OF SHARES AND SPECIAL RIGHTS

5.1	In accordance with section 551 of the Act, the Directors are generally and unconditionally authorized to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (the “Share Rights”) up to an aggregate maximum number of 800,000,000 Ordinary Shares, provided that this authority shall, unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Directors may allot shares or grant Share Rights in pursuance of an offer or agreement made before such expiry which would or might require shall to be allotted or Share Rights to be granted, notwithstanding that the authority conferred by this Article 5.1 has expired.

5.2

The Directors are generally empowered to allot equity securities (as defined in section 560 of the Act) as if section 561(1) of the Act did not apply to any such allotment, provided that this power shall: (i) be limited to the allotment of equity securities up to an aggregate maximum number of 800,000,000 Ordinary Shares; and (ii) unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Directors may allot equity securities in pursuance of any offer or agreement made before such expiry which would or might require equity securities to be allotted after such expiry, notwithstanding that the power conferred by this Article 5.2 has expired.

5.3	The provisions set forth in Articles 5.1 and 5.2 may be renewed at any meeting of the members of the Company.

5.4

Without prejudice to any rights attached to any existing shares and subject to the Act, the Board may issue shares with such rights or restrictions as determined either by the Company by ordinary resolution or, if the Company passes an ordinary resolution to so authorize them, the Directors.

5.5

Subject to the Act, these Articles and any ordinary resolution of the Company, the Directors may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any shares to such persons, at such times and generally on such terms as the Directors may decide.

5.6

The Board may issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as the Company may determine by ordinary resolution and the Directors may determine the terms, conditions and manner of redemption of any such shares.

5.7

Subject to the provisions of the Act, the Board may exercise any power of the Company to establish a shareholder rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall, in its absolute discretion, decide and may in particular (but without restriction or limitation) include such terms as are described in the “Summary of Example Terms” in the form appearing in the Appendix to these Articles.

5.8

Subject to the provisions of the Act, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (i) to subscribe for shares of the Company and/or (ii) to acquire Depositary Interests which would be issued by the Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

5.9	The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 5.7 and 5.8 above, shall include (without limitation) the following where, in the opinion of the majority of the Directors present at a duly convened (in accordance with Article 84) board meeting, acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

5.9.1	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

5.9.2	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all members of the Company;

5.9.3	the Board would have additional time to gather relevant information or pursue appropriate strategies;

5.9.4	the success of the Company would be promoted for the benefit of its members as a whole;

5.9.5	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

5.9.6	the Company would not suffer serious economic harm.

5.10

Subject to the provisions of the Act, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to (i) allot shares of the Company pursuant to the exercise of the Rights or (ii) exchange or cause to be exchanged all or part of the Rights (in each case, other than Rights held by an Acquiring Person) for Ordinary Shares and/or Depositary Shares and/or another class or series of shares (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of the majority of the Directors present at a duly convened (in accordance with Article 84) board meeting, acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company or effect an Exchange to allot shares in the Company would improve the likelihood that:

5.10.1	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

5.10.2	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all members of the Company;

5.10.3	the Board would have additional time to gather relevant information or pursue appropriate strategies;

5.10.4	the success of the Company would be promoted for the benefit of its members as a whole;

5.10.5	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

5.10.6	the Company would not suffer serious economic harm.

5.11

For the purposes of Article 5.9 and Article 5.10 above, a person or group shall be deemed to have control (“Control”) of the Company if such person or group, whether alone or with affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if such person or group, whether alone or with affiliated or associated persons, possesses or is entitled to acquire:

5.11.1	beneficial ownership of 15 per cent or more of the voting rights attributable to the capital of the Company which are exercisable at a General Meeting; or

5.11.2

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 15 per cent or more of the income or assets so distributed, or

5.11.3

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 15 per cent or more of the assets of the Company which would then be available for distribution among the members.

5.12

For the purposes of Article 5.10, “Acquiring Person” shall mean any person or group (other than any Investor or its Affiliates) who has, together with affiliated or associated persons, acquired beneficial ownership of 15 per cent or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) of the Company.

5.13	For the purposes of Article 5.11:

5.13.1

“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group” and “affiliated or associated persons” shall have the meanings given to such terms under the United States federal securities laws, including the Exchange Act;

5.13.2

a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

5.13.3

there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf; and

5.13.4

“beneficial ownership” of any person or group, together with affiliated or associated persons, shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act, and may include the direct or indirect possession of any right or interest that would be required to be set forth in any notice described in Article 47.1.3 below if the person or group in question were a member giving notice under Article 47.4 below.

6	COMMISSIONS ON ISSUE OF SHARES

The Company may, in connection with the issue of any shares or the sale for cash of treasury shares, exercise all powers of paying commission and brokerage permitted by the Act. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other.

7	REDUCTION OF CAPITAL

The Company may, by special resolution, reduce its share capital, share premium account, capital redemption reserve or redenomination reserve in any way permitted by the Act.

8	FRACTIONS ARISING ON CONSOLIDATION OR SUBDIVISION

8.1

If, as the result of consolidation, consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the Directors may, on behalf of the members, deal with the fractions as they think fit. Subject to the Act, the Directors may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings. In particular, the Directors may:

8.1.1

aggregate fractional entitlements and sell any resulting shares to a person or persons (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the Directors decide, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

8.1.2

subject to the Act, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation, consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation, consolidation and division or sub-division, as the case may be).

8.2

To give effect to a sale pursuant to Article 8.1.1 above, the Directors may arrange for the shares representing the fractions to be entered in the Register as certificated shares. The Directors may also authorize a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

8.3

If shares are allotted or issued pursuant to Article 8.1.2 above, the amount required to pay up those shares may be capitalized as the Directors think fit out of amounts standing to the credit of reserves (including, but not limited to, profit and loss account, the share premium account, capital redemption reserve, merger reserve, revaluation reserve or share-based payment reserve), whether or not available for distribution and applied in paying up in full the appropriate number of shares. A resolution of the Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by ordinary resolution of the Company pursuant to Article 9. In relation to the capitalization the Directors may exercise all the powers conferred on them by Article 9 without an ordinary resolution of the Company.

9	CAPITALIZATION OF PROFITS AND RESERVES

9.1

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including but not limited to, profit and loss account, the share premium account, capital redemption reserve, merger reserve, revaluation reserve or share-based payment reserve) and apply such capitalized sum in paying up new Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares, new shares of any other class) for allotment (i) in the case of any arrangements relating to, or entered into in connection with, the issuance of shares under any equity incentive schemes relating to the shares of the Company for the benefit of employees or other service providers to the Group, to such persons as they may decide; (ii) for the purposes of Article 117, as described therein; and (iii) in all other cases, if so authorized by an ordinary resolution of the members, to the persons who would have been entitled to it if it were distributed by way of dividend (the “entitled members”) and in proportion to the number of Ordinary Shares held by them on such date as the Directors may determine, or in such other proportions as stated, or fixed as stated, in the ordinary resolution.

9.2

For the purposes of this Article 9.2, unless the ordinary resolution passed in accordance with Article 9.1 provides otherwise, if the Company holds treasury shares on the date determined in accordance with Article 9.1:

9.2.1	it shall be treated as an entitled member; and

9.2.2	all Ordinary Shares held by it as treasury shares shall be included in determining the proportions in which the capitalized sum is set aside.

9.3	To the extent a capitalized sum is appropriated from profits available for distribution it may also be applied by the Directors (without the need for an ordinary resolution of the Company):

9.3.1	in or towards paying up any amounts unpaid on existing nil or partly paid shares held by the entitled members (without the need for a separate ordinary resolution of the Company);

9.3.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the entitled members or as they may direct; or

9.3.3	a combination of the two.

9.4	The Directors may:

9.4.1

make such provisions as they think fit for any fractional entitlements which might arise on a capitalization (including to disregard fractional entitlements or for the benefit of them to accrue to the Company); and

9.4.2

authorize any person to enter into an agreement with the Company on behalf of all of the entitled members in relation to the issue of shares or debentures pursuant to this Article 9. Any agreement made under such authority shall be binding on the entitled members.

9.5

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, be employed in the business of the Company or be invested in such investments as the Board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

10	TRUSTS NOT RECOGNIZED

Except as required by law and these Articles, the Company is not obliged to recognize any person as holding any share upon any trust nor any other right in respect of any share, except the holder’s absolute right to the share and the rights attaching to it.

SHARE CERTIFICATES

11	ISSUE OF SHARE CERTIFICATES

11.1

The Company shall issue a share certificate to every person whose name is entered in the Register in respect of shares in certificated form, except where the Act allows the Company not to issue a certificate.

11.2	Subject to Article 13, the Company shall issue share certificates without charge.

11.3	The Company shall issue certificates within the time limit prescribed by the Act or, if earlier, within any time limit specified in the terms of the shares or under which they were issued.

11.4

Where shares are held jointly by several persons, the Company is not required to issue more than one certificate in respect of those shares, and delivery of a certificate to one joint holder shall be sufficient delivery to them all.

11.5	Each certificate must be in respect of one class of shares only. If a member holds more than one class of shares, separate certificates must be issued to that member in respect of each class,

11.6

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

12	FORM OF SHARE CERTIFICATE

12.1

Every share certificate shall be executed by the Company by affixing the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or otherwise in any manner permitted by the Act.

12.2

Notwithstanding the foregoing, any signatures on any share certificates need not be autographic but may be applied to the certificates by some electronic, mechanical or other means or may be printed on them.

12.3	Every share certificate shall specify the number and class of shares to which it relates, the nominal value of those shares, the amount paid up on them and any distinguishing numbers assigned to them.

13	REPLACEMENT OF SHARE CERTIFICATES

13.1

A member who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.

13.2

A member who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as the member may specify. The Company may comply with such request at its discretion.

13.3	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.

13.4	No new certificate will be issued pursuant to this Article 13 unless the relevant member has:

13.4.1	first delivered the old certificate or certificates to the Company for cancellation; or

13.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

13.4.3	paid such reasonable fee as the Directors may decide.

13.5	In the case of shares held jointly by several persons, any request pursuant to this Article 13 may be made by any one of the joint holders.

14	CONSOLIDATED AND BALANCE SHARE CERTIFICATES

14.1	If a member’s holding of shares of a particular class increases, the Company must issue that member with either:

14.1.1	a consolidated certificate in respect of all of the shares of that class held by that member; or

14.1.2	a separate certificate in respect of only the number of shares of that class by which that member’s holding has increased.

14.2

If only some of the shares comprised in a share certificate are transferred, or the member’s holding of those shares is otherwise reduced, the Company shall issue a new certificate for the balance of such shares.

14.3	No new certificate will be issued pursuant to this Article 14 unless the relevant member has:

14.3.1	first delivered any old certificate or certificates that represent any of the same shares to the Company for cancellation; or

14.3.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

14.3.3	paid such reasonable fee as the Directors may decide.

SHARES NOT HELD IN CERTIFICATED FORM

15	UNCERTIFICATED SHARES

15.1	In this Article 15, the “relevant rules” means:

15.1.1	any applicable provision of the Act and the Uncertificated Securities Regulations about the holding, evidencing of title to or transfer of shares other than in certificated form; and

15.1.2	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

15.2	The provisions of this Article 15 have effect subject to the relevant rules. To the extent any provision of these Articles is inconsistent with the applicable relevant rules it must be disregarded.

15.3	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

15.3.1	title to it or them is not, or must not be, evidenced by a certificate; or

15.3.2	it or they may or must be transferred wholly or partly without a certificate.

15.4	The Directors have power to take such steps as they think fit in relation to:

15.4.1	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

15.4.2	any records relating to the holding of uncertificated shares;

15.4.3	the conversion of certificated shares into uncertificated shares; or

15.4.4	the conversion of uncertificated shares into certificated shares.

15.5	The Company may by notice in writing to the holder of a share require that share:

15.5.1	if it is uncertificated, to be converted into certificated form; or

15.5.2	if it is certificated, to be converted into uncertificated form, to enable it to be dealt with in accordance with these Articles.

15.6	If:

15.6.1	these Articles give the Directors power to take action or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

15.6.2

uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument, the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

15.7

The Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.

15.8	Unless the Directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

15.9	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

15.10

The Company may be entitled to assume that entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities, and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

CALLS ON SHARES

16	SUMS DUE ON SHARES

16.1

For the purposes of these Articles, any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment, or at any fixed date, shall be deemed to be a call duly made and payable on the date on which it is payable.

16.2

In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

17	POWER TO DIFFERENTIATE BETWEEN HOLDERS

On the allotment of shares, the Directors may provide that the amount of calls to be paid on those shares and the times of payment are different for different holders of those shares.

18	CALLS

18.1

Subject to the terms of allotment of the shares, the Directors may make a “call” by requiring a member to pay to the Company any money that is payable on the shares such member holds as at the date of the call.

18.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed.

18.3	Notice in writing of a call must be given to the relevant member and may specify the time or times and place where payment is required to be made.

18.4	A call may be made payable by instalments.

18.5

A member must pay to the Company the amount called on such member’s shares at the time or times and place specified, but is not required to do so until fourteen days have passed since the notice of call was sent.

18.6	A call may be wholly or partly revoked or postponed at any time before payment of it is made, as the Directors may decide.

19	LIABILITY FOR CALLS

19.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

19.2	A person on whom a call is made remains liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20	INTEREST ON OVERDUE AMOUNTS

20.1

If a sum called in respect of a share is not paid by the time it is due for payment, the member from whom the sum is due shall pay interest on the sum from the time payment was due to the time of actual payment at such rate (not exceeding fifteen per cent per annum) as the Directors decide.

20.2	The Directors may waive payment of such interest wholly or in part at their discretion.

21	PAYMENT OF CALLS IN ADVANCE

21.1

Any member may pay to the Company all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by such member. The Directors may accept or refuse such payment, as they think fit.

21.2	Any payment in advance of calls shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made.

21.3	The Company may pay interest upon the money so received (until the same would but for such advance become payable) at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

22	NOTICE ON FAILURE TO PAY A CALL

22.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time serve a notice in writing on such member requiring payment of:

22.1.1	so much of the call or instalment as is due but unpaid;

22.1.2	any interest which may have accrued on the unpaid amount; and

22.1.3	any expenses incurred by the Company by reason of such non-payment.

22.2	The notice shall state:

22.2.1	a date (not being less than seven days from the date of service of the notice) on or before which the payment is to be made;

22.2.2	the place where the payment is to be made; and

22.2.3	that in the event of non-payment the shares on which the call has been made will be liable to be forfeited.

23	FORFEITURE FOR NON-COMPLIANCE

23.1

If the requirements of any notice given pursuant to Article 22 are not complied with and all calls and interest and expenses due in respect of such share remain unpaid, any share in respect of which such notice has been given may be forfeited by a resolution of the Directors to that effect.

23.2	Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.

23.3	Where for the purposes of its disposal a forfeited share is to be transferred to any person:

23.3.1

in the case of a share in certificated form, the directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

23.3.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 23, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

24	DISPOSAL OF FORFEITED SHARES

24.1

A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of to any person (including the person who was before such forfeiture or surrender the holder of that share or entitled to it) on such terms and in such manner as the Directors shall think fit.

24.2	At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled (and any expenses in respect of the share waived) on such terms as the Directors think fit.

24.3	The Directors may authorize any person to transfer a forfeited or surrendered share pursuant to this Article 24.

25	HOLDER TO REMAIN LIABLE DESPITE FORFEITURE

25.1	A person whose shares have been forfeited or surrendered shall:

25.1.1	cease to be a member in respect of those shares;

25.1.2	in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares; and

25.1.3

remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were payable by such person to the Company in respect of the shares together with interest on such sum at a rate of fifteen per cent per annum (or such lower rate as the Directors may decide) from the date of forfeiture or surrender until the date of actual payment.

25.2

The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

26	LIEN ON PARTLY-PAID SHARES

26.1 The Company shall have a lien on every share that has not been fully-paid for all moneys in respect of the share’s nominal value, or any premium at which it was issued, that have not been paid to the Company and are payable immediately or at a fixed time in the future, whether or not a call has been made on such sums.

26.2

The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share (including any sale proceeds if that share is sold by the Company pursuant to these Articles).

26.3	The Directors may waive any lien which has arisen and may resolve that any share shall be exempt wholly or partially from the provisions of this Article 26 for such period as the Directors decide.

27	SALE OF SHARES SUBJECT TO LIEN

27.1	The Company may sell, in such manner as the Directors decide, any share in respect of which an enforcement notice has been given if that notice has not been complied with.

27.2	An enforcement notice:

27.2.1	may only be given if a sum, in respect of which the lien exists, is due and has not been paid;

27.2.2	must specify the share concerned;

27.2.3	must require payment of the sum due on a date not less than fourteen days from the date of the notice;

27.2.4	must be in writing and addressed to the holder of, or person entitled to, that share; and

27.2.5	must give notice of the Company’s intention to sell the share if the notice is not complied with.

27.3	Where for the purposes of its sale the said share is to be transferred to any person:

27.3.1

in the case of a share in certificated form, the Directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

27.3.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 27, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

27.4	The net proceeds of such sale (after payment of the costs of the sale and of enforcing the lien) shall be applied:

27.4.1	first, in or towards payment or satisfaction of the amount in respect of which the lien exists, to the extent that amount was due on the date of the enforcement notice; and

27.4.2	secondly, to the person entitled to the shares immediately prior to the sale, provided that:

(i)

that person has first delivered the certificate or certificates in respect of the shares sold to the Company for cancellation or complied with such conditions as to evidence and indemnity as the Directors may think fit; and

(ii)

the Company shall have a lien over such proceeds (equivalent to that which existed upon the shares prior to the sale) in respect of sums which become or became due after the date of the enforcement notice in respect of the shares sold.

27.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

27.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the forfeiture, surrender or sale proceedings.

28	EVIDENCE OF FORFEITURE

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Subject to compliance with any other transfer formalities required by these Articles or by law, such declaration shall constitute a good title to the share.

VARIATION OF RIGHTS

29	MANNER OF VARIATION OF RIGHTS

29.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated:

29.1.1	with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class, excluding any shares held as treasury shares; or

29.1.2

with the sanction of a special resolution of the members passed at a separate meeting of the holders of the shares of that class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

29.2

The provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders (with only such changes as are necessary), except that:

29.2.1	the necessary quorum at a separate meeting shall be at least two persons, holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

29.2.2	at any adjourned meeting any holder of shares of the class present at the General Meeting or represented by proxy shall be a quorum;

29.2.3	any holder of shares of the class present at the General Meeting or represented by proxy may demand a poll;

29.2.4	every such holder shall, on a poll, have one vote for each share of the class held by the holder; and

29.2.5	if a meeting is adjourned for any reason, including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding Article 43.1.

29.3

The provisions of this Article 29 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated form a separate class the special rights of which are to be varied.

30	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS

For the avoidance of doubt, the rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

TRANSFER OF SHARES

31	FORM OF TRANSFER

31.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors.

31.2	The instrument of transfer shall be signed by or on behalf of the transferor and, if any of the shares are not fully-paid shares, by or on behalf of the transferee.

31.3	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of those shares.

31.4	All instruments of transfer which are registered may be retained by the Company.

31.5

Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an Operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four transferees.

32	RIGHT TO REFUSE REGISTRATION

32.1	The Directors may decline to register any transfer of shares in certificated form unless:

32.1.1	the instrument of transfer is in respect of only one class of share;

32.1.2

the instrument of transfer is lodged at the Transfer Office or at such other place as the Directors may appoint, accompanied by the relevant share certificate(s) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;

32.1.3	it is fully paid;

32.1.4	it is for a share upon which the Company has no lien; and

32.1.5	it is duly stamped or duly certificated or otherwise shown to the satisfaction of the Directors to be exempt from stamp duty (if so required).

32.2	The Directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly or in respect of more than one class of share.

32.3

The Directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.

32.4	When a transfer of shares has been lodged with the Company, the Directors must either:

32.4.1	register the transfer; or

32.4.2

give the transferee notice of refusal to register the transfer, together with its reasons for the refusal, as soon as practicable and in any event within two months after the date on which the transfer is lodged with it.

32.5

If the Directors refuse to register the transfer of a share, they shall as soon as reasonably practicable following the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the date on which transfer instructions were received by the Company or the Operator (in the case of a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form) send to the transferee the notice of refusal, together with their reasons for the refusal, within the time limit prescribed by the Act.

33	NO FEE ON REGISTRATION

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

TRANSMISSION OF SHARES

34	PERSONS ENTITLED TO SHARES ON DEATH

34.1	If a member dies, the only persons the Company shall recognize as having any title to such member’s interest in the shares shall be:

34.1.1	the survivors or survivor where the deceased was a joint holder; and

34.1.2	executors or administrators of the deceased where the deceased was a sole or only surviving holder.

34.2	Nothing in this Article 34 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by such member.

35	ELECTION BY PERSONS ENTITLED BY TRANSMISSION

35.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may either:

35.1.1	be registered as holder of the share upon giving to the Company notice in writing to that effect; or

35.1.2	transfer such share to some other person, upon supplying to the Company such evidence as the Directors may reasonably require showing such person’s title to the share.

35.2

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

36	RIGHTS OF PERSONS ENTITLED BY TRANSMISSION

36.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

36.1.1

subject to Article 36.1.2, shall be entitled to the same dividends and other advantages as a registered holder of the share upon supplying to the Company such evidence as the Directors may reasonably require to show such person’s title to the share; and

36.1.2	shall not be entitled to exercise any right in respect of the share in relation to General Meetings until such person has been registered as a member in respect of the share.

36.2

A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 36.1.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

37	PRIOR NOTICES BINDING

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

UNTRACED SHAREHOLDERS

38	UNTRACED SHAREHOLDERS

38.1	The Company shall be entitled to sell the shares of a member or a person entitled to those shares, if and provided that:

38.1.1

during the period of twelve years prior to the date of the publication of the advertisements referred to in Article 38.1.2 (or, if published on different dates, the first of them) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

38.1.2

the Company has inserted advertisements in both (i) a national newspaper in the United States and (ii) a newspaper circulating in the area in which the last known postal address of the member or other address for service notified to the Company is located, giving notice of its intention to sell the shares; and

38.1.3	during the period of three months following the publication of such advertisements the Company has received no communication from such member or person.

38.2	If the Company is entitled to sell any shares pursuant to Article 38.1, it shall do so at the best price reasonably obtainable at the time of sale.

38.3

Where a power of sale is exercisable over a share pursuant to this Article 38 (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of Article 38.1.1 (as if the words “during the period of twelve years prior to the date of the publication” were omitted from Article 38.1.1) shall have been satisfied in relation to the additional share.

38.4	To give effect to any such sale pursuant to this Article 38:

38.4.1

in the case of a share in certificated form, the Directors may authorize any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer; and

38.4.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 38, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer of the share to the purchaser or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

38.5	For the purpose of giving effect to any such sale the Directors may authorize any person to transfer the shares sold to the purchaser or its nominee.

38.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

38.7	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

38.8

The net proceeds of such sale (after payment of the costs of the sale) shall belong to the Company. The Company shall be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt and no interest shall be payable in respect of it. The Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

GENERAL MEETINGS

39	ANNUAL GENERAL MEETINGS

The Directors shall convene and the Company shall hold Annual General Meetings in accordance with the Act. An Annual General Meeting shall be held at such time and place or places as the Directors think fit (including, for a combined physical and electronic Annual General Meeting, electronic platform).

40	CONVENING OF GENERAL MEETINGS

The Directors may, whenever and at such place or places as they think fit (including, for a combined physical and electronic General Meeting, electronic platform), and shall, on requisition in accordance with the Act, proceed to convene a General Meeting.

NOTICE OF GENERAL MEETINGS

41	LENGTH AND FORM OF NOTICE

41.1	Notices of General Meetings shall include all information required to be included by the Act.

41.2

An Annual General Meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other General Meetings shall be convened by not less than 14 clear days’ notice in writing. Subject to the Act, the notice shall specify the time, date and place or places (including, for a combined physical and electronic General Meeting, electronic platform) of the meeting and the general nature of the business to be dealt with.

41.3

A notice calling an Annual General Meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution of the Company shall specify the intention to propose the resolution as such and shall include the text of the resolution. Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent be electronic means to that address, subject to any conditions or limitation specified in the relevant notice of meeting.

41.4

Subject to the Act, to the provisions of these Articles and to any restrictions imposed on any shares, notice shall be given to every member and every Director. The Board may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than twenty-one days before the day that notice of the meeting is sent, shall be entitled to receive such a notice. If a member is added to the Register after the day determined by the Company under this Article 41.4, this shall not invalidate the service of the notice nor entitle such member to receive notice of the meeting.

41.5

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, the notice of the meeting must specify a time, which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date of the holding of such meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

41.6

Subject to the Act, if the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting at the time or place or places (including, for a combined physical and electronic General Meeting, electronic platform) specified in the notice calling the General Meeting, they may move and/or postpone the General Meeting to another time and/or place or places (including, for a combined physical and electronic General Meeting, electronic platform). Subject to the Act, when a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed on the Company’s investor relations page at www.cushmanwakefield.com/investorrelations. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Directors must take reasonable steps to ensure that members trying to attend the General Meeting at the original time and/or place or places (including, for a combined physical and electronic General Meeting, electronic platform) are informed of the new arrangements for the General Meeting. Proxy forms can be delivered as specified in Article 64. Any postponed and/or moved meeting may also be postponed and/or moved under this Article 41.

PROCEEDINGS AT GENERAL MEETINGS

42	CHAIRPERSON

42.1

The Chairperson of the Board shall preside as Chairperson of any General Meeting at which he/she is present (as long as he/she is willing to do so). If he/she is not present or is unwilling, the Lead Independent Director, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as Chairperson.

42.2

If no Director is present within ten minutes after the time appointed for holding the meeting and willing to act as Chairperson, a member may be elected to be the Chairperson by an ordinary resolution of the Company passed at the meeting.

43	REQUIREMENT FOR QUORUM

43.1

No business other than the appointment of a Chairperson shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. A quorum shall be present if members who together represent at least the majority of the voting rights of all the members entitled to vote at the relevant meeting are present at the General Meeting or represented by proxy.

43.2

If within five minutes from the time appointed for a General Meeting (or such longer interval as the Chairperson of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved or in any other case it shall stand adjourned to such day, time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may decide, provided that the adjourned meeting shall be held not less than ten clear days after the original General Meeting.

44	ADJOURNMENT

44.1	The Chairperson of any General Meeting at which a quorum is present may adjourn the meeting if:

44.1.1	the members consent to an adjournment by passing an ordinary resolution;

44.1.2	the Chairperson considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

44.1.3

the Chairperson considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

44.2

The Chairperson of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by members who together represent at least the majority of the voting rights of all the members present at the General Meeting or represented by proxy.

44.3

If the Chairperson adjourns a meeting the Chairperson may specify the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) to which it is adjourned. Where a meeting is adjourned without specifying a new time and place or places (including, for a combined physical and electronic General Meeting, electronic platform), the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) for the adjourned meeting shall be fixed by the Directors.

44.4	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

45	NOTICE OF ADJOURNED MEETING

When a meeting is adjourned for thirty days or more or without specifying a new time, not less than ten clear days’ notice of the adjourned meeting shall be given in accordance with Article 43 (making such alterations as necessary). Otherwise it shall not be necessary to give any such notice.

46	AMENDMENTS TO RESOLUTIONS

46.1

A special resolution of the Company to be proposed at a General Meeting may be amended by ordinary resolution of the Company, provided that no amendment may be made other than an amendment to correct a patent, grammatical or clerical error or as may otherwise be permitted by law.

46.2	An ordinary resolution of the Company to be proposed at a General Meeting may be amended by ordinary resolution of the Company, provided that:

46.2.1	in the opinion of the Chairperson of the meeting the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company; and

46.2.2

notice in writing of the proposed amendment is given to the Company by a person entitled to vote at the General Meeting in question at least forty eight hours before the meeting or adjourned meeting (as the case may be) or the Chairperson in his absolute discretion decides that the amendment may be considered or voted on.

46.3

If an amendment is proposed to any resolution of the Company under consideration but is in good faith ruled out of order by the Chairperson of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

47	PROPOSED MEMBER RESOLUTIONS

47.1

Where a member or members, in accordance with the provisions of the Act, request the Company to (i) call a General Meeting for the purposes of bringing a resolution of the members before the meeting or (ii) give notice of a resolution of the members to be proposed at a General Meeting, such request must, in each case and in addition to the requirements of the Act, contain the following (and, to the extent that the request relates to the nomination of a director, the content requirements of Article 79.3.2 also apply):

47.1.1

to the extent that the request relates to the nomination of a director as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected (or re-elected);

47.1.2

to the extent that the request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person on whose behalf the nomination or proposal is made, individually or in the aggregate, including any anticipated benefit to the member(s) (other than where the member is a Depositary) or the Member Associated Person therefrom on whose behalf the nomination or proposal is made; and

47.1.3	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(ii)	the class and number of shares of the Company held by such member(s) which are owned beneficially by such member(s) and such Member Associated Persons, if any;

(iii)

any option, warrant, convertible security, share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise directly or indirectly owned beneficially by such member or by any Member Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (A) such interest conveys any voting rights in such security to such member or Member Associated Person, (B) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (C) such person may have entered into other transactions to hedge the economic effect of such interest (any such interest in this Article 47. l .3(iii), a “Derivative Instrument”);

(iv)

the name of each person with whom such member or Member Associated Person has any agreement, arrangement or understanding (whether written or oral) (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any shares of the Company, (B) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Member Associated Person with respect to any shares of the Company or any business proposed by the member or (D) otherwise in connection with any business proposed by a member (and a description of each such agreement, arrangement or understanding described in this Article 47.1.3(iv) being a “Voting Agreement”);

(v)

details of all other material interests of each member or any Member Associated Person in such proposal or any security of the Company (including, without limitation, any rights to dividends or performance-based fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, “Other Interests”);

(vi)

a list of all transactions by such member and any Member Associated Person involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(vii)

any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(viii)

any performance-based fees (other than an asset-based fee) that such member or any Member Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including (without limitation) any such interests held by the members of such member’s or any Member Associated Person’s immediate family sharing the same household (which information shall be supplemented by such shareholder and any Member Associate Person not later than two days after the record date for the meeting to disclose such ownership as of the record date);

(ix)

a description of the economic terms of all of the foregoing items, including all Derivative Instruments, Voting Agreements or Other Interest, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Derivative Instruments, Voting Agreements or Other Interests;

(x)

a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear at the General Meeting or be represented by proxy at the meeting to propose such business;

(xi)

a representation as to whether the member or any Member Associated Person intends, or is part of a group that intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (B) otherwise solicit proxies or votes from members in support of such proposal;

(xii)

a certification regarding whether such member(s) and such Member Associated Persons, if any, have complied with all legal requirements in connection with such member or Member Associated Person’s acquisition of shares of the Company;

(xiii)

any other information relating to such member or Member Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(xiv)

to the extent known by the Member Associated Person or the member(s) giving the notice, the name and address of any other member or Member Associated Person supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.

47.2	For the purposes of this Article 47, a “Member Associated Person” of any member shall mean:

47.2.1	any person controlling, directly or indirectly, or acting in concert with such member;

47.2.2	any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and

47.2.3	any person controlling, controlled by or under common control with such Member Associated Person.

47.3

If a request made in accordance with Article 47.1 does not include the information specified in Article 47.1 or if a request made in accordance with Article 47.1 is not received in the time and manner required by Article 47.4, in respect of such shares which the relevant member(s) hold which are owned beneficially by such member(s) and the Member Associated Persons, if any, on whose behalf the nomination or proposal is made (the “member default shares”) the relevant member(s) shall not be entitled to vote, either at the General Meeting or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 47.1.

47.4

Without prejudice to the rights of any member under the Act, a member who makes a request to which Article 47.1 relates, must deliver any such request and accompanying information pursuant to Article 47.1 in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s Annual General Meeting provided, however, that in the event that the date of an Annual General Meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s Annual General Meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120) calendar day prior to such Annual General Meeting and not later than the close of business on the later of (i) the ninetieth (90) calendar day prior to such Annual General Meeting and (ii) the tenth (10) calendar day after the day on which public announcement of the date of such Annual General Meeting is first made by the Company. In no event shall any adjournment or postponement of an Annual General Meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 47.4.

47.5

Notwithstanding anything in the foregoing provisions of Article 47.4 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s Annual General Meeting, a member’s notice required by Article 47.4 shall also be considered as validly delivered in accordance with Article 47.4, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5.00 pm UK time, on the tenth (10) calendar day after the day on which such public announcement is first made by the Company.

47.6

Notwithstanding the provisions of Articles 47.1 or 47.3 or the foregoing provisions of Articles 47.4 and 47.5, a member shall also comply with all applicable requirements of the Act and of the Exchange Act with respect to the matters set forth in Articles 47.1 or 47.3 or in Articles 47.4 and 47.5. Nothing in Article 47.1 or 47.3 or in Articles 47.4 and 47.5 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule l4a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

48	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT

48.1

The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

48.2	The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements, restrictions or searches.

48.3	The Chairperson of a General Meeting may take such action as the Chairperson thinks fit to maintain the proper and orderly conduct of the meeting.

49	COMBINED PHYSICAL AND ELECTRONIC GENERAL MEETINGS

49.1

The Directors may decide to hold a General Meeting as a combined physical and electronic General Meeting and, in such case, shall provide details of the means for members to attend and participate in the meeting, including the physical place or places of meeting and the electronic platforms to be used.

49.2	The Directors and the chairman of a combined physical and electronic General Meeting may make any arrangement and impose any requirement or restriction as is:

49.2.1	necessary to ensure the identification of those taking part and the security of the electronic communication; and

49.2.2	proportionate to achieving these objectives.

49.3

All resolutions put to members at a combined physical and electronic General Meeting shall be voted on by a poll in accordance with Articles 53 and 54 and such poll votes may be cast by such means as the Directors in their absolute discretion consider appropriate for the purposes of the meeting.

49.4

Persons seeking to attend or participate in a combined physical and electronic General Meeting via an electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to do so. Unless the meeting is adjourned by the chairman in accordance with the provisions of Article 44, any inability of a person or persons to attend or participate in a combined physical and electronic General Meeting via an electronic platform will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

50	ATTENDANCE AT AND PARTICIPATION IN GENERAL MEETINGS

50.1

In determining whether persons are attending or participating in a General Meeting, it is immaterial whether any two or more members attending it are in the same place as each other or how they are able to communicate with each other.

50.2

Two or more persons who are not in the same place as each other attend a General Meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

50.3	The Directors may make whatever arrangements they consider appropriate to enable those attending a General Meeting to exercise their rights to speak or vote at it.

50.4	A person is able to exercise the right to vote at a General Meeting when:

50.4.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

50.4.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

51	SATELLITE MEETING PLACES

51.1	To facilitate the organization and administration of any General Meeting, the Directors may decide that a physical General Meeting shall be held at two or more locations.

51.2

For the purposes of these Articles any physical General Meeting taking place at two or more locations shall be treated as taking place where the Chairperson of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting place”. In order to constitute a satellite meeting place, persons attending at any particular place must be able to hear and be seen and heard by means of audio visual links by persons attending the principal meeting place and at the other satellite meeting place(s) at which the meeting is held.

51.3

A member present at the General Meeting or represented by proxy at a satellite meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

51.4	The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

51.4.1	ensure that all members and proxies for members wishing to attend the meeting can do so;

51.4.2	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

51.4.3	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

51.4.4	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

51.5

The entitlement of any member or proxy to attend a satellite meeting place shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

51.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chairperson may adjourn the meeting in accordance with Article 44.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

51.7

A person (a “satellite chairperson”) appointed by the Directors shall preside at each satellite meeting place to the extent practicable. Every satellite chairperson shall carry out all requests made of the satellite chairperson by the Chairperson of the General Meeting, may take such action as the satellite chairperson thinks necessary to maintain the proper and orderly conduct of the satellite meeting place and shall have all powers necessary or desirable for such purposes.

POLLS

52	DEMAND FOR POLL

52.1	For so long as any shares are held in a settlement system operated by a Depositary, any resolution of the Company put to a vote at a General Meeting must be decided on a poll.

52.2

Subject to Articles 52.1, the Directors may decide in advance of any General Meeting that some or all of the resolutions of the Company to be put to a vote at a General Meeting will be decided on a poll.

52.3

At any General Meeting, which is held as a physical General Meeting, any resolution of the Company put to a vote shall be decided on a show of hands unless the Directors have decided pursuant to Article 52.2 (subject always to Article 52.1) that it will be decided on a poll or a poll is (before the resolution is put to the vote on a show of hands, or on the declaration of the result of the show of hands) demanded by:

52.3.1	the Chairperson of the meeting;

52.3.2	not less than five members present at the General Meeting or represented by proxy and entitled to vote;

52.3.3

a member or members present at the General Meeting or represented by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding the rights attaching to any shares held as treasury shares); or

52.3.4

a member or members present at the General Meeting or represented by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any such shares held as treasury shares).

52.4

A demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairperson. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

52.5

At a General Meeting which is held as a combined physical and electronic General Meeting, a resolution put to the vote of the meeting shall be decided on a poll, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

52.6

Unless a poll is demanded (and the demand is not duly withdrawn), a declaration by the Chairperson that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, or an entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Act shall be conclusive evidence of the fact without proof of the number or proportion of the rates recorded in favor of or against the resolution.

52.7	Cumulative voting of shares of the Company, regardless of the class of shares, is prohibited.

53	PROCEDURE ON A POLL

53.1	A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination of means) as the Chairperson of the meeting may direct.

53.2	The Chairperson of the meeting may appoint scrutineers (who need not be members) and may decide how and when the result of the poll is to be declared.

53.3	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.4

On a poll, votes may be given either by a member or members present at the General Meeting or represented by proxy and a person entitled to more than one vote need not use all his/her votes or cast all the votes he/she uses in the same way.

54	TIMING OF POLL

54.1

A poll shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place or places (including, for a combined physical and electronic General Meeting, electronic platform) as the Chairperson may direct.

54.2

No notice need be given of a poll not taken immediately if the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days’ notice must be given specifying the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) at which the poll is to be taken.

VOTES OF MEMBERS

55	VOTES ATTACHING TO SHARES

55.1

Subject to Article 41.3 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any shares or any class of shares, on a poll, every member who is present at the General Meeting or represented by proxy shall have one vote for each share of which such member is the holder.

55.2	A proxy shall not be entitled to vote on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had such member been present at the General Meeting.

56	VOTES OF JOINT HOLDERS

In the case of joint holders of a share the vote of the senior who tenders a vote, whether at the General Meeting or represented by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the Register in respect of the share.

57	VALIDITY AND RESULT OF VOTE

No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

DEPOSITARY

58	APPOINTMENT OF APPOINTED PROXIES

Subject to these Articles and to applicable law, a Depositary may appoint as its proxy or proxies, in relation to any Ordinary Shares which it holds, anyone it thinks fit and may determine the manner and terms of any such appointment. Each appointment must state the number and class of shares to which it relates and the total number of shares of each class in respect of which appointments exist at any one time, which must not exceed the total number of shares of each such class registered in the name of the Depositary or its nominee (the “Depositary Shares”) at that time.

59	REGISTER OF APPOINTED PROXIES

59.1

A Depositary must keep a register (the “Proxy Register”) of each person it has appointed as a proxy under Article 58 (an “Appointed Proxy”) and the number of Depositary Shares (his “Appointed Number”) to which the appointment relates. The Directors will determine the requisite information to be recorded in the Proxy Register relating to each Appointed Proxy.

59.2

Any person authorized by the Directors may inspect the Proxy Register during usual business hours and the Depositary will give such person any information which he or she requests as to the contents of the Proxy Register.

60	PROXIES OF APPOINTED PROXIES

An Appointed Proxy may appoint another person as his proxy for his Appointed Number of Depositary Shares, provided the appointment is made and deposited in accordance with Articles 62 to 68. These Articles apply to that appointment and to the person so appointed as though those Depositary Shares were registered in the name of the Appointed Proxy and the appointment was made by him in that capacity. The Directors may require such evidence as they think appropriate to decide that such appointment is effective.

61	IDENTIFYING APPOINTED PROXIES

61.1

For the purposes of determining who is entitled as an Appointed Proxy to exercise the rights conferred by Articles 59 and 60 and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for these purposes, the Depositary may decide that the Appointed Proxies who are so entitled are the persons entered in the Proxy Register at a time and on a date (a “Record Date”) agreed between the Depositary and the Company.

61.2	When a Record Date is decided for a particular purpose:

61.2.1	an Appointed Proxy is to be treated as having been appointed for that purpose for the number and class of shares appearing against his name in the Proxy Register as at the Record Time; and

61.2.2	changes to entries in the Proxy Register after the Record Time will be ignored for this purpose.

61.3

Except for recognizing the rights given in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 60, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Depositary) who has any interest in the Depositary Shares in respect of which the Appointed Proxy has been appointed.

61.4

At a General Meeting, the Chairperson has the final decision as to whether any person has the right to vote or exercise any other right relating to the Depositary Shares. In any other situation, the Directors have the final decision as to whether any person has the right to exercise any right relating to any Depositary Shares.

PROXIES AND CORPORATE REPRESENTATIVES

62	APPOINTMENT OF PROXIES

62.1	A member is entitled to appoint a proxy to exercise all or any of such member’s rights to attend and to speak and vote at a General Meeting.

62.2	A proxy need not be a member of the Company.

63	MULTIPLE PROXIES

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member.

64	FORM OF PROXY

64.1	The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

64.1.1	in the case of an individual must either be signed by the appointer or the appointer’s attorney or authenticated in accordance with Article 124; and

64.1.2

in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorized officer of the corporation or authenticated in accordance with Article 124.

64.2

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 124 on behalf of the appointer by an attorney, the Directors may treat that appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.

65	DEPOSIT OF FORM OF PROXY

65.1

The appointment of a proxy must be received in the manner set out in or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

65.1.1	in the case of a meeting or adjourned meeting, no later than midnight UK time before the commencement of the meeting or adjourned meeting to which it relates;

65.1.2

in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, no later than midnight UK time before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

65.1.3

in the case of a poll taken more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, no later than midnight UK time before the time appointed for the taking of the poll, and in default shall not be treated as valid.

65.2

In relation to any shares in uncertificated form, the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction and may permit any supplement to, or amendment or revocation of, any Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may prescribe the method of determining the time at which any Uncertificated Proxy Instruction is to be treated as received by the Company. The Directors may treat any Uncertificated Proxy Instruction purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

65.3	Unless the contrary is stated on the proxy form, the appointment of a proxy shall be as valid for any adjournment of a meeting as it is for the meeting to which it relates.

65.4

Subject to the foregoing, the Directors may (and shall for so long as any shares are held in a settlement system operated by DTC or any other Depositary or if and to the extent that the Company is required to do so by the Act) allow an appointment of proxy to be sent or supplied in electronic form subject to any conditions or limitations as the Directors may specify. Where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, an appointment of proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

65.5

In the event that more than one form of proxy is executed and received by the Company in accordance with the foregoing provisions with respect to a particular number of shares, the Directors shall accept the latest dated form of proxy received prior to the relevant deadline set out in Article 65.1 and all prior appointments with respect to such number of shares shall be deemed to have terminated.

66	RIGHTS OF PROXY

Subject to the Act, a proxy shall have the right to exercise all or any of the rights of the proxy’s appointor, or (where more than one proxy is appointed by a member) all or any of the rights attached to the shares in respect of which such person is appointed the proxy to attend, and to speak and vote, at a General Meeting.

67	TERMINATION OF PROXY’S AUTHORITY

67.1

Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 67.2.

67.2 Any such notice of death, insanity, revocation or termination must be in writing and be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office), not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at the meeting or on the same day as the meeting or adjourned meeting) for use on the holding of a poll at which the vote is cast.

68	CORPORATIONS ACTING BY REPRESENTATIVES

Subject to the Act, any corporation which is a member of the Company may by resolution of its Directors or other governing body authorize a person or persons to act as its representative or representatives at any General Meeting. A Director, the Secretary or another person authorized for the purpose by the Secretary may require a representative to produce a certified copy of the resolution of authorization before permitting him to exercise his powers.

DEFAULT SHARES

69	RESTRICTION ON VOTING IN PARTICULAR CIRCUMSTANCES

69.1

Unless the Directors resolve otherwise, no member shall be entitled in respect of any share held by such member to vote either at the General Meeting or by proxy or to exercise any other right conferred by membership in relation to General Meetings if any call or other sum due from such member to the Company in respect of that share remains unpaid.

69.2

If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Act) held by such member, has been duly served with a notice under Section 793 of the Act and is in default for a period of fourteen days in supplying to the Company the information required by that notice, then (unless the Directors otherwise determine) in respect of:

69.2.1

the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

69.2.2

any other shares held by the member, the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 69.3.2) be entitled to attend or vote either in at the General Meeting or by proxy at a General Meeting or to exercise any other right conferred by membership in relation to General Meetings.

69.3

Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:

69.3.1

any dividend or part of a dividend (including shares to be issued in lieu of a dividend) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member; and/or

69.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not in default as regards supplying the information required; and

(ii)

the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares that are the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Act.

69.4

The Board shall send a copy of the direction notice to each other person appearing to be interested in the shares the subject of that direction notice, but the failure or omission by the Board to do so shall not invalidate such notice.

69.5

Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues. Any direction notice shall cease to have effect at such time as the Directors decide. Within a period of one week of the default being duly remedied, the Directors shall decide that the relevant direction notice shall cease to have effect and shall give written notice of that fact to the member as soon as reasonably practicable.

69.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 69.3.2.

69.7	For the purposes of this Article 69:

69.7.1

a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under Section 793 of the Act and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company or the Board knows or has reasonable cause to believe that the person in question is or may be interested in the shares, and

69.7.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as determined of Section 974 of the Act); or

(ii)

the Directors are satisfied that the transfer is made pursuant to a genuine sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares, including any such sale made through an investment exchange that has been granted recognition under the Financial Services and Markets Act 2000 or through a stock exchange outside the United Kingdom of Great Britain and Northern Ireland on which the Company’s shares are normally traded. For the purposes of this Article 69 any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

69.8

Where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 69 shall be deemed to apply only to those shares held by a Depositary in which such person appears to be interested and not (so far as that person’s interest is concerned) to any other shares held by a Depositary in which such person does not have an interest and references to default shares shall be construed accordingly.

69.9	The provisions of this Article 69 are in addition and without prejudice to the provisions of the Act.

DIRECTORS

70	NUMBER OF DIRECTORS

70.1	Subject to the provisions of these Articles, the number of directors shall be as the Board may determine from time to time, but shall not be less than five and no more than eleven in number.

70.2

If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a General Meeting, but for no other purpose. If there are no directors willing to act, then any members who together represent at least a majority of the voting rights of all the members entitled to vote at the relevant meeting personally or by proxy may summon a General Meeting for the purpose of appointing directors.

70.3

Immediately following the date of adoption of these Articles, the Board shall consist of seven members (the “Initial Directors”), and the Company shall cause the Board to consist of seven members, in each case as follows:

70.3.1	five Investor Directors (one or more of whom may, but need not, be Independent Directors);

70.3.2	the Chief Executive Officer; and

70.3.3	one Independent Director (in addition to any Investor Directors who are also Independent Directors),

until such time as the Board or the Company determine otherwise, in accordance with the shareholders’ agreement in respect of the Company entered into by the Company from time to time and these Articles.

70.4

In addition to any vote or consent of the Board or the members of the Company required by applicable law or these Articles or other organizational document of the Company, and notwithstanding anything to the contrary in any shareholders’ agreement in respect of the Company entered into by the Company from time to time, for so long as any such shareholders’ agreement is in effect, any action by the Board to increase or decrease the total number of Directors (including pursuant to Article 70.8 below, and in each case other than any increase in the total number of Directors in connection with the election of one or more Directors elected exclusively by the holders of one or more classes of the Company’s shares other than Ordinary Shares) shall require the prior written consent of the Investors.

70.5

Following the Closing, the Initial Directors shall be divided into three classes of Directors, designated as “Class I”, “Class II” and “Class III”, respectively (each a “Class”). The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. The Board is also authorized to assign any persons who take office as Directors after the date hereof to any such Class; provided, however, that the Classes are as close to equal size as possible.

70.6

In the event of any increase in the number of Directors (including pursuant to Article 70.8), the newly created directorships resulting from such increase shall be apportioned by the Board among the Classes of Directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

70.7	Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.

70.8

Subject to Article 70.1 and to the provisions of any shareholders’ agreement in respect of the Company entered into by the Company from time to time, up to two additional directors each satisfying the requirements to qualify as an Independent Director may be appointed by a majority of the Board.

71 SHARE QUALIFICATION

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

72	REMUNERATION OF DIRECTORS

Any Director who holds any executive office (including for this purpose the office of Chairperson or Lead Independent Director whether or not such office is held in an executive capacity), or who serves on any committee of the Directors or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

73	DIRECTORS’ EXPENSES

73.1

The Company may repay or advance to any Director all such reasonable expenses as that Director may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or separate meetings of any class of members or debentures or otherwise in connection with the business of the Company and all such reasonable expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his or her duties as a Director.

73.2	Each of the Directors may be paid such fees as the Board may from time to time determine.

73.3

Any Director who is appointed to hold any employment or executive office with the Company or who, at the Company’s request, goes or resides abroad for any of the Company’s purposes or who otherwise performs services that in the opinion of the Board are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors (or any duly authorized committee of the Directors) may determine either in addition to or in lieu of any other remuneration.

74	DIRECTORS’ PENSIONS AND OTHER BENEFITS

The Directors shall have power to pay and agree to pay remuneration, including gratuities, allowances, pensions or other retirement, superannuation, death, sickness or disability benefits, to, or to any person in respect of, a Director or former director, or any person who is or was at the time employed by, or held an executive or other office or place of profit in, the Company or any subsidiary thereof.

75	EXECUTIVE DIRECTORS AND LEAD INDEPENDENT DIRECTOR

75.1

The Directors may from time to time appoint one or more of them to be the holder of any executive office (or, where considered appropriate and in accordance with Articles 85 and 76 respectively, the office of Chairperson or Lead Independent Director) on such terms and for such period as they may (subject to the provisions of the Act) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

75.2

The appointment of any Director to any other executive office shall not automatically terminate if such Director ceases to be a Director for any reason, unless the contract or resolution under which such Director holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

76	LEAD INDEPENDENT DIRECTOR

One of the Independent Directors may be elected on an annual basis by the Directors to act as the Lead Independent Director. The Lead Independent Director shall have such responsibilities as are specifically conferred upon him or her by the Directors.

77	POWERS OF EXECUTIVE DIRECTORS

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

78	INVESTOR DIRECTORS

78.1

Each such individual whom an Investor shall actually designate pursuant to this Article 78 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Investor Director”.

78.2

An Investor Director, being entitled to be appointed in accordance with this Article 78, shall be appointed as a director of the Company by notice, given by the relevant Investor, in writing sent to or received at the office or an address specified by the Company for the purposes of communication by electronic means or tendered at a meeting of the Board.

78.3	If an Investor Director ceases to be a Director for any reason, the relevant Investor shall be entitled to nominate a replacement.

78.4

At each applicable Annual General Meeting or General Meeting at which directors are to be elected, there shall be included in the slate of nominees recommended by the Board for election as directors that number of individuals designated by the Investors that, if elected, will result in:

78.4.1

TPG having two Directors; provided, however, that (A) if TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 7.5 per cent of the Ordinary Shares outstanding as of the Closing, then one TPG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, the number of TPG Directors shall be reduced to one; and

(B) if TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the remaining TPG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, TPG shall have no right to designate a Director;

78.4.2

PAG having two Directors; provided, however, that (A) if PAG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 7.5 per cent of the Ordinary Shares outstanding as of the Closing, then one PAG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, the number of PAG Directors shall be reduced to one; and if PAG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the remaining PAG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, PAG shall have no right to designate a Director; and

78.4.3

OTPP having one Director; provided, however, that if OTPP, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the OTPP Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, OTPP shall have no right to designate a Director.

78.5

If at any time an Investor has designated fewer than the total number of individuals that such Investor is then entitled to designate pursuant to Article 78.4, such Investor shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Board shall use its best efforts to (i) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

78.6

In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any Investor Director, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Board shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of the relevant Investor, and the Board shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same.

APPOINTMENT AND RETIREMENT OF DIRECTORS

79	METHODS OF APPOINTING DIRECTORS

79.1

Subject to the provisions of these Articles, any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director by the Company by ordinary resolution or by the Board, either to fill a vacancy or as an addition to the existing Board, provided that the appointment does not cause the number of Directors to exceed any fixed number in accordance with these Articles as the maximum number of Directors.

79.2	The appointment of a person to fill a vacancy or as an additional Director shall take effect from the end of the relevant meeting.

79.3	No person shall be appointed a Director at any General Meeting unless:

79.3.1	he is nominated by the Board; or

79.3.2

notice of the intention to nominate that person for appointment is given by a member qualified to vote at the meeting (other than the person to be proposed) has been received by the Company in accordance with Article 47.1 and Article 47.4 or section 338 of the Act stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

79.4	The Directors may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such person’s interest in the Company.

79.5

Where two or more individuals are proposed to be appointed at a General Meeting of the Company pursuant to Article 79.1, unless the members have previously approved otherwise at that General Meeting, the appointments must not be proposed as a single resolution of the Company and must be proposed as separate resolutions of the Company in accordance with section 160 of the Act.

79.6

In the event that at a General Meeting it is proposed to vote upon a number of the resolutions of the Company for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed Directors shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

79.7

Subject to the Act, the Company may enter into an agreement or arrangement with any Director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the Board thinks fit and (without prejudice to any other provision of these Articles) the Board may remunerate any such Director for such services as it thinks fit.

80	RETIREMENT AT ANNUAL GENERAL MEETINGS

80.1

At the first Annual General Meeting of the Company following Closing, each Director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the first Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.2

At the second Annual General Meeting of the Company following Closing, each Director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the second Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.3

At the third Annual General Meeting of the Company following Closing, each Director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the third Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.4

At each succeeding Annual General Meeting of the Company following the third Annual General Meeting of the Company following Closing, Directors shall be elected to serve for a term of three years to succeed the Directors of the class whose terms expire at such Annual General Meeting.

80.5

Subject to the provisions of these Articles, a Director shall remain a member of the class of directors to which he or she was assigned in accordance with Article 70.5. The initial terms of each class of directors shall expire as set forth in this Article 80, subject to such director’s earlier death, resignation, disqualification or removal.

80.6

Where a Director retires at an Annual General Meeting in accordance with Article 80.1, 80.2 or 80.3 or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director. In the absence of such a resolution, the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

80.6.1	where at such meeting a resolution of the Company for the re-election of such Director is put to the meeting and lost;

80.6.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he/she is unwilling to be re-elected; or

80.6.3

where a resolution of the Company to elect such Director is void by reason of contravention of section 160 of the Act (whereby at a General Meeting a motion for the appointment of two or more persons as Directors by a single resolution must not be made unless a resolution that it should be made has first been agreed to by the meeting without any vote being given against it).

80.7

The retirement shall not have effect until the conclusion of the meeting except where a resolution of the Company is passed to elect some other person in the place of the retiring Director or a resolution for the retiring Director’s re-election is put to the meeting and lost. Accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

81	TERMINATION OF OFFICE

81.1	The office of a Director shall be terminated if:

81.1.1	the Director becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of any provision of the Act;

81.1.2	the Company has received notice in writing of the Director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

81.1.3	the Director has retired at an Annual General Meeting in accordance with Articles 80.1, 80.2 and 80.3 or otherwise, and any of Articles 80.6.1, 80.6.2 or 80.6.3 applies;

81.1.4

the Director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the Director in another country;

81.1.5

an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the Director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the Director’s property or affairs;

81.1.6	the Director is absent from meetings of the Directors for six consecutive months without permission and the Directors have resolved that the Director’s office be vacated;

81.1.7	notice in writing of termination is served or deemed served on the Director and that notice is given by all of the other Directors for the time being; or

81.1.8

in the case of a Director other than any Director holding an executive office, if the Directors resolve to require the Director to resign and the Director fails to do so within thirty days of notification of such resolution being served or deemed served on the Director.

81.2

If a Director holds an appointment to an executive office which automatically terminates on termination of the Director’s office as Director, the Director’s removal from office pursuant to this Article 81 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.

82	REMOVAL OF DIRECTOR BY RESOLUTION OF COMPANY

In accordance with and subject to the provisions of the Act, the Company may remove any Director from office by ordinary resolution of which special notice has been given and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but shall be without prejudice to any claim the Director may have for damages for breach of any such agreement.

MEETINGS AND PROCEEDINGS OF DIRECTORS

83	CONVENING OF MEETINGS OF DIRECTORS

83.1

Subject to the provisions of these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors by giving notice to the other Directors.

83.2

It shall constitute reasonable and sufficient notice to each Director to send notice by first-class mail, overnight delivery, electronic mail, facsimile or hand delivery at least 2 Business Days before the meeting to: (i) such Director’s usual business address; or

(ii) with respect to an Investor Director, the usual business address of such Investor Director’s nominating Investor. Any such notice must also be sent, at the same time, by electronic mail to the usual electronic mailing addresses of the Director and, with respect to an Investor Director, such Investor Director’s nominating Investor. Notice of a meeting need not be given to any Investor Director if a written waiver of notice, executed by such Investor before or after the meeting, is filed with the records of the meeting, or to any Investor Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Investor Director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

83.3	Any Director may waive notice of any meeting and any such waiver may be retroactive.

83.4

The Directors shall be deemed to meet together if they are in separate locations but are linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other.

84	QUORUM

84.1 The quorum necessary for the transaction of business of the Directors shall be a majority of the total number of Directors, including, for each Investor that then-currently has designated (solely and not jointly) for nomination pursuant to these Articles and any shareholders’ agreement in respect of the Company entered into by the Company from time to time at least one Investor Director who is serving on the Board of Directors, one Director so designated by such Investor; provided, however, that each Investor may, in its sole discretion, agree to waive the quorum requirement set forth above with respect to its Investor Directors.

84.2	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

84.3

If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the meeting to a specified time and place not less than one day after the original date of the meeting, without further notice or waiver thereof. The quorum necessary for the transaction of business of the Directors at such adjourned meeting may be fixed from time to time by the Directors and unless so fixed at any other number shall be a majority of the Directors.

85	CHAIRPERSON

85.1

The Directors may elect from their number a Chairperson, and decide the period for which the Chairperson is to hold office. If no Chairperson has been appointed or if at any meeting of the Directors no Chairperson is present within five minutes after the time appointed for holding the meeting, the Lead Independent Director shall be chairperson of the meeting, or, if no Lead Independent Director has been appointed or Lead Independent Director is not present at such time, the Directors present may choose one of their number to be chairperson of the meeting.

85.2	In the case of an equality of votes, neither the Chairperson nor any other chairperson shall be entitled to a casting vote.

86	DIRECTORS’ WRITTEN RESOLUTIONS

86.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving written notice to the other Directors.

86.2	A written resolution of the Directors shall be adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

86.2.1	signed one or more copies of it; or

86.2.2	otherwise indicated their agreement to it in writing (including electronic mail or signature).

86.3

In addition to the requirements set out in Article 86.2, a written resolution of the Directors shall not be adopted if the number of Directors who have signed it is less than the quorum required in accordance with these Articles.

86.4	Once a written resolution of the Directors has been adopted, it must be treated as if it had been a resolution passed at a meeting of the Board in accordance with these Articles.

87	VALIDITY OF PROCEEDINGS

All acts done by any meeting of Directors or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

DIRECTORS’ INTERESTS

88	AUTHORIZATION OF DIRECTORS’ INTERESTS

88.1

For the purposes of section 175 of the Act, the Directors shall have the power to authorize any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

88.2	Authorization of a matter under this Article 88 shall be effective only if:

88.2.1

the matter in question shall have been proposed for consideration at a meeting of the Directors, in accordance with the Directors’ normal procedures or in such other manner as the Directors may resolve;

88.2.2

any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

88.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

88.3	Any authorization of a matter under this Article 88 may:

88.3.1	extend to any actual or potential conflict of interest which may arise out of the matter so authorized;

88.3.2	be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorization is given or subsequently; and

88.3.3	be terminated by the Directors at any time, and a Director shall comply with any obligations imposed on the Director by the Directors pursuant to any such authorization.

88.4

A Director shall not, save as otherwise agreed by such Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any matter authorized by the Directors under this Article 88 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.

89	PERMITTED INTERESTS

89.1	Subject to compliance with Article 88.2, a Director, notwithstanding such Director’s office, may have an interest of the following kind:

89.1.1	where a Director (or a person connected with the Director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

89.1.2

where a Director (or a person connected with the Director) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

89.1.3

where the Director (or a person connected with the Director) acts (or any firm of which the Director is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as the Company’s auditors) whether or not the Director (or such person or firm) is remunerated for such work;

89.1.4

where a Director is or becomes a director or officer of any other body corporate in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the Director’s appointment as director or officer of that other body corporate;

89.1.5	where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

89.1.6	where a Director has an interest or a transaction or arrangement giving rise to an interest of which the Director is not aware; or

89.1.7	where a Director has any other interest authorized by ordinary resolution of the Company. No authorization under Article 88 shall be necessary in respect of any such interest.

89.2

A Director shall declare the nature and extent of any interest permitted under Article 88.1, and not falling within Article 88.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

89.3	No declaration of an interest shall be required by a Director in relation to an interest:

89.3.1	falling within Article 89.1.5 or Article 89.1.6;

89.3.2

if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

89.3.3

if, or to the extent that, it concerns the terms of the Director service contract (as defined in section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

89.4

A Director shall not, save as otherwise agreed by the Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 88.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

89.5	For the purposes of this Article 89, “Relevant Company” shall mean:

89.5.1	the Company;

89.5.2	a subsidiary undertaking of the Company;

89.5.3	any holding company of the Company or a subsidiary undertaking of any such holding company;

89.5.4	any body corporate promoted by the Company; or

89.5.5	any body corporate in which the Company is otherwise interested.

90	INVESTOR DIRECTORS

90.1

In addition to the provisions of Article 88 and subject to Article 89, a Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director notwithstanding that at the time of his appointment or subsequently he also:

90.1.1	holds office as a director of an Investor or of an Affiliate of that Investor;

90.1.2	holds any other office, employment or engagement with that Investor or with an Affiliate of that Investor; or

90.1.3	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in an Investor or an Affiliate of that Investor.

90.2

A Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director, notwithstanding his role as a representative of the Investor for the purposes of monitoring and evaluating its investment in the Company.

90.3	For the avoidance of doubt, this Article 90 does not authorize a Director who is not an employee of the Group for the purposes of section 175 of the Act where:

90.3.1	he or she holds office as a director of an Investor or an Affiliate of an Investor; and

90.3.2	such Affiliate is considered, following determination by the other Directors at the relevant time, to be in direct competition with the business of the Company or any member of the Group.

90.4

Any determination as to whether an Affiliate of an Investor is in direct competition with the business of the Company or any member of the Group will be effective only if at the meeting at which the matter is considered any requirement as to quorum is met without counting the Director in question or any other Director interested in the matter under consideration and the matter was agreed to without such Director voting. A directorship of an Affiliate of an Investor determined to be in direct competition with the business of the Company or any member of the Group and held by a Director who is not an employee of the Group will be considered in accordance with Article 87.

90.5

Subject to the provisions of any shareholders’ agreement in respect of the Company entered into by the Company from time to time, to the fullest extent permitted by applicable law, if any Investor Affiliated Person acquires knowledge of a potential Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Company and its Affiliates (excluding any Investor Affiliated Person) and its direct or indirect subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such Investor Affiliated Person, to the fullest extent permitted by applicable law, (i) shall have no duty (fiduciary, statutory, contractual or otherwise) to communicate or present such Corporate Opportunity to the Company or any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries or any member of the Company; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for the Investor’s own account and benefit and the Investor may direct such Corporate Opportunity to another person; and (iii) shall not be liable to the Company, any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or shareholder, for breach of any duty (fiduciary, statutory, contractual or otherwise) as a member, director or officer of the Company or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity or another person or does not communicate information regarding such Corporate Opportunity to the Company or any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries.

(i) The Company hereby expressly acknowledges and agrees that each of the Investors, their Affiliates and affiliated investment funds and any Investor Affiliated Person, has the right to, and shall have no duty (fiduciary, statutory, contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its direct or indirect subsidiaries engages or proposes to engage, on such Person’s own behalf, or in partnership with, or as an employee, officer, director, member or shareholder of any other Person, including those lines of business deemed to be competing with the Company or any of its direct or indirect subsidiaries; (ii) do business with any potential or actual customer or supplier of the Company or any of its Affiliates or its direct or indirect subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Company or any of its

Affiliates or direct or indirect subsidiaries. The Company hereby expressly acknowledges and agrees that neither the Company nor any of its Affiliates or any of its direct or indirect subsidiaries nor any member of the Company shall have any rights in and to the business ventures of the Investors, their Affiliates and affiliated investment funds, or the income or profits derived therefrom. To the fullest extent permitted by law, no Investor Affiliated Person shall be liable to the Company, any of its Affiliates or its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or shareholders, for breach of any duty (fiduciary, statutory, contractual or otherwise) as a member, director or officer of the Company or otherwise by reason that such Investor Director is engaging in any activities or lines of business or competing with the Company or its direct or indirect subsidiaries.

90.6

The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, the Investor Directors are not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

90.7	For the purposes of this Article 90:

90.7.1

“Acquired Knowledge” means information about the Company and its direct or indirect subsidiaries that may, to the fullest extent permitted by applicable law, enhance each an Investor Affiliated Person’s knowledge and understanding of (i) the industries in which the Company and its direct and indirect subsidiaries operate, (ii) the activities in which the Company and its direct or indirect subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Company and its Affiliates and its direct or indirect subsidiaries may engage directly or indirectly) or (iii) related lines of business in which the Company or its direct or indirect subsidiaries may engage directly or indirectly;

90.7.2

“Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Company’s business or the business of any Affiliate or any direct or indirect subsidiary of the Company, including those deemed to be competing with the Company or any Affiliate or any direct or indirect subsidiary of the Company, or (ii) a prospective economic or competitive advantage in which the Company or any Affiliate or any direct or indirect subsidiary of the Company could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Company or any Affiliates or any direct or indirect subsidiary if it is a business opportunity that (i) the Company, Affiliate or direct or indirect subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the Company’s, Affiliate’s or direct or indirect subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Company, Affiliate or direct or indirect subsidiary, as applicable, has no interest or reasonable expectancy; and

90.7.3

“Investor Affiliated Person” means each of the Investors and all of their respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, Affiliates, the Investor Directors, or any officer of the Company that is an Affiliate of the Investors.

91	RESTRICTIONS ON QUORUM AND VOTING

91.1

Save as provided in this Article 91, and whether or not the interest is one which is authorized pursuant to Article 87 or permitted under Article 88, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which the Director (or a person connected with the Director) is interested. Any vote of a Director in respect of a matter where the Director is not entitled to vote shall be disregarded.

91.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which the Director is not entitled to vote.

91.3

Subject to the provisions of the Act, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement or any other proposal:

91.3.1	in which the Director has an interest of which the Director is not aware;

91.3.2	in which the Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

91.3.3	in which the Director has an interest only by virtue of interests in shares, debentures or other securities of the Company or by reason of any other interest in or through the Company;

91.3.4

which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by the Director or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

91.3.5

concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer the Director is or may be entitled to participate as a holder of securities or (ii) in the underwriting or sub-underwriting of which the Director is to participate;

91.3.6

concerning any other body corporate in which the Director is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that the Director (together with persons connected with the Director) is not the holder of or beneficially interested in one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

91.3.7

relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award the Director any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

91.3.8	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

91.3.9	concerning the giving of indemnities in favor of Directors where all other Directors are also being offered indemnities on substantially the same terms;

91.3.10

concerning the funding of expenditure by any Director or Directors (i) on defending criminal, civil or regulatory proceedings or action against the Director or Directors, (ii) in connection with an application to the court for relief, or (iii) on defending the Director or Directors in any regulatory investigations, where all other Directors are being offered substantially the same arrangements;

91.3.11

concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 91.3.10, where all other Directors are being offered substantially the same arrangements; and

91.3.12	in respect of which the Director’s interest, or the interest of Directors generally, has been authorized by ordinary resolution of the Company.

91.4

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or anybody corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under Article 90.1) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning the Director’s own appointment or the fixing or variation of the terms of the Director’s own appointment.

91.5

If a question arises at any time as to whether any interest of a Director prevents the Director from voting, or being counted in the quorum, under this Article 91, and such question is not resolved by the Director voluntarily agreeing to abstain from voting, such question shall be referred to the Chairperson of the meeting and the Chairperson’s ruling in relation to any Director other than the Chairperson shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the Chairperson of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the Chairperson of the meeting (so far as it is known to the Chairperson) has not been fairly disclosed to the Directors.

92	CONFIDENTIAL INFORMATION

92.1

If a Director, other than by virtue of the Director’s position as Director, receives information in respect of which the Director owes a duty of confidentiality to a person other than the Company, the Director shall not be required:

92.1.1	to disclose such information to the Company, the Directors or to any Director, officer or employee of the Company; or

92.1.2	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of the Director’s duties as a Director.

92.2

Where such duty of confidentiality arises out of a situation in which the Director has, or can have a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 92.1 shall apply only if the conflict arises out of a matter which has been authorized under Article 88 or falls within Article 89.

92.3

This Article 92 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 92.

93	DIRECTORS’ INTERESTS - GENERAL

93.1	For the purposes of Articles 87 to 92, a person is connected with a Director if that person is connected for the purposes of section 252 of the Act.

93.2

Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including:

93.2.1	not attending any meetings of the Directors at which the relevant situation or matter falls to be considered; and

93.2.2

not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the Director concerned to have access to such documents or information.

93.3

The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorized by reason of a contravention of any provisions of Articles 87 to 92 or suspend or relax the provisions of Articles 87 to 92 to any extent.

POWERS OF DIRECTORS

94	GENERAL POWERS

94.1

The Directors shall manage the business and affairs of the Company and may exercise all powers of the Company to borrow money and to mortgage or charge the Company’s undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, other than those that are required by the Act or by these Articles to be exercised by the Company in General Meeting.

94.2

No alteration of these Articles and no direction given by the Company shall invalidate a prior act of the Directors which would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the Directors do not limit the general powers given by this Article 94.

95	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director, former Director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

96	BANK MANDATES

The Directors may by resolution authorize such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorization from time to time by resolution.

97	BORROWING

Subject to these Articles and the Act, the Directors may exercise all powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and called capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or other obligation of the Company or any third party.

DELEGATION OF POWERS

98	APPOINTMENT AND CONSTITUTION OF COMMITTEES

98.1

The Directors may delegate any of their powers or discretions (including all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to such person (who need not be a Director) or committee (composing any number of persons, who need not be Directors) and in such manner as they think fit. Any such delegation may be either collaterally with or to the exclusion of their own powers and the Directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them.

98.2

Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of such power or discretion by any person or committee to whom it has been delegated.

98.3

The Directors may make regulations in relation to the proceedings of committees or sub- committees. Subject to any such regulations, the meetings and proceedings of any committee or sub-committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors (with such amendments as are necessary).

99	LOCAL BOARDS AND MANAGERS

99.1	The Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, in any location they think fit, and may:

99.1.1	appoint any persons to be managers or agents or members of such local boards, and may fix their remuneration;

99.1.2	delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate;

99.1.3	remove any person so appointed and may annul or vary any such delegation; and

99.1.4	authorize the members of any local boards, or any of them, to fill any vacancies on such boards and to act notwithstanding vacancies.

99.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit.

100	APPOINTMENT OF ATTORNEY

100.1

The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.

100.2	Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit.

100.3	The Directors may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in the attorney.

SECRETARY

101	SECRETARY

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between the Secretary and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors or the Secretary may also appoint from time to time, on such terms as they or he may think fit, one or more Deputy and/or Assistant Secretaries.

102	MINUTES

102.1	The Board shall cause minutes to be recorded for the purpose of:

102.1.1	all appointment of officers made by the Board;

102.1.2

all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting; and

102.1.3	all resolutions of the Company.

102.2	Any such minutes must be kept for the period specified in the Act.

103	THE SEAL

103.1

The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorized by the Directors for that purpose. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

103.2

Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors or by a Director or other person authorized for the purpose by the Directors in the presence of a witness unless the Directors decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

103.3	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

103.4	Any instrument signed by:

103.4.1	one Director and the Secretary;

103.4.2	by two Directors; or

103.4.3	by a Director in the presence of a witness who attests the signature, and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

AUTHENTICATION OF DOCUMENTS

104	AUTHENTICATION OF DOCUMENTS

104.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

104.1.1	any document affecting the constitution of the Company;

104.1.2	any resolution passed at a General Meeting or at a meeting of the Directors or any committee; and

104.1.3	any book, record, document or account relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

104.2

Where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of it shall be deemed to be a person appointed by the Directors for the purpose of Article 104.1.

104.3

A document purporting to be a copy of any such resolution or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favor of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

REGISTERS

105	REGISTERS

105.1

The Company or the Directors on behalf of the Company may cause to be kept in any territory an overseas branch register of members resident in any such territory and the Directors may make, and vary, such arrangements as they may think fit in relation to the keeping of any such register.

105.2	Any Director or the Secretary or any other person appointed by the Board for the purpose shall have the power to authenticate and certify as true copies of and extracts from:

105.2.1	any document comprising of affecting the constitution of the Company, whether in hard copy form or electronic form;

105.2.2	any resolution passed by the Company, any holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

105.2.3	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including, without limitation, the Accounts).

105.3

If certified in this way, a document purporting to be a copy of the resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

106	DECLARATION OF FINAL DIVIDENDS

106.1	Subject to the provisions of the Act, the Company may by ordinary resolution declare final dividends.

106.2	No dividend shall be declared unless it has been recommended by the Directors and does not exceed the amount recommended by the Directors.

107	FIXED AND INTERIM DIVIDENDS

107.1	Subject to the provisions of the Act, if and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

107.1.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the dates prescribed for the payment of such dividends; and

107.1.2	pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

107.2

Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any fixed or interim dividend on any other class of shares having rights ranking after or equal with those shares.

108	DISTRIBUTION IN SPECIE

108.1

Without prejudice to Article 107, the Company may by ordinary resolution direct payment of a dividend in whole or in part by the transfer of specific assets, or by procuring the receipt by shareholders of specific assets, of equivalent value (including paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution.

108.2	Where any difficulty arises in regard to such distribution, the Directors may make such arrangements as they think fit, including:

108.2.1	issuing fractional certificates (or ignoring fractions);

108.2.2	fixing the value of any of the assets to be transferred;

108.2.3	paying cash to any member on the basis of the value fixed for the assets in order to adjust the rights of members; and

108.2.4	vesting any assets in trustees.

109	RANKING OF SHARES FOR DIVIDEND

109.1	Unless and to the extent that the rights attached to any shares or the terms of issue of those shares provide otherwise, all dividends shall be:

109.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

109.1.2	apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

109.2	If the terms of issue of a share provide that it ranks for dividends as from a particular date then that share will rank for dividends as from that date.

109.3	For the purposes of this Article 109, no amount paid on a share in advance of the date on which such payment is due shall be treated as paid on the share.

110	MANNER OF PAYMENT OF DIVIDENDS

110.1	Any dividend or other sum payable on or in respect of a share shall be paid to:

110.1.1	the holder of that share;

110.1.2	if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

110.1.3	if the member is no longer entitled to the share, the person or persons entitled to it; or

110.1.4	such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct and such person shall be the “payee” for the purpose of this Article 110.

110.2	Such dividend or other sum may be paid:

110.2.1	by cheque sent by post to the payee or, where there is more than one payee, to any one of them at the address shown in the Register or such address as that person notifies the Company in writing;

110.2.2	by bank transfer to such account as the payee or payees shall in writing direct;

110.2.3	(if so authorized by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

110.2.4	by such other method of payment as the payee or payees and the Directors may agree.

110.3

Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may reasonably select.

110.4

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

111	RECORD DATE FOR DIVIDENDS

Notwithstanding any other provision of these Articles, but subject to the Act and rights attached to shares, the Directors may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid. The power to fix any such record date shall include the power to fix a time on the chosen date.

112	NO INTEREST ON DIVIDENDS

The Company shall not pay interest on any dividend or other sum payable on or in respect of a share unless the terms of issue of that share or the provisions of any agreement between the Company and the holder of that share provide otherwise.

113	RETENTION OF DIVIDENDS

113.1

The Directors may retain all or part of any dividend or other sum payable on or in respect of a share on which the Company has a lien in respect of which the Directors are entitled to issue an enforcement notice.

113.2	The Directors shall apply any amounts retained pursuant to Article 113.1 in or towards satisfaction of the moneys payable to the Company in respect of that share.

113.3	The Directors shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

113.4	The Directors may retain the dividends payable upon shares:

113.4.1	in respect of which any person is entitled to become a member pursuant to Article 35 until such person shall become a member in respect of such shares; or

113.4.2	which any person is entitled to transfer pursuant to Article 35 until such person has transferred those shares.

114	UNCLAIMED DIVIDEND

114.1

The Board may cease to send any cheque, warrant or order (or other means of payment) by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

114.2	Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed.

114.3	The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of that amount.

114.4 If a dividend remains unclaimed after a period of twelve years from the date on which it was declared or became due for payment the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum.

115	WAIVER OF DIVIDEND

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in accordance with Article 124 by the shareholder or the person entitled to the dividend and delivered to the Company.

116	CALLS OR DEBTS MAY BE DEDUCTED

The Directors may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share, provided that this Article 116 shall not apply to any shares held by DTC.

SCRIP DIVIDENDS

117	SCRIP DIVIDENDS

117.1	The Directors may offer to ordinary shareholders the right to elect to receive an allotment of new ordinary shares (“Scrip Shares”) credited as fully paid in lieu of the whole or part of a dividend.

117.2

The Directors shall not allot Scrip Shares unless so authorized by ordinary resolution of the Company. Such a resolution may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution. Such period may not be longer than five years from the date of the resolution.

117.3

The Directors may, without the need for any further ordinary resolution of the Company, offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the next Annual General Meeting.

117.4	The Directors may offer such rights of election to shareholders either:

117.4.1	in respect of the next dividend proposed to be paid; or

117.4.2

in respect of that dividend and all subsequent dividends until such time as the election is revoked or the authority given pursuant to Article 117.2 expires without being renewed (whichever is the earlier).

117.5

The number of the Scrip Shares to be allotted in lieu of any amount of dividend shall be decided by the Directors and shall be such whole number of ordinary shares as have a value equal to or as near as possible to but in no event greater than such amount. For such purpose, the value of an ordinary share shall be the volume weighted average price of an ordinary share on the New York Stock Exchange on each of the first five trading days on which the ordinary shares are quoted as being “ex” the relevant dividend. No fraction of an ordinary share shall be allotted.

117.6

If the Directors resolve to offer a right of election they shall give written notice of such right to the ordinary shareholders specifying the procedures to be followed in order to exercise such right. No notice need be given to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but the Directors shall instead send such shareholder a reminder of the election made, indicating how that election may be revoked in time for the next dividend proposed to be paid.

117.7

If a member has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”). In place of such dividend, the following provisions shall apply:

117.7.1	such number of Scrip Shares as are calculated in accordance with Article 117.5 shall be allotted to the holders of the elected Ordinary Shares;

117.7.2

unless the Uncertificated Securities Regulations require otherwise, if the elected Ordinary Shares are in uncertificated form on the Record Date then the Scrip Shares shall be issued as uncertificated shares;

117.7.3	if the elected Ordinary Shares are in certificated form on the Record Date then the Scrip Shares shall be issued as certificated shares;

117.7.4

the Directors shall capitalize in accordance with the provisions of Article 9 (without the need for a separate ordinary resolution of the Company) a sum equal to the aggregate nominal amount of the Scrip Shares to be allotted and shall apply that sum in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares; and

117.7.5	the Scrip Shares allotted shall rank equally in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend.

117.8

No fraction of an ordinary share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including that the whole or part of the benefit of those fractions accrues to the Company or that the fractional entitlements are accrued and/or retained on behalf of any ordinary shareholder.

117.9

In relation to any particular proposed dividend, the Directors may in their absolute discretion resolve and shall so resolve if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new ordinary shares:

117.9.1	that shareholders shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

117.9.2

at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS

118	ACCOUNTING RECORDS

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Act shall be kept at the Office, or at such place as the Directors think fit. No person shall have any right simply by virtue of being a member to inspect any account or book or document of the Company except as conferred by the Act or ordered by a court of competent jurisdiction or authorized by the Directors.

COMMUNICATIONS WITH MEMBERS

119	SERVICE OF NOTICES

119.1

The Company may, subject to and in accordance with the Act and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

119.2

The Company Communications Provisions have effect, subject to the provisions of Articles 119 to 122, for the purposes of any provision of the Act or these Articles that authorizes or requires notices, documents or information to be sent or supplied by or to the Company.

119.3

Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of twenty four hours after the time it was posted (or forty eight hours where first class mail or an equivalent service is not employed for members with a registered address in the United Kingdom). In proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

119.4

Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient twenty four hours after it was transmitted and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

119.5

Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or, in accordance with this Article 119, is deemed to have received) notice of the fact that the material was available on the website.

119.6

Any notice, document or information which is sent or supplied by the Company by means of a relevant system shall be deemed to have been received by the recipient twenty four hours after the Company or any sponsoring system-participant acting on the Company’s behalf sends the issuer-instruction relating to the notice, document or information.

119.7

An accidental failure to send or late sending of, or non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

119.8	The provisions of this Article 119 shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

119.9

A notice, document or information served or delivered by the Company by any other means authorized in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorized to take for that purpose.

119.10	A member present at a General Meeting of the Company is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

120	COMMUNICATION WITH JOINT HOLDERS

120.1

Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

120.2

If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then save where these Articles specifically provide otherwise, the Company shall only recognize the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

120.3

Any notice, document or information which is authorized or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

120.4	The provisions of this Article 120 shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

120.5

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give instructions to the Company and give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

121	DECEASED AND BANKRUPT MEMBERS

121.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

121.1.1	such evidence as the Directors may reasonably require to show such person’s title to the share; and

121.1.2	an address at which notices may be sent or supplied to such person.

121.2	Subject to complying with Article 121. l, such a person shall be entitled to:

121.2.1

have sent or supplied to such address any notice, document or information to which the relevant member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested in the share (whether jointly with or as claiming through or under such person); and

121.2.2

give instructions or notifications to the Company pursuant to these Articles in relation to the relevant shares and the Company may treat such instruction or notification as duly given by all persons interested in the share (whether jointly with or as claiming through or under such person).

121.3

Unless a person entitled to the share has complied with Article 121.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. This Article 121.3 shall apply notwithstanding even if such member is dead or bankrupt or in liquidation, and whether or not the Company has notice of such member’s death or bankruptcy or liquidation.

121.4	The provisions of this Article 121 shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a member.

122	FAILURE TO SUPPLY ADDRESS

122.1

The Company shall not be required to send notices, documents or information to a member who (having no registered address within the United States) has not supplied to the Company either a postal address within the United States or an electronic address for the service of notices. Any notice that, notwithstanding this Article 122, is sent to a member whose registered address is not within the United States shall be deemed to have been sent for information purposes only.

122.2

If the Company sends more than one document to a member on separate occasions during a twelve month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until the member has supplied a new postal or electronic address for the service of notices.

123	SUSPENSION OF POSTAL SERVICES

Where, by any suspension or curtailment of postal services, the Company is unable effectively to give notice of a General Meeting, or meeting of the holders of any class of shares, the Directors may decide that the only persons to whom notice of the affected General Meeting must be sent are the Directors, the Company’s auditors, those members to whom notice to convene the General Meeting can validly be sent by electronic means and those members to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also:

123.1	advertise the General Meeting via the Company’s investor relations page at www.cushmanwakefield.com/investorrelations; and

123.2

send or supply a confirmatory copy of the notice to members in the same manner as it sends or supplies notices under Article 41 if at least seven clear days before the meeting the posting of notices again becomes practicable.

124	SIGNATURE OR AUTHENTICATION OF DOCUMENTS SENT BY ELECTRONIC MEANS

Where these Articles require a notice or other document to be signed or authenticated by a member or other person, then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorized by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

125 STATUTORY PROVISIONS AS TO NOTICES

Nothing in any of these Articles shall affect any provision of the Act that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

WINDING UP

126	DIRECTORS’ POWER TO PETITION

126.1	The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

126.2

On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESTRUCTION OF DOCUMENTS

127	DESTRUCTION OF DOCUMENTS

127.1	The Company may destroy:

127.1.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration;

127.1.2	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording of them;

127.1.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

127.1.4	all proxy appointments from one year after the end of the meeting to which the appointment relates; and

127.1.5	any other document on the basis of which any entry in the register is made at any time after ten years from the date an entry in the register was first made in respect of it.

127.2	It shall conclusively be presumed in favor of the Company that:

127.2.1	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

127.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

127.2.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

127.2.4	every other document mentioned in this Article 127 so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

127.3	The provisions of this Article 127:

127.3.1	shall apply only to the destruction of a document in good faith and without notice of any claim to which the document might be relevant; and

127.3.2

shall not be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than provided by this Article 127 or in any other circumstances, which would not attach to the Company in the absence of this Article 127.

127.4

Any document referred to in this Article 127 may, subject to the Act, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically or by any other means) has been made and is retained until the end of the relevant period.

127.5	References in this Article 127 to the destruction of any document include references to its disposal in any manner.

DIRECTORS’ LIABILITIES

128	INDEMNITY

128.1	So far as may be permitted by the Act every Relevant Officer may be indemnified by the Company out of its own funds against:

128.1.1

any liability incurred by or attaching to the Relevant Officer in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in section 234(3) of the Act; and

128.1.2

any other liability incurred by or attaching to the Relevant Officer in relation to or in connection with the Relevant Officer’s duties, powers or office, including in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme, subject to the limitations provided for in section 234(3) of the Act.

128.2

Where a Relevant Officer is indemnified against any liability in accordance with this Article 128, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by the Relevant Officer in relation thereto.

128.3	In this Article 128:

128.3.1	“Associated Company” shall have the same meaning as in section 256 of the Act, and

128.3.2	“Relevant Officer” means a Director, former director, officer or former officer of the Company or of an Associated Company of the Company.

129	INSURANCE

129.1	Without prejudice to Article 128, the Directors shall have power to purchase and maintain insurance for or for the benefit of:

129.1.1	any person who is or was at any time a Director, Secretary or officer of any Relevant Company (as defined in Article 129.2); or

129.1.2

any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including insurance against any liability (including all costs, charges, losses and expenses in relation to such liability) incurred by or attaching to such person in relation to such person’s duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

129.2	For the purpose of Article 129.1, “Relevant Company” shall mean:

129.2.1	the Company;

129.2.2	any holding company of the Company;

129.2.3

any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

129.2.4	any subsidiary undertaking of the Company or of such other body.

130	DEFENCE EXPENDITURE

130.1	So far as may be permitted by the Act, the Company may:

130.1.1	provide a Relevant Officer with funds (including in advance) to meet expenditure incurred or to be incurred by the Relevant Officer:

(i)

in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or an Associated Company of the Company; or

(ii)	in connection with any application for relief under the provisions mentioned in section 205(5) of the Act; and

130.1.2	do anything to enable any such Relevant Officer to avoid incurring such expenditure.

130.2	The terms set out in section 205(2) of the Act shall apply to any provision of funds or other things done under Article 130.1.

130.3	So far as may be permitted by the Act, the Company:

130.3.1

may provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company; and

130.3.2	may do anything to enable any such Relevant Officer to avoid incurring such expenditure.

130.4	In this Article 130:

130.4.1	“Associated Company” shall have the same meaning as in section 256 of the Act; and

130.4.2	“Relevant Officer” means a Director, former Director, Secretary or officer of the Company or of an Associated Company of the Company.

131	FORUM

131.1

Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

131.2

Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, the member submits to the exclusive jurisdiction of the courts of England and Wales all disputes between himself or herself (in that member’s capacity as such) and the Company or the Director, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company and/or the Board and/or any of the directors, former directors, officers or other employees or members individually, arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares in the capital of the Company shall be deemed to have notice of and consents to the provisions of this Article 131.

131.3	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with the laws of England and Wales.

132	OTHER DEPOSITARY INTERESTS

132.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement or approve (or both) any arrangements which they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

132.2

The Directors may from time to time take such actions and do such things as they may, in their absolute direction, think fit in relation to the operation of any such arrangements under Article 132.1 including, without limitation, treating Depositary Interest Holders as if they were holders directly of the shares or interests in shares represented thereby for the purposes of compliance with any obligations imposed under these Articles on members.

132.3

If and to the extent that the Directors implement or approve (or both) any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in accordance with Articles 132.2 and 132.3, the Directors shall ensure that such arrangements provide (in so far as is practicable):

132.3.1

a Depositary Interest Holder with the same or equivalent rights as a member of the Company, including, without limitation, in relation to the exercise of voting rights and provision of information; and

132.3.2

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a member of the Company, including, without limitation, the powers of the Directors under Article 69, so that such power may be exercised against a Depositary Interest Holder and the shares or interest in shares represented by such Depositary Interest Holder.

133	MANDATORY OFFER PROVISIONS

133.1	A person (other than a Depositary) must not:

133.1.1	effect or purport to effect a Prohibited Acquisition (as defined in Article 133.11); or

133.1.2	except as a result of a Permitted Acquisition (as defined in Article 133.8):

(i)

whether by a series of transactions over a period of time or not, acquire an interest in shares which (taken together with shares in which persons determined by the Board to be acting in concert with him or her are interested) carry 30 per cent or more of the voting rights of the Company; or

(ii) whilst he or she (together with persons determined by the Board to be acting in concert with him or her) is interested in shares that in aggregate carry not less than 30 per cent but not more than 50 per cent of the voting rights of the Company, acquire, whether by himself or herself or with persons determined by the Board to be acting in concert with him or her, an interest in any other shares that (taken together with any interests in shares held by persons determined by the Board to be acting in concert with him or her) increases the percentage of shares carrying voting rights in which he or she is interested,

(each of (i) and (ii), a “Limit”).

133.2

Where any person (other than a Depositary) breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

133.3

Where the Board has any reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected, it may require any member or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide details of (i) any persons acting in concert with such member or other person, (ii) any interests in shares of such member (or other person or any persons acting in concert with them), and (iii) any other information, as in each case the Board considers appropriate to determine any of the matters under this Article 133.

131.4

Where the Board determines (at any time and without any requirement to have first exercised any of its rights under Article 133.3) that any Limit is breached (and, in the case of a breach of a Limit which is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 133.8.3, at any time that such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person (such person, together with any persons determined by the Board to be acting in concert with him or her, being “Breaching Persons”), the Board may do all or any of the following:

131.4.1

require any member or person appearing or purporting to be interested in any shares of the Company or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide such information as the Board considers appropriate to determine any of the matters under this Article 133 (including, without limitation, information regarding (i) any persons acting in concert with such member or other person, and (ii) any interests in shares of such member (or other person or any persons acting in concert with any of them);

131.4.2	have regard to such public filings as it considers appropriate to determine any of the matters under this Article 133;

131.4.3	make such determinations under this Article 133 as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions;

131.4.4

determine that, in respect of any shares held by the Breaching Persons, or in respect of which the Breaching Persons are interested, in breach of this Article 133 (together, “Relevant Shares”), any shares voted (either personally or by proxy) at a General Meeting or at a separate meeting of the holders of a class of shares or on a poll shall be disregarded and shall not be counted by the Company with respect to the matter(s) being voted upon;

131.4.5

determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares that has been paid by the Company shall be repayable in full on demand by the Breaching Person upon receipt of a written notice to the same from the Company (or, to the extent that the relevant member elected, pursuant to Article 117, to receive shares instead of a dividend, such shares will be surrendered to the Company for nil consideration);

131.4.6

determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary in its capacity as Depositary) to or from a Breaching Person shall be registered; and

131.4.7	take such other action as it thinks fit for the purposes of this Article 133, including:

(i)	prescribing rules (not inconsistent with this Article 133);

(ii)	setting deadlines for the provision of information;

(iii)	drawing adverse inferences where information requested is not provided;

(iv)	making determinations or interim determinations;

(v)	appointing an expert to advise the Board on any issues arising from this Article 133, including any questions of interpretation;

(vi)	executing documents on behalf of a member;

(vii)	converting any Relevant Shares held in uncertificated form into certificated form, or vice-versa;

(viii)	paying costs and expenses out of proceeds of sale; and

(ix)	changing any decision or determination or rule previously made.

131.5

For the purpose of enforcing the sanction in Article 133.4.6, the Board may give notice to the relevant member requiring the member to change the Relevant Shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any Relevant Shares held in certificated form to uncertificated form. If the member does not comply with the notice, the Board may require the Operator to convert Relevant Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member in accordance with the Uncertificated Securities Regulations.

131.6

Where any Relevant Shares are held by any Depositary in its capacity as a Depositary, the provisions of this Article 133 shall be treated as applying only to such Relevant Shares held by any such Depositary and not to any other shares held by the relevant Depositary.

131.7

The Depositary shall not be in breach of Article 133. 1 or Article 133.2 or be a Breaching Person solely as a result of holding any shares (or interests in shares) in its capacity as Depositary, provided that any shares held by the Depositary may still be Relevant Shares. Notwithstanding the preceding sentences, all interests in shares (including Depositary Shares) held by or on behalf of persons other than the Depositary shall be taken into account for all purposes of this Article 133.

131.8

An acquisition is a “Permitted Acquisition” (or, in the case of Article 133.8.3, an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 133.8.3) if:

131.8.1	the Board consents in advance to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the Board, or

131.8.2	the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the Board determines otherwise:

(i)	for all of the issued and outstanding shares of the Company (except not necessarily for those already held by the acquirer),

(ii)	in cash (or accompanied by a cash alternative),

(iii)	at a price not less than the highest price at which the Offeror (or any person acting in concert with it) has acquired or been issued shares in the 12 month period prior to such offer being made,

(iv)	with the offer being open for acceptances for at least 14 days after such offer becomes or is declared unconditional as to acceptances, and

(v)	otherwise in accordance with the provisions of the City Code (as if the City Code applied to the Company), or

131.8.3	the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(i)

no further acquisitions are made by the acquirer (or any persons determined by the Board to be acting in concert with him or her) other than (i) pursuant to a Mandatory Offer made in accordance with Article 133.8.3(ii) or (ii) that are Permitted Acquisitions under Article 133.8.1, 131.8.4 or 131.8.5, provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 133.8.3(ii)) shall be or become, in any event, a Permitted Acquisition under this Article 133.8.3(i), and

(i)

the acquirer makes, within 7 days of such breach, and does not subsequently withdraw, an offer which, except to the extent the Board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the City Code (as if it so applied to the Company) (a “Mandatory Offer”), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 133.8.3) also be Permitted Acquisitions, or

131.8.4	the acquisition was approved previously by an ordinary resolution passed by a General Meeting if no votes are cast in favour of the resolution by:

(i)	the person proposing to make the acquisition and any persons determined by the Board to be acting in concert with him or her; or

(ii)

the persons (if any) from whom the acquirer (together with persons determined by the Board to be acting in concert with him or her) has agreed to acquire shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares by the acquirer or any persons determined by the Board to be acting in concert with him or her; or

131.8.5

there is an increase in the percentage of the voting rights attributable to an interest in shares held by a person or by persons determined by the Board to be acting in concert with him or her and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own shares or interests in shares.

131.9

Unless the Board determines otherwise, in the case of a Permitted Acquisition pursuant to Article 133.8.1, 133.8.2 or 133.8.3 above, an offer must also be made in accordance with Rule 15 of the City Code (as if Rule 15 applied to the Company).

131.10

No acquisition of any interest in shares which would give rise to a requirement for an offer pursuant to Article 133.8.3 may be made (and the Board shall be entitled to refuse to register any transfer of shares effecting such acquisition) if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of members of the offeror or upon any other conditions, consents or arrangements without the permission of the Board.

131.11

Unless (a) the acquisition is a Permitted Acquisition, or (b) the Board determines otherwise, an acquisition of an interest in shares is a “Prohibited Acquisition” if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisition resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the City Code would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rules 4, 5, 6, 8.1, 8.4 or 11 of the City Code.

131.12

The Board has full authority to determine the application of this Article 133 including as to the deemed application of relevant parts of the City Code (as if it applied to the Company). Such authority shall include all discretion vested in the Panel on Takeovers and Mergers (as if the City Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the Board acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the Board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 133.

131.13

At all times when the Company is in an offer period pursuant to Article 133.8.3, each member (other than a Depositary) shall comply with the disclosure obligations set out in Rule 8 of the City Code as if the City Code applied to the Company, provided that members shall make any required disclosures to the Board on a private basis.

131.14

Neither a Depositary nor a receiver, liquidator or administrator of a company, or any other insolvency or bankruptcy official, is required to make an offer under Article 133.8.3 when he or it acquires an interest in shares carrying 30 per cent or more of the voting rights in the Company in his or its capacity as such, but Article 133.8.3 shall, for the avoidance of doubt, apply to a purchaser from any such liquidator or administrator of the company or any other insolvency or bankruptcy official.

131.15

Any one of more of the Directors may act as the attorney(s) of any member in relation to the execution of documents and other actions to be taken for the sale of Relevant Shares determined by the Board under this Article 133.

131.16

No nominee of an offeror or persons acting in concert with it may be appointed as a director, nor may an offeror or any persons acting in concert with it exercise the votes attaching to any shares until the relevant offer has been declared unconditional in all respects.

131.17

If a Director is affiliated with any offeror or persons acting in concert with it under this Article 133, he or she shall forthwith vacate his or her office if his or her resignation is requested by notice tendered at a meeting of the Board by a majority of the other Directors who are not so affiliated. For the purposes of this Article 133.17, like notices signed by each such Director shall be effective as a single notice signed by all such Directors.

131.18

If any provision under this Article 133 or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Article 133. Each provision of this Article 133 is severable from every other provision of this Article 133, and each such part of each provision of such Article is severable from every other part of such provision.

131.19

Where used in this Article 133, the phrase “City Code” shall mean the City Code on Takeovers and Mergers as promulgated by the Panel on Takeovers and Mergers, as amended from time to time, and the phrase “Panel on Takeovers and Mergers” shall mean the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC).

131.20

Where used in this Article 133, the phrases “offer”, “interest in shares”, “acting in concert” and “voting rights” shall have the meanings ascribed to them in the City Code. For the avoidance of doubt, an interest in shares includes an interest in Depositary Interests.

131.21

This Article 133 only applies whilst the City Code does not apply to the Company. Nothing in this Article 133 shall apply to any sale, transfer or grant of shares or any interest in shares by, or acquisition of shares or any interest in shares from an Investor (or any of its Affiliates), unless the Investor (or Affiliate) otherwise determines by notice in writing to the Company in any case, provided that such Investor (and its Affiliates) has the right to sell shares pursuant to a Permitted Acquisition in the same manner as other members. Nothing in this Article 133 shall apply to any acquisition of shares or any interest in shares by an Investor (or any of its Affiliates).

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF CUSHMAN & WAKEFIELD PLC

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Cushman & Wakefield pie (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one Share Purchase Right (a “Right”) for each outstanding Ordinary Share or Depositary Interest of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, Depositary Interests or shares of any other class or series of the Company as specified in the Rights Plan (a “Share”), subject to adjustment.

Initially, the Rights would be attached to all outstanding Ordinary Shares or Depositary Interests, as applicable, and no separate certificates evidencing Rights (each, a “Rights Certificate”) would be distributed. Subject to certain exceptions that would be specified in the Rights Plan, the Rights would separate from the Ordinary Shares or Depositary Interests, as applicable, upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (other than any Investor) (an “Acquiring Person”) had acquired beneficial ownership of 15 per cent or more of the outstanding Ordinary Shares and Depositary Interests (the “Share Acquisition Date”), other than as a result of repurchases of Ordinary Shares and Depositary Interests by the Company or acquisitions by certain Exempt Persons (as defined below), or (ii) 10 Business Days (or such later date as the Board would determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of the events described in clauses (i) and (ii) herein being called the “Distribution Date”). An “Exempt Person” would mean each person that beneficially owns, on the date that the Rights are declared (the “Rights Dividend Declaration Date”), a number of Ordinary Shares and Depositary Interests representing more than 15 per cent of the outstanding Ordinary Shares and Depositary Interests, except that each such person would be considered an Exempt Person only if and so long as the Ordinary Shares and Depositary Interests that are beneficially owned by such person do not exceed the number of Ordinary Shares and Depositary Interests which are beneficially owned by such person on the Rights Dividend Declaration Date, plus any additional Ordinary Shares and Depositary Interests representing not more than 1 per cent of the Ordinary Shares and Depositary Interests then outstanding, and except that a person would cease to be an Exempt Person immediately at such time as such person ceases to be the beneficial owner of more than 15 per cent of the outstanding Ordinary Shares and Depositary Interests.

Until the Distribution Date, (i) the Rights would be evidenced by the balances in the book- entry account system of the transfer agent for the Ordinary Shares and Depositary Interests registered in the names of the holders of the Ordinary Shares and Depositary Interests,

(ii) any confirmation or written notices sent to holders of the Ordinary Shares and Depositary Interests in book-entry form and any new certificates evidencing the Ordinary Shares or Depositary Interests, as applicable, issued after the Record Date would contain a notation incorporating the Rights Plan by reference, and (iii) the transfer of Ordinary Shares or Depositary Interests outstanding, as applicable, would also constitute the transfer of the Rights associated with such Ordinary Shares or Depositary Interests, as applicable. Pursuant to the Rights Plan, the Company would reserve the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Shares, as applicable, would be issued.

The Rights would not be exercisable until the Distribution Date and would expire on a date certain to be specified in the Rights Plan (the “Final Expiration Date”), unless the Rights Plan were earlier terminated or such date were extended or the Rights were earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates would be mailed to holders of record of the Ordinary Shares and Depositary Interests, as applicable, as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone would represent the Rights.

In the event that a person were to become an Acquiring Person, each holder of a Right would thereafter have the right to receive, upon exercise, Ordinary Shares or Depositary Interests, as applicable (or, in certain circumstances, cash, property or other securities of the Company), having a value (as determined pursuant to the Rights Plan) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that were, or (under certain circumstances specified in the Rights Plan) had been, beneficially owned by any Acquiring Person would be null and void.

In the event that a person were to become an Acquiring Person and (i) the Company were to engage in a merger or other business combination transaction in which the Company were not the surviving corporation, (ii) the Company were to engage in a merger or other business combination transaction in which the Company was the surviving corporation and the Ordinary Shares and Depositary Interests of the Company were changed or exchanged, or (iii) 50 per cent or more of the Company’s assets, cash flow or earning power were sold or transferred, each holder of a Right (except Rights which had previously been voided as set forth above) would thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph would be referred to as the “Triggering Events”.

At any time after a person or group were to become an Acquiring Person and prior to the acquisition by such person or group of 50 per cent or more of the outstanding Ordinary Shares and Depositary Interests, the Board of Directors would have the right to exchange the Rights (other than Rights owned by such person or group which had become null and void), in whole or in part, for Shares at an exchange ratio of one Share per Right (subject to adjustment). If an insufficient number of Shares were available for such exchange despite the Company’s good faith efforts to authorize additional Shares, the Company would substitute a number of shares of another equity or debt security of the Company or a fraction thereof for each Share that would otherwise be issuable.

The Purchase Price payable, and the number of Shares or property issuable, upon exercise of the Rights would be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares, (ii) if holders of the Shares were granted certain rights or warrants to subscribe for Shares or convertible securities at less than the current market price of the Shares, or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments amounted to at least 1 per cent of the Purchase Price. No fractional Units would be issued and, in lieu thereof, an adjustment in cash would be made based on the market price of the Shares on the last trading date prior to the date of exercise.

At any time prior to the Share Acquisition Date, the Company would have the right to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Ordinary Shares or other consideration deemed appropriate by the Board of Directors) or amend the Rights Plan to change the Final Expiration Date to another date, including without limitation an earlier date. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights would terminate and the only right of the holders of Rights would be to receive the $0.001 redemption price.

Until a Right were to be exercised, the holder thereof, as such, would have no separate rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights would not generally be taxable to shareholders or to the Company, shareholders could, depending upon the circumstances, recognize taxable income in the event that the Rights were to become exercisable for Ordinary Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Plan could be amended by the Board of Directors of the Company prior to the Share Acquisition Date. After the Share Acquisition Date, the provisions of the Rights Plan could only be amended by the Board of Directors in order to cure any ambiguity, to correct any defect or inconsistency or to make changes that would not adversely affect the interests of holders of Rights.

Copies of the Rights Plan would be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A of the Company and as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Plan would also be made available free of charge from the Company.

PRELIMINARY PROXY CARD SUBJECT TO CHANGE MMMMMMMMMMMM Cushman & Wakefield plc MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD ADD 3 2 received by 1:00 am (Central Time) on ADD 4 May 6, 2021. MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/CWK or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1 800 652 VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/CWK 2021 Annual General Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 9. 1. Election of three Class III directors to hold office until the 2024 annual general meeting of shareholders: + For Against Abstain For Against Abstain For Against Abstain 01 Timothy Dattels 02 Lincoln Pan 03 Rajeev Ruparelia For Against Abstain For Against Abstain 2. Ratification of KPMG LLP as our independent registered public 6. Non binding, advisory vote on our director compensation report. accounting firm. 3. Appointment of KPMG LLP as our UK Statutory Auditor. 7. Approval of our Revised Director Compensation Policy. 4. Authorization of the Audit Committee to determine the 8. Approval of our Amended and Restated 2018 Omnibus compensation of our UK Statutory Auditor. Management Share and Cash Incentive Plan. 5. Non binding, advisory vote on the compensation of our named 9. Adoption of Amended Articles of Association to permit us to executive officers (“Say on Pay”). hold virtual Annual General Meetings. B Authorized Signatures This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 5 0 0 8 4 9 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Proxy materials for the Annual General Meeting of Shareholders are available at: http://ir.cushmanwakefield.com Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CWK IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. CUSHMAN & WAKEFIELD plc + Notice of 2021 Annual General Meeting of Shareholders Proxy Solicited by Board of Directors for Annual General Meeting May 6, 2021 The undersigned shareholder(s) of Cushman & Wakefield plc hereby appoint(s) Brett White, Neil Johnston and Brett Soloway, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Cushman & Wakefield plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 a.m. (Central Time) on May 6, 2021 and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present. Shares represented by this proxy will be voted as directed by the shareholder(s). If no such directions are indicated, this proxy will be voted FOR each director nominee and FOR Proposals 2 9 and in the discretion of the Proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side) C Non Voting Items Change of Address Please print new address below.